Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279912

BlackRock Private Credit Fund

SUPPLEMENT DATED MAY 08, 2026

TO THE PROSPECTUS DATED APRIL 24, 2026

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of BlackRock Private Credit Fund (the “Fund”), dated April 24, 2026 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to include our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026.

Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026

On May 7, 2026, we filed our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-Q

☒	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarterly Period Ended March 31, 2026

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Transition Period From ____ to ____

Commission File Number: 814-01485

BLACKROCK PRIVATE CREDIT FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	87-4655020
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

50 Hudson Yards
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 810-5300

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

None	Not applicable	Not applicable
(Title of each class)	(Trading Symbol(s) )	(Name of each exchange on which registered)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the past 90 days: Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with a new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of March 31, 2026, there was no established public market for the Registrant's shares of common stock.

The number of shares of Registrant’s common shares of beneficial interest, par value $0.001 per share (“Common Shares”), outstanding as of May 7, 2026 was 63,669,162, 4,941,496 and 97,087 of Institutional Class, Class S and Class D Common Shares, respectively.

BLACKROCK PRIVATE CREDIT FUND

FORM 10-Q

FOR THE THREE MONTHS ENDED MARCH 31, 2026

BlackRock Private Credit Fund

Consolidated Statements of Assets and Liabilities

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $2,391,096,696 and $2,254,646,820, respectively)	$2,354,502,240	$2,244,701,289
Total investments (cost of $2,391,096,696 and $2,254,646,820, respectively)	2,354,502,240	2,244,701,289

Cash and cash equivalents	277,420,342	221,222,080
Interest, dividends and fees receivable	14,070,533	14,713,952
Deferred debt issuance costs	7,808,021	5,936,159
Receivable for investments sold	4,005,619	22,267,609
Prepaid expenses and other assets	11,718,769	9,070,139
Total assets	2,669,525,524	2,517,911,228

Liabilities
Debt (net of deferred issuance costs of $1,745,223 and $1,864,718, respectively)	921,742,257	834,215,865
Payable for investments purchased	42,490,086	65,091,915
Interest and debt related payables	20,870,173	14,992,092
Distribution payable	13,455,867	12,831,110
Management fees payable	6,011,956	4,290,672
Incentive fees payable	4,201,794	4,430,296
Reimbursements due to the Investment Adviser	185,000	140,296
Accrued expenses and other liabilities	3,339,186	3,186,235
Total liabilities	$1,012,296,319	$939,178,481

Commitments and contingencies (Note 5)

Net assets	$1,657,229,205	$1,578,732,747

Composition of net assets applicable to common shareholders
Common shares of beneficial interest, $0.001 par value; 70,448,679 and 65,915,332 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	$70,448	$65,914
Paid-in capital in excess of par	1,712,809,582	1,605,160,851
Distributable earnings (loss)	(55,650,825)	(26,494,018)
Total net assets	1,657,229,205	1,578,732,747
Total liabilities and net assets	$2,669,525,524	$2,517,911,228

Net assets per share	$23.52	$23.95

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Statements of Assets and Liabilities

	March 31, 2026	December 31, 2025
	(Unaudited)
NET ASSET VALUE PER SHARE
Institutional Shares:
Net assets	$1,536,567,319	$1,461,960,470
Common shares outstanding ($0.001 par value, unlimited shares authorized)	65,319,352	61,039,850
Net asset value per share	$23.52	$23.95
Class S Shares:
Net assets	$118,391,931	$114,536,454
Common shares outstanding ($0.001 par value, unlimited shares authorized)	5,032,831	4,782,132
Net asset value per share	$23.52	$23.95
Class D Shares:
Net assets	$2,269,955	$2,235,823
Common shares outstanding ($0.001 par value, unlimited shares authorized)	96,496	93,350
Net asset value per share	23.52	23.95

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Investment income
Interest income:
Non-controlled, non-affiliated investments	$53,670,425	$28,213,270
PIK income:
Non-controlled, non-affiliated investments	716,927	720,176
Total investment income	54,387,352	28,933,446

Operating expenses
Interest and other debt expenses	13,991,567	6,951,531
Incentive fees earned	5,477,914	2,232,438
Management fees	4,973,899	2,159,278
Administrative expenses	473,022	308,440
Custody Fees	370,288	166,398
Professional fees	183,183	254,708
Amortization of continuous offering costs	88,998	634,857
Distribution and servicing fees
Class S	248,794	121,847
Class D	1,422	2,168
Director fees	69,125	71,125
Organizational expenses	—	161,704
Insurance expense	7,651	7,232
Incentive fees on capital gains (1)	—	(498,552)
Other operating expenses	365,050	234,654
Total operating expenses	26,250,913	12,807,828
Expense Support (Note 3)	(10,208,957)	—
Incentive fee waivers	(1,276,120)	—
Net operating expenses	14,765,836	12,807,828

Net investment income	39,621,516	16,125,618

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(3,651,916)	(1,487,740)
Foreign currency translation	634,821	—
Net realized gain (loss)	(3,017,095)	(1,487,740)

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	(26,815,031)	(5,612,828)
Foreign currency translation	675,318	—
Net change in unrealized appreciation (depreciation)	(26,139,713)	(5,612,828)

Net realized and unrealized gain (loss)	(29,156,808)	(7,100,568)

Net increase (decrease) in net assets resulting from operations	$10,464,708	$9,025,050

_______________________________________

(1) Net investment income amounts displayed above are net of the accrual for incentive fees on capital gains which is reflected on a hypothetical liquidation basis in accordance with Generally Accepted Accounting Principles (“GAAP”) for the three months ended March 31, 2026 and March 31, 2025 (see Note 3).

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Statements of Changes in Net Assets (Unaudited)

	Common Shares		Paid in Capital	Distributable	Total Net
	Shares	Par Amount	in Excess of Par	Earnings (loss)	Assets
Balance at December 31, 2025	65,915,332	$65,914	$1,605,160,851	$(26,494,018)	$1,578,732,747
Share Transactions
Institutional Class:
Issuance of common shares	4,789,526	4,790	113,918,031	—	113,922,821
Issuance of common shares from dividend reinvestment plan	579,964	580	13,798,338	—	13,798,918
Share transfers between classes	2,067	2	49,057	—	49,059
Repurchase of common shares	(1,092,055)	(1,092)	(26,154,609)	—	(26,155,701)
Class S:
Issuance of common shares	352,947	353	8,408,947	—	8,409,300
Issuance of common shares from dividend reinvestment plan	21,636	22	514,708	—	514,730
Repurchase of common shares	(123,884)	(124)	(2,960,665)	—	(2,960,789)
Class D:
Issuance of common shares	3,427	3	81,497	—	81,500
Issuance of common shares from dividend reinvestment plan	1,786	2	42,484	—	42,486
Share transfers between classes	(2,067)	(2)	(49,057)	—	(49,059)
Net investment income	—	—	—	39,621,516	39,621,516
Net realized and unrealized gain (loss)	—	—	—	(29,156,808)	(29,156,808)
Dividends paid to common shareholders:
Institutional Class	—	—	—	(36,947,736)	(36,947,736)
Class S	—	—	—	(2,619,454)	(2,619,454)
Class D	—	—	—	(54,325)	(54,325)
Balance at March 31, 2026	70,448,679	$70,448	$1,712,809,582	$(55,650,825)	$1,657,229,205

	Common Shares		Paid in Capital	Distributable	Total Net
	Shares	Par Amount	in Excess of Par	Earnings (loss)	Assets
Balance at December 31, 2024	26,269,689	$26,269	$648,200,991	$2,964,414	$651,191,674
Share Transactions
Institutional Class:
Issuance of common shares	3,896,779	3,897	96,383,551	—	96,387,448
Issuance of common shares from dividend reinvestment plan	468,209	468	11,580,417	—	11,580,885
Repurchase of common shares	(53,212)	(53)	(1,317,163)	—	(1,317,216)
Class S:
Issuance of common shares	795,280	795	19,664,705	—	19,665,500
Issuance of common shares from dividend reinvestment plan	4,161	4	102,860	—	102,864
Repurchase of common shares	(3,084)	—	(76,445)	—	(76,445)
Class D:
Issuance of common shares	20,572	21	508,729	—	508,750
Issuance of common shares from dividend reinvestment plan	129	—	3,186	—	3,186
Net investment income	—	—	—	16,125,618	16,125,618
Net realized and unrealized gain (loss)	—	—	—	(7,100,568)	(7,100,568)
Dividends paid to common shareholders:
Institutional Class	—	—	—	(18,761,171)	(18,761,171)
Class S	—	—	—	(1,476,870)	(1,476,870)
Class D	—	—	—	(94,389)	(94,389)
Balance at March 31, 2025	31,398,523	$31,401	$775,050,831	$(8,342,966)	$766,739,266

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Operating activities
Net increase (decrease) in net assets resulting from operations	$10,464,708	$9,025,050
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net realized (gain) loss	3,651,916	1,446,276
Change in net unrealized (appreciation) depreciation of investments	26,648,371	5,612,828
Net amortization of investment discounts and premiums	(2,135,427)	(1,302,624)
Interest and dividend income paid in kind	(766,289)	(724,041)
Amortization of deferred debt issuance costs	544,898	243,524
Changes in assets and liabilities:
Purchases of investments	(231,876,260)	(380,417,459)
Proceeds from disposition of investments	94,676,738	73,569,146
Decrease (increase) in interest, dividends and fees receivable	643,419	(985,204)
Decrease (increase) in receivable for investments sold	18,261,990	6,509,532
Decrease (increase) in prepaid expenses and other assets	(2,648,630)	3,601
Increase (decrease) in interest and debt related payables	5,878,081	2,178,575
Increase (decrease) in incentive fees payable	(228,502)	419,426
Increase (decrease) in management fees payable	1,721,284	(310,237)
Increase (decrease) in accrued capital gains incentive fees	—	(498,552)
Increase (decrease) in reimbursements due to the Investment Adviser	44,704	(143,136)
Increase (decrease) in payable for investments purchased	(22,601,829)	136,103,062
Increase (decrease) in accrued expenses and other liabilities	127,096	297,359
Net cash provided by (used in) operating activities	(97,593,732)	(148,972,874)

Financing activities
Proceeds from common shares sold	122,413,621	116,561,698
Proceeds from issuance of Notes	—	55,000,000
Draws on credit facilities	89,971,789	174,000,000
Repayments of credit facility draws	(2,564,895)	(180,000,000)
Payments of debt issuance costs	(2,271,409)	(242,045)
Dividends paid in cash to shareholders	(24,640,622)	(7,479,612)
Payments of repurchased shares	(29,116,490)	(1,393,661)
Net cash provided by (used in) financing activities	153,791,994	156,446,380

Net increase (decrease) in cash and cash equivalents (including restricted cash)	56,198,262	7,473,506
Cash and cash equivalents (including restricted cash) at beginning of period	221,222,080	41,078,437
Cash and cash equivalents (including restricted cash) at end of period	$277,420,342	$48,551,943

Supplemental cash flow information
Interest payments	$7,556,172	$4,529,433
Excise tax payments	$—	$—
Distribution payable	$13,455,867	$7,175,436
Reinvestment of dividends during the period	$14,356,134	$11,686,935

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments(A)
Aerospace and Defense
Arcline FM Holdings, LLC (Fairbanks Morse)	First Lien Term Loan	SOFR(Q)	0.75%	2.75%	6.45%	6/23/2030	$2,875,972	$2,881,744	$2,883,967	0.11%
Bleriot US Bidco Inc.	First Lien Term Loan	SOFR(Q)	—	2.50%	6.20%	10/30/2026	$3,289,161	3,289,123	3,297,960	0.13%
Cobham Ultra US Co-Borrower LLC (Ultra Electronics)	First Lien Term Loan	SOFR(S)	—	4.18%	7.79%	8/4/2029	$2,416,311	2,417,686	2,425,070	0.09%
Chromalloy Holdings LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	6.91%	3/31/2031	$3,792,109	3,806,939	3,799,523	0.13%
Engineering Research Holding LLC (Astrion, Inc.)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	8.70%	8/29/2031	$22,749,759	22,484,214	18,048,180	0.69%
Kaman Corporation	First Lien Term Loan	SOFR(M)	—	2.50%	6.20%	1/30/2032	$5,760,761	5,743,196	5,769,575	0.22%
Kaman Corporation	First Lien Delayed Draw Term Loan	SOFR(M)	—	2.50%	6.20%	2/26/2032	$106,834	104,559	107,671	—
Propulsion BC Finco Sarl (Luxembourg)	First Lien Term Loan	SOFR(Q)	—	2.50%	6.20%	11/20/2032	$1,586,823	1,591,956	1,589,370	0.06%	C
Skydio, Inc	First Lien Term Loan	SOFR(M)	2.50%	2.75% Cash + 2.75% PIK	9.17%	12/4/2029	$7,764,948	7,709,786	7,757,183	0.29%	E
Skydio, Inc	First Lien Delayed Draw Term Loan A	SOFR(M)	2.50%	5.00%	8.67%	12/4/2029	$3,750,000	3,722,419	3,746,250	0.14%	E
Skydio, Inc	First Lien Delayed Draw Term Loan B	SOFR(M)	2.50%	5.00%	8.67%	12/4/2029	$—	(27,581)	(3,750)	—	D/E
Signia Aerospace, LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	6.45%	11/21/2031	$5,446,073	5,458,853	5,466,496	0.21%
Signia Aerospace, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	2.75%	6.45%	11/21/2031	$—	632	449	—
TransDigm Inc	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	2/28/2031	$2,767,957	2,770,980	2,771,445	0.11%	L
Galileo Parent Inc (Vantor Parent Inc)	First Lien Term Loan	SOFR(Q)	—	4.50%	8.12%	2/28/2033	$475,000	464,906	466,540	0.02%
Zenith AcquisitionCo LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.50%	4.50%	8.17%	1/13/2033	$527,379	472,105	458,962	0.02%	E
Zenith AcquisitionCo LLC	First Lien Revolver	SOFR(Q)	0.50%	4.50%	8.15%	1/13/2033	$—	(20,628)	(25,533)	—	D/E
Zenith AcquisitionCo LLC	First Lien Term Loan	SOFR(Q)	0.50%	4.50%	8.15%	1/13/2033	$22,768,979	22,658,606	22,632,365	0.86%	E
								85,529,495	81,191,723	3.08%
Automobiles
ABC Technologies Inc. (TI Automotive) (Canada)	First Lien Term Loan	EURIBOR(M)	0.75%	5.88%	7.77%	8/22/2031	€17,232,443.00	19,422,127	19,068,952	0.72%	C/E
ABC Technologies Inc. (TI Automotive) (Canada)	First Lien Term Loan	SOFR(Q)	0.75%	5.75%	9.45%	8/22/2031	$29,176,342	28,193,088	28,020,959	1.07%	C/E
Wand Newco 3, Inc. (aka Caliber Collision)	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	1/30/2031	$2,244,010	2,237,313	2,228,706	0.08%
								49,852,528	49,318,617	1.87%
Auto Components
Clarios Global LP (Canada)	First Lien Term Loan	SOFR(M)	—	2.75%	6.42%	1/14/2032	$6,198,850	6,235,493	6,191,101	0.24%	C

Building Products
Gulfside Supply Inc	First Lien Term Loan	SOFR(Q)	—	3.00%	6.70%	5/29/2031	$1,599,360	1,594,599	1,470,412	0.06%
Trulite Holding Corp.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	9.66%	3/1/2030	$9,910,001	9,780,049	9,265,851	0.35%	E
Wilsonart LLC	First Lien Term Loan	SOFR(Q)	—	4.25%	7.95%	8/5/2031	$5,248,153	5,179,896	4,585,574	0.17%
								16,554,544	15,321,837	0.58%
Beverages
Primo Brands Corp	First Lien Term Loan	SOFR(Q)	0.50%	2.75%	6.45%	3/18/2031	$985,000	980,075	987,768	0.04%	L

Capital Markets
Apex Group Treasury LLC	First Lien Term Loan	SOFR(Q)	—	3.50%	7.17%	2/20/2032	$1,002,886	981,860	916,803	0.03%
Ascensus Holdings, Inc	First Lien Term Loan	SOFR(M)	0.50%	3.00%	6.67%	8/2/2028	$3,750,085	3,726,638	3,696,178	0.14%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Capital Markets (Continued)
Allspring Buyer, LLC	First Lien Term Loan	SOFR(Q)	—	3.00%	6.75%	11/1/2030	$1,495,773	$1,499,301	$1,498,809	0.06%
BCPE Pequod Buyer Inc. (Envestnet Inc.)	First Lien Term Loan	SOFR(Q)	—	2.75%	6.42%	9/19/2031	$2,166,438	2,171,625	2,106,406	0.08%
Brookfield Properties Retail Holding LLC	First Lien Term Loan	SOFR(M)	—	3.50%	7.17%	5/28/2030	$308,668	304,789	310,244	0.01%
Focus Financial Partners, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	9/15/2031	$6,292,604	6,296,726	6,103,480	0.23%
Hudson River Trading LLC	First Lien Term Loan	SOFR(Q)	—	2.50%	6.17%	3/18/2030	$748,125	746,255	745,944	0.03%	K
June Purchaser LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	3.25%	6.93%	11/28/2031	$—	216	(39)	—	D
June Purchaser LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	6.43%	11/28/2031	$642,164	643,448	641,933	0.02%
Jupiter Borrower Inc	First Lien Term Loan	SOFR(Q)	—	2.75%	6.43%	3/26/2033	$492,000	489,540	492,000	0.02%	E
Neon Maple US Debt Mergersub Inc.	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	11/17/2031	$1,733,681	1,731,792	1,701,174	0.06%
OVG Business Services LLC (Oak View)	First Lien Term Loan	SOFR(M)	—	3.00%	6.67%	6/15/2031	$1,823,862	1,823,733	1,826,142	0.07%
PMA Parent Holdings, LLC	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	8.45%	1/31/2031	$44,967,275	44,518,697	44,427,667	1.70%	E
PMA Parent Holdings, LLC	First Lien Revolver	SOFR(Q)	0.75%	4.75%	8.45%	1/31/2031	$—	(51,257)	(60,393)	—	D/E
SRS Acquiom Holdings LLC	First Lien Revolver	SOFR(M)	0.75%	4.75%	8.42%	1/14/2032	$660,222	612,445	590,899	0.02%	E
SRS Acquiom Holdings LLC	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	8.42%	1/14/2032	$28,884,701	28,606,132	28,480,315	1.08%	E
Wharf Street Rating Acquisition, LLC (KBRA)	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.75%	8.42%	9/16/2032	$—	(36,327)	15,750	—	D/E
Wharf Street Rating Acquisition, LLC (KBRA)	First Lien Revolver	SOFR(M)	0.75%	4.75%	8.42%	9/16/2032	$—	(36,327)	-	—	D/E
Wharf Street Rating Acquisition, LLC (KBRA)	First Lien Term Loan	SOFR(M)	0.75%	4.75%	8.42%	9/16/2032	$35,348,980	35,022,726	35,490,375	1.35%	E
								129,052,012	128,983,687	4.90%
Chemicals
Advancion (f/k/a Aruba Investments Holdings, LLC)	First Lien Term Loan	SOFR(M)	0.75%	4.10%	7.77%	11/24/2027	$1,227,506	1,224,453	1,179,173	0.04%
CP Iris Holdco I, Inc	First Lien Delayed Draw Term Loan	SOFR(M)	—	4.00%	7.67%	10/27/2032	$—	85	(482)	—	D
CP Iris Holdco I, Inc	First Lien Term Loan	SOFR(M)	—	4.00%	7.67%	10/18/2032	$3,277,902	3,283,150	3,261,529	0.12%
Derby Buyer LLC	First Lien Term Loan	SOFR(M)	—	3.00%	6.68%	11/1/2030	$4,707,912	4,715,355	4,710,431	0.19%
Discovery Purchaser Corporation	First Lien Term Loan	SOFR(Q)	0.50%	3.75%	7.42%	10/4/2029	$3,799,452	3,749,431	3,747,684	0.14%
INEOS Composites International Holdings LLC (FORTIS)	First Lien Term Loan	SOFR(M)	—	3.50%	7.17%	2/6/2032	$1,496,600	1,494,658	1,458,556	0.06%
Olympus Water US Holding Corporation (Solenis)	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	6.70%	6/9/2031	$4,863,024	4,840,072	4,685,548	0.18%
Sparta U.S. Holdco LLC	First Lien Term Loan	SOFR(M)	0.75%	3.00%	6.67%	8/2/2028	$2,618,552	2,600,933	2,619,953	0.10%
W. R. Grace Holdings, LLC	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	6.70%	8/19/2032	$1,659,660	1,650,027	1,658,282	0.06%
								23,558,164	23,320,674	0.89%
Commercial Services and Supplies
Allied Universal Holdco LLC	First Lien Term Loan	SOFR(M)	0.75%	3.25%	6.92%	8/5/2032	$6,666,888	6,672,252	6,675,222	0.25%
Anticimex Inc. (Sweden)	First Lien Term Loan	SOFR(D)	—	2.90%	6.54%	11/17/2031	$184,266	184,266	184,785	0.01%	C
Ensemble RCM, LLC	First Lien Term Loan	SOFR(Q)	—	3.00%	6.66%	1/28/2033	$1,027,816	1,013,824	1,017,964	0.04%
Cohnreznick Advisory LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	6.95%	2/3/2033	$23,051,709	22,980,530	22,446,602	0.85%
Cohnreznick Advisory LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	3.25%	6.95%	3/26/2032	$—	(2,539)	(35,113)	—	D
Dealer Tire Financial, LLC	First Lien Term Loan	SOFR(M)	—	3.00%	6.67%	7/2/2031	$978,764	975,891	977,134	0.04%
EnergySolutions, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.25%	6.92%	9/18/2030	$645,569	642,918	649,333	0.02%
GFL Environmental Services Inc (Canada)	First Lien Term Loan	SOFR(Q)	—	2.50%	6.17%	2/4/2032	$6,186,275	6,207,787	6,194,039	0.24%	C
Madison Safety & Flow LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.18%	9/26/2031	$3,522,690	3,533,103	3,528,573	0.13%
Modigent, LLC (Pueblo)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.70%	8/23/2028	$5,438,031	5,381,681	5,372,824	0.20%	E
Modigent, LLC (Pueblo)	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.70%	8/23/2028	$1,412,058	1,397,967	1,395,126	0.05%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Commercial Services and Supplies (Continued)
Modigent, LLC (Pueblo)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.70%	8/23/2028	$979,509	$969,369	$967,764	0.04%	E
Modigent, LLC (Pueblo)	First Lien Revolver	SOFR(M)	0.75%	5.00%	8.68%	8/23/2027	$340,497	331,870	332,031	0.01%	E
The Action Environmental Group Inc (Interstate Waste Services Inc)	First Lien Term Loan	SOFR(Q)	—	3.00%	6.70%	10/4/2030	$2,254,724	2,259,803	2,250,970	0.09%
TA TT Buyer, LLC (TouchTunes, Octave Music)	First Lien Tranche B-1 Term Loan	SOFR(Q)	0.50%	4.75%	8.45%	4/1/2029	$16,675,135	16,677,136	16,034,226	0.61%
								69,225,858	67,991,480	2.58%
Construction Materials
Covia Holdings LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	6.40%	2/12/2032	$2,324,467	2,327,493	2,324,467	0.08%
Potters Industries, LLC	First Lien Term Loan	SOFR(Q)	—	2.50%	6.17%	12/9/2032	$1,500,000	1,502,021	1,483,125	0.06%	E
								3,829,514	3,807,592	0.14%
Construction and Engineering
Azuria Water Solutions Inc	First Lien Delayed Draw Term Loan	SOFR(Q)	—	2.75%	6.43%	1/26/2033	$—	(1,140)	(2,027)	—	D
Azuria Water Solutions Inc	First Lien Term Loan	SOFR(Q)	—	2.75%	6.43%	1/26/2033	$1,932,885	1,924,806	1,918,388	0.07%
Brand Industrial Services Inc	First Lien Term Loan	SOFR(Q)	0.50%	4.50%	8.16%	8/1/2030	$4,633,412	4,596,093	4,000,164	0.15%
Brown & Settle, Inc.	First Lien Term Loan	SOFR(S)	1.00%	6.25%	9.85%	5/16/2030	$21,658,431	21,211,859	21,853,357	0.83%	E
Brown & Settle, Inc.	First Lien Revolver	SOFR(M)	1.00%	6.25%	9.92%	5/16/2030	$1,838,836	1,788,284	1,838,836	0.07%	E
Compsych Holdings Corp	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	8.42%	7/22/2031	$12,893,150	12,844,271	13,022,082	0.50%	E
Compsych Holdings Corp	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	8.42%	7/22/2031	$—	(7,085)	37,376	—	D/E
JF Acquisition, LLC (JF Petroleum)	First Lien Term Loan	SOFR(M)	1.00%	5.50%	9.18%	6/18/2030	$38,147,486	37,611,435	37,766,010	1.43%	E
JF Acquisition, LLC (JF Petroleum)	First Lien Revolver	SOFR(M)	1.00%	5.50%	9.18%	6/18/2030	$—	(71,232)	(41,587)	—	D/E
JF Acquisition, LLC (JF Petroleum)	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.50%	9.18%	6/18/2030	$—	(70,179)	(45,052)	—	D/E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.17%	2/1/2030	$2,375,174	2,359,142	2,365,673	0.09%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Term Loan	SOFR(Q)	1.00%	4.50%	8.15%	2/1/2030	$1,643,940	1,629,984	1,637,364	0.06%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.17%	2/1/2030	$645,379	639,676	642,797	0.02%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Revolver	SOFR(Q)	1.00%	4.50%	8.17%	2/1/2029	$—	(1,747)	(2,758)	—	D/E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.17%	2/1/2030	$1,926,135	1,909,608	1,918,430	0.07%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.17%	2/1/2030	$3,160,786	3,097,342	3,134,630	0.12%	E
Legence Holdings LLC (Refficiency)	First Lien Term Loan	SOFR(M)	—	2.25%	5.92%	12/16/2031	$3,021,425	3,031,810	3,030,867	0.12%
Pioneer Acquisitionco, LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	6.96%	10/23/2032	$188,000	187,557	189,136	0.01%
RBS Buyer Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.75%	8.42%	7/31/2031	$—	(18,919)	51,097	—	D/E
RBS Buyer Inc.	First Lien Revolver	SOFR(Q)	1.00%	4.75%	8.42%	7/31/2031	$—	(63,064)	—	—	D/E
RBS Buyer Inc.	First Lien Term Loan	SOFR(Q)	1.00%	4.75%	8.42%	7/31/2031	$19,206,638	18,993,292	19,494,738	0.74%	E
RBS Buyer Inc.	First Lien Term Loan	SOFR(Q)	1.00%	4.75%	8.42%	7/31/2031	$21,294,618	21,036,650	21,614,037	0.82%	E
Titan Home Improvement, LLC (Renuity)	First Lien Term Loan	SOFR(Q)	1.00%	4.75%	8.42%	5/31/2030	$9,509,053	9,377,029	9,509,053	0.36%	E
Titan Home Improvement, LLC (Renuity)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.75%	8.42%	5/31/2030	$—	(12,566)	—	—	D/E
Titan Home Improvement, LLC (Renuity)	First Lien Revolver	SOFR(Q)	1.00%	4.75%	8.42%	5/31/2030	$—	(20,934)	—	—	D/E
Tecta America Corp.	First Lien Term Loan	SOFR(M)	1.00%	2.75%	6.42%	2/18/2032	$1,870,374	1,875,827	1,865,838	0.07%
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.67%	9/4/2029	$11,041,555	10,921,624	11,063,638	0.42%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	8.67%	9/4/2029	$4,960,111	4,906,235	4,970,031	0.19%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	8.67%	9/4/2029	$2,665,153	2,665,153	2,670,483	0.10%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	8.67%	9/4/2029	$941,271	928,548	943,154	0.04%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	8.67%	9/4/2029	$9,063,806	8,956,141	9,081,934	0.35%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.67%	9/4/2029	$2,580,854	2,547,443	2,586,016	0.10%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Construction and Engineering (Continued)
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.67%	9/4/2029	$610,059	$601,808	$611,279	0.02%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.67%	9/4/2029	$5,477,395	5,412,332	5,488,350	0.21%	E
Vortex Companies, LLC	First Lien Revolver	SOFR(M)	1.00%	5.00%	8.67%	9/4/2029	$839,464	817,270	839,464	0.03%	E
								181,604,353	184,052,798	6.99%
Consumer Finance
Lucky US BuyerCo, LLC (Global Payments)	First Lien Term Loan	SOFR(Q)	1.00%	6.25% Cash + 2.00% PIK	11.92%	3/30/2029	$3,110,565	3,063,928	3,031,644	0.12%	E
Lucky US BuyerCo, LLC (Global Payments)	First Lien Revolver	SOFR(Q)	1.00%	6.25% Cash + 2.00% PIK	11.92%	3/30/2029	$373,757	367,598	363,318	0.01%	E
								3,431,526	3,394,962	0.13%
Containers and Packaging
Charter Next Generation, Inc. (fka Charter NEX US, Inc.)	First Lien Term Loan	SOFR(M)	0.75%	2.50%	6.17%	12/1/2030	$8,140,186	8,135,749	8,101,764	0.30%
Clydesdale Acquisition Holdings, Inc	First Lien Term Loan	SOFR(M)	—	3.25%	6.92%	4/13/2029	$989,169	989,447	926,480	0.04%
Mauser Packaging Solutions Holding Co	First Lien Term Loan	SOFR(Q)	—	3.50%	7.16%	4/15/2030	$1,500,000	1,472,370	1,453,658	0.05%
ProAmpac PG Borrower LLC	First Lien Term Loan	SOFR(M)	—	4.00%	7.78%	2/19/2033	$434,000	427,538	420,221	0.02%
								11,025,104	10,902,123	0.41%
Communications Equipment
Digicert Inc	First Lien Term Loan	SOFR(M)	0.75%	5.75%	9.42%	7/30/2030	$33,769,268	33,320,767	32,452,266	1.23%	E

Diversified Consumer Services
Ascend Learning, LLC	First Lien Term Loan	SOFR(M)	—	3.00%	6.67%	12/11/2028	$2,797,536	2,776,702	2,737,389	0.10%
Belron Finance 2019 LLC (United Kingdom)	First Lien Term Loan	SOFR(Q)	—	2.00%	5.66%	10/16/2031	$2,049,700	2,066,468	2,051,493	0.08%	C
Express Wash Acquisition Company, LLC (Whistle)	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	9.90%	4/10/2031	$21,506,572	21,326,533	19,807,553	0.75%	E
Express Wash Acquisition Company, LLC (Whistle)	First Lien Revolver	SOFR(Q)	1.00%	6.25%	9.90%	4/10/2031	$—	(10,670)	(100,694)	—	D/E
Fusion Holding Corp. (Finalsite)	First Lien Term Loan	SOFR(M)	0.75%	4.50% Cash + 2.00% PIK	10.17%	9/14/2029	$4,443,084	4,394,093	4,017,628	0.15%	E
Fusion Holding Corp. (Finalsite)	First Lien Revolver	SOFR(M)	0.75%	6.25%	9.92%	9/15/2028	$10,206	6,785	(24,181)	—	D/E
Planet US Buyer LLC	First Lien Term Loan	SOFR(Q)	—	3.00%	6.67%	1/31/2031	$2,619,901	2,625,032	2,624,001	0.10%
								33,184,943	31,113,189	1.18%
Diversified Financial Services
Accuserve Solutions, Inc.	First Lien Term Loan	SOFR(M)	1.00%	2.63% Cash + 3.38% PIK	9.68%	3/15/2030	$499,419	499,419	421,510	0.02%	E
Beekeeper Buyer Inc. (Archway)	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	8.95%	6/30/2031	$5,809,164	5,758,363	5,704,599	0.22%	E
Beekeeper Buyer Inc. (Archway)	First Lien Revolver	SOFR(Q)	0.75%	5.25%	8.95%	6/30/2031	$—	(12,700)	(26,141)	—	D/E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan E	SOFR(Q)	1.00%	4.50%	8.20%	6/1/2028	$5,819,770	5,783,200	5,765,984	0.22%	E
EdgeCo Buyer, Inc.	First Lien Term Loan B	SOFR(Q)	1.00%	4.50%	8.20%	6/1/2028	$2,516,181	2,500,302	2,493,004	0.09%	E
EdgeCo Buyer, Inc.	First Lien Term Loan	SOFR(Q)	—	4.50%	8.20%	6/1/2028	$1,099,444	1,092,505	1,089,317	0.04%	E
EdgeCo Buyer, Inc.	First Lien Revolver	Prime	1.00%	3.50%	10.25%	6/1/2028	$58,568	54,872	53,173	—	E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan A	SOFR(Q)	1.00%	4.50%	8.20%	6/1/2028	$213,902	212,553	211,932	0.01%	E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan B	SOFR(Q)	1.00%	4.50%	8.20%	6/1/2028	$185,783	184,611	184,072	0.01%	E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan C	SOFR(Q)	1.00%	4.50%	8.20%	6/1/2028	$61,767	61,377	61,198	—	E
GC Champion Acquisition LLC (Numerix)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	8.67%	8/19/2028	$—	(32,965)	(45,454)	—	D/E
GC Champion Acquisition LLC (Numerix)	First Lien Incremental Term Loan	SOFR(Q)	1.00%	5.00%	8.67%	8/21/2028	$8,764,261	8,639,986	8,656,083	0.33%	E
GC Champion Acquisition LLC (Numerix)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	8.67%	8/21/2028	$10,005,721	9,987,437	9,882,220	0.38%	E
GC Champion Acquisition LLC (Numerix)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	8.67%	8/21/2028	$638,204	633,125	630,327	0.02%	E
GC Waves Holdings, Inc. (Mercer)	First Lien Term Loan	SOFR(M)	0.75%	4.50%	8.17%	9/30/2030	$18,881,052	18,881,052	19,069,860	0.72%	E
GC Waves Holdings, Inc. (Mercer)	First Lien Revolver	SOFR(M)	0.75%	4.50%	8.17%	8/10/2029	$—	—	—	—	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Diversified Financial Services (Continued)
GC Waves Holdings, Inc. (Mercer)	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.50%	8.17%	10/4/2030	$9,645,145	$9,509,138	$9,946,393	0.38%	E
Gryphon Debt Merger Sub Inc. (Altera Corporation LLC)	First Lien Term Loan	SOFR(Q)	—	3.00%	6.67%	8/17/2028	$840,000	835,982	841,840	0.03%
HP PHRG Borrower LLC	First Lien Term Loan	SOFR(Q)	—	4.00%	7.70%	2/20/2032	$19,167,727	19,004,529	19,023,969	0.72%	E
Orion Us Finco Inc.	First Lien Term Loan	SOFR(Q)	—	3.50%	7.15%	5/19/2032	$1,500,000	1,489,995	1,487,813	0.06%
Oak Funding LLC	First Lien Term Loan	SOFR(M)	0.50%	4.50%	8.17%	12/2/2032	$17,487,635	17,312,854	17,400,197	0.66%	E
Oak Funding LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.50%	4.50%	8.17%	12/2/2032	$—	(16,260)	(8,531)	—	D/E
Payroc, LLC	First Lien Term Loan	SOFR(M)	1.00%	4.75%	8.42%	11/1/2027	$7,496,572	7,448,854	7,436,599	0.28%	E
Payroc, LLC	First Lien Revolver	Prime	1.00%	3.75%	10.50%	11/1/2027	$86,585	85,519	85,253	—	E
Payroc, LLC	First Lien Term Loan	SOFR(M)	1.00%	4.75%	8.42%	10/31/2027	$539,596	537,544	535,279	0.02%	E
SitusAMC Holdings Corporation	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.20%	5/14/2031	$14,761,349	14,740,917	14,717,065	0.56%	E
SitusAMC Holdings Corporation	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.20%	5/14/2031	$32,454,262	32,358,491	32,356,899	1.23%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.25%	7.91%	10/4/2028	$13,926,132	13,926,132	13,868,394	0.53%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.25%	7.95%	10/2/2028	$4,277,020	4,266,077	4,249,807	0.16%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.25%	7.91%	10/4/2028	$3,620,725	3,603,072	3,605,713	0.14%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.25%	7.91%	10/2/2028	$1,080,088	1,080,088	1,075,610	0.04%	E
Wealth Enhancement Group, LLC	First Lien Revolver	SOFR(Q)	1.00%	4.25%	7.91%	10/4/2028	$—	(557)	(5,462)	—	D/E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.25%	7.91%	10/2/2028	$—	(15,404)	(31,548)	—	D/E
								180,410,108	180,736,974	6.87%
Diversified Telecommunication Services
Level 3 Financing Inc.	First Lien Term Loan	SOFR(M)	—	3.25%	6.92%	3/27/2032	$1,664,000	1,665,071	1,666,255	0.06%
Venga Finance Sarl (Luxembourg)	First Lien Term Loan	SOFR(Q)	—	4.01%	7.68%	6/28/2029	$1,243,703	1,247,310	1,242,926	0.05%	C
								2,912,381	2,909,181	0.11%
Electrical Equipment
Chariot Buyer, LLC	First Lien Term Loan	SOFR(M)	0.50%	2.75%	6.42%	7/22/2032	$5,428,961	5,408,072	5,385,801	0.20%
Griffon Bidco Inc. (Layerzero)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.70%	7/31/2031	$—	(40,836)	11,494	—	D/E
Griffon Bidco Inc. (Layerzero)	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.70%	7/31/2031	$—	(40,836)	—	—	D/E
Griffon Bidco Inc. (Layerzero)	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.70%	7/31/2031	$25,247,512	25,023,256	25,310,631	0.97%	E
Spark Buyer, LLC (Sparkstone)	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	8.90%	10/15/2031	$11,607,083	11,469,283	9,587,451	0.36%	E
Spark Buyer, LLC (Sparkstone)	First Lien Revolver	SOFR(Q)	0.75%	5.25%	8.95%	10/15/2031	$1,057,861	1,029,952	648,821	0.02%	E
Spark Buyer, LLC (Sparkstone)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.25%	8.90%	10/15/2031	$—	(55,818)	(818,079)	-0.03%	D/E
								42,793,073	40,126,119	1.52%
Energy Equipment and Services
PG Polaris Bidco SARL (Rosen Group) (Luxembourg)	First Lien Term Loan	SOFR(Q)	—	2.25%	5.95%	3/26/2031	$2,728,985	2,738,080	2,733,133	0.10%	C

Entertainment
City Football Group Ltd (United Kingdom)	First Lien Term Loan	SOFR(M)	0.50%	3.50%	7.17%	7/21/2030	$2,069,468	2,071,010	2,067,533	0.08%	C
Creative Artists Agency, LLC.	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	10/1/2031	$4,116,192	4,117,858	4,118,435	0.16%
Endeavor Operating Company LLC	First Lien Term Loan	SOFR(M)	—	2.75%	6.42%	1/28/2032	$6,254,568	6,253,852	6,248,313	0.23%
International Entertainment JJJCO 3 Ltd (ATG Entertainment LLC) (United Kingdom)	First Lien Term Loan	SOFR(Q)	—	3.00%	6.67%	4/19/2032	$747,829	747,291	748,296	0.03%	C
Oak-Eagle Acquireco Inc (Electronic Arts Inc)	First Lien Term Loan	SOFR(Q)	—	3.50%	7.15%	3/24/2033	$1,944,883	1,915,710	1,935,159	0.07%
Renaissance Holding Corp.	First Lien Term Loan	SOFR(M)	—	4.00%	7.67%	12/11/2031	$957,753	940,066	688,687	0.03%
								16,045,787	15,806,423	0.60%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Food Products
Sauer Brands Inc	First Lien Term Loan	SOFR(M)	—	3.00%	6.67%	2/4/2032	$490,928	$491,380	$492,155	0.02%
Saratoga Food Specialties LLC (Solina France SASU) (France)	First Lien Term Loan	SOFR(Q)	—	3.25%	6.92%	3/7/2029	$930,600	933,552	936,807	0.03%	C
								1,424,932	1,428,962	0.05%
Health Care Equipment and Supplies
Opal Bidco SAS (Opella) (France)	First Lien Term Loan	SOFR(Q)	—	3.00%	6.70%	4/23/2032	$6,487,400	6,511,231	6,491,455	0.25%	C

Healthcare Providers and Services
ACP Tara Holdings Inc. (Arcadia)	First Lien Term Loan	SOFR(Q)	—	3.25%	6.95%	9/17/2032	$152,000	151,635	152,886	0.01%
AHP Health Partners, Inc.	First Lien Term Loan	SOFR(M)	—	2.25%	5.92%	9/20/2032	$1,910,400	1,917,383	1,915,415	0.07%
Aryeh Bidco Investment Ltd (DentalCorp) (Canada)	First Lien Delayed Draw Term Loan	CORRA(Q)	0.75%	5.00%	7.27%	1/14/2033	CAD$1,384,073.00	943,607	922,030	0.04%	C/E
Aryeh Bidco Investment Ltd (DentalCorp) (Canada)	First Lien Revolver	CORRA(Q)	0.75%	5.00%	7.27%	1/14/2033	CAD$-	(43,371)	(44,711)	—	C/D/E
Aryeh Bidco Investment Ltd (DentalCorp) (Canada)	First Lien Revolver	CORRA(Q)	0.75%	5.00%	7.27%	1/14/2033	$—	—	(5,121)	—	C/D/E
Aryeh Bidco Investment Ltd (DentalCorp) (Canada)	First Lien Term Loan	CORRA(Q)	0.75%	5.00%	7.31%	1/14/2033	CAD$52,041,129	37,128,775	36,917,858	1.41%	C/E
CHG Healthcare Services, Inc.	First Lien Term Loan	SOFR(Q)	—	2.75%	6.42%	9/29/2028	$2,704,155	2,689,200	2,709,644	0.10%
CNT Holdings I Corp.	First Lien Term Loan	SOFR(Q)	0.75%	2.50%	6.18%	11/8/2032	$1,500,000	1,503,300	1,501,050	0.06%
Examworks Bidco Inc.	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	2/6/2033	$2,059,385	2,064,149	2,059,395	0.08%
LifePoint Health Inc	First Lien Term Loan	SOFR(Q)	—	3.50%	7.15%	5/19/2031	$1,521,248	1,521,277	1,522,062	0.06%
LifePoint Health Inc	First Lien Term Loan	SOFR(Q)	—	3.75%	7.42%	5/16/2031	$2,992,354	2,996,482	2,996,663	0.11%
Ingenovis Health, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.25%	8.18%	3/5/2028	$237,466	231,565	68,106	—	G
IvyRehab Intermediate II, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.35%	9.05%	4/23/2029	$13,979,585	13,839,706	13,979,585	0.52%	E
IvyRehab Intermediate II, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.10%	8.80%	4/23/2029	$14,830,258	14,476,760	14,661,581	0.57%	E
MB2 Dental Solutions LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.50%	9.18%	3/11/2033	$—	(190,050)	(192,294)	(0.02)%	D/E
Pareto Health Intermediate Holdings Inc	First Lien Term Loan	SOFR(Q)	—	5.00%	8.71%	6/1/2030	$5,419,141	5,365,233	5,364,950	0.19%	E
Pareto Health Intermediate Holdings Inc	First Lien Revolver	SOFR(Q)	—	5.00%	8.71%	6/1/2029	$—	(4,561)	(4,592)	(0.01)%	D/E
Raven Acquisition Holdings LLC (R1 RCM)	First Lien Term Loan	SOFR(M)	—	3.00%	6.67%	11/19/2031	$1,222,835	1,224,583	1,201,105	0.05%
Raven Acquisition Holdings LLC (R1 RCM)	First Lien Delayed Draw Term Loan	SOFR(M)	—	3.00%	6.67%	11/19/2031	$—	99	(1,922)	—	D
Surgery Partners Holdings, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	12/19/2030	$3,354,597	3,366,482	3,359,847	0.14%
								89,182,254	89,083,537	3.38%
Health Care Technology
Athenahealth Group Inc.	First Lien Term Loan	SOFR(M)	0.50%	2.75%	6.42%	2/15/2029	$6,446,962	6,442,969	6,338,170	0.24%
Cotiviti Holdings, Inc	First Lien Term Loan	SOFR(M)	—	2.75%	6.42%	2/24/2031	$1,536,183	1,525,296	1,419,057	0.05%
Cotiviti Holdings, Inc	First Lien Term Loan	SOFR(M)	—	2.75%	6.42%	2/13/2032	$904,668	896,876	835,009	0.03%
MRO Parent Corporation	First Lien Term Loan	SOFR(M)	0.75%	4.50%	8.17%	6/9/2032	$34,586,924	34,128,177	34,586,923	1.31%	E
MRO Parent Corporation	First Lien Revolver	SOFR(M)	0.75%	4.50%	8.17%	6/9/2032	$—	(40,091)	—	—	D/E
MRO Parent Corporation	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.50%	8.17%	6/9/2032	$—	(20,046)	—	—	D/E
Mpulse Mobile Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	8.45%	8/26/2032	$—	(35,108)	(80,766)	—	D/E
Mpulse Mobile Inc.	First Lien Revolver	SOFR(Q)	0.75%	4.75%	8.45%	8/26/2032	$—	(52,662)	(123,155)	—	D/E
Mpulse Mobile Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	8.45%	8/26/2032	$40,020,902	39,658,447	39,174,979	1.48%	E
Polaris Newco, LLC	First Lien Term Loan	SOFR(Q)	0.50%	4.26%	7.93%	6/2/2028	$2,913,059	2,913,621	2,571,692	0.10%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Health Care Technology (Continued)
PointClickCare Technologies Inc. (Canada)	First Lien Term Loan	SOFR(M)	—	2.75%	6.67%	11/3/2031	$4,382,610	$4,390,142	$4,364,817	0.17%	C
Press Ganey Holdings, Inc.	First Lien Term Loan	SOFR(M)	—	3.00%	6.42%	4/30/2031	$2,044,768	2,047,556	2,044,001	0.08%
Zelis Healthcare Corp	First Lien Term Loan	SOFR(M)	—	2.75%	0.00%	9/15/2029	$1,941,480	1,931,297	1,884,779	0.07%
								93,786,474	93,015,506	3.53%
Hotels, Restaurants and Leisure
Alterra Mountain Company	First Lien Term Loan	SOFR(M)	—	2.50%	6.43%	5/31/2030	$1,243,750	1,252,338	1,245,305	0.05%	E
BetClic Everest Group S.A.S. (France)	First Lien Term Loan	SOFR(Q)	—	2.75%	6.92%	12/31/2031	$456,000	454,868	455,574	0.02%	C
Fertitta Entertainment, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.25%	8.44%	1/27/2029	$7,893,797	7,873,465	7,755,656	0.29%
Great Canadian Gaming Corp. (Canada)	First Lien Term Loan	SOFR(Q)	—	4.75%	6.17%	11/1/2029	$429,281	429,246	423,737	0.02%	C
Herschend Entertainment Company LLC	First Lien Term Loan	SOFR(M)	—	2.50%	8.65%	5/31/2032	$2,992,063	3,000,957	2,999,543	0.11%
IRB Holding Corp	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	7.20%	12/15/2030	$2,232,276	2,233,671	2,229,486	0.08%
Motion Finco LLC	First Lien Term Loan B	SOFR(Q)	—	3.50%	6.65%	11/12/2029	$684,976	687,334	602,536	0.02%
Scientific Games Holdings LP	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	8.40%	4/4/2029	$3,872,501	3,855,721	3,820,338	0.15%
Showtime Acquisition LLC (World Choice)	First Lien Term Loan	SOFR(Q)	—	4.75%	8.67%	8/13/2031	$44,537,715	44,192,924	44,092,337	1.67%	E
Stonebridge Companies, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.00%	8.67%	5/16/2031	$6,243,243	6,163,272	6,305,675	0.24%	E
Stonebridge Companies, LLC	First Lien Revolver	SOFR(M)	0.75%	5.00%	8.67%	5/16/2030	$—	(14,786)	—	—	D/E
Stonebridge Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	5.00%	6.95%	5/16/2031	$—	(11,482)	17,927	—	D/E
TRQ Sales LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	7.95%	8/13/2032	$1,500,000	1,483,705	1,456,883	0.06%
Voyager Parent LLC	First Lien Term Loan	SOFR(Q)	—	4.25%	6.17%	7/1/2032	$1,750,216	1,737,034	1,740,555	0.07%
Whatabrands LLC	First Lien Term Loan	SOFR(M)	—	2.50%	0.00%	8/3/2028	$1,233,753	1,238,353	1,233,204	0.05%
								74,576,620	74,378,756	2.83%
Household Durables
Hunter Douglas Holding BV (Netherlands)	First Lien Term Loan	SOFR(Q)	—	3.00%	6.17%	1/17/2032	$4,073,803	4,069,722	4,061,500	0.16%	C
Pye-Barker Fire & Safety LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	12/10/2032	$1,957,500	1,956,750	1,962,736	0.07%
Pye-Barker Fire & Safety LLC	First Lien Delayed Draw Term Loan	SOFR(M)	—	2.50%	7.41%	12/10/2032	$—	497	782	—
Weber Stephen Products, LLC	First Lien Term Loan	SOFR(Q)	—	3.75%	0.00%	9/17/2032	$1,372,000	1,364,508	1,344,903	0.05%
								7,391,477	7,369,921	0.28%
Industrial Conglomerates
Beach Acquisition Bidco LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	6.67%	6/25/2032	$580,545	579,204	582,722	0.02%
Cube Industrials Buyer Inc. (Circor)	First Lien Term Loan	SOFR(Q)	—	3.00%	6.67%	10/20/2031	$932,604	931,312	934,157	0.04%
LSF12 Crown US Commercial Bidco, LLC	First Lien Term Loan	SOFR(M)	—	3.00%	6.13%	12/2/2031	$1,455,225	1,458,411	1,458,499	0.06%
Resilience Parent LLC (Maclean PWR SYS)	First Lien Term Loan	SOFR(Q)	—	2.50%	0.00%	1/24/2033	$1,500,000	1,500,517	1,494,143	0.05%
								4,469,444	4,469,521	0.17%
Insurance
Alliant Holdings Intermediate, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	9/19/2031	$11,943,218	11,910,111	11,865,169	0.45%
AmeriLife Holdings, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	8/31/2029	$23,671,898	23,476,236	23,506,195	0.89%	E
AmeriLife Holdings, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	8/31/2029	$—	(11,825)	(21,834)	—	D/E
AmeriLife Holdings, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.67%	8/31/2028	$322,848	314,183	309,288	0.01%	E
AmeriLife Holdings, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	8/31/2029	$919,276	908,564	912,841	0.03%	E
Amwins Group Inc	First Lien Term Loan	SOFR(Q)	0.75%	2.00%	5.68%	1/30/2032	$1,496,212	1,493,429	1,487,998	0.06%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Insurance (Continued)
Amynta Agency Borrower Inc. (Mayfield)	First Lien Term Loan	SOFR(M)	—	2.50%	6.45%	12/29/2031	$4,875,013	$4,872,067	$4,811,467	0.18%
Ardonagh Group FinCo Pty Ltd (Australia)	First Lien Term Loan	SOFR(Q)	—	2.75%	8.70%	2/27/2031	$2,674,447	2,677,593	2,615,957	0.10%	C
EBS Parent Holdings Inc. (The Difference Card)	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.70%	7/1/2032	$14,529,374	14,399,649	14,471,257	0.55%	E
EBS Parent Holdings Inc. (The Difference Card)	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.70%	7/1/2032	$—	(10,837)	(4,855)	—	D/E
EBS Parent Holdings Inc. (The Difference Card)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.70%	7/1/2032	$—	(16,256)	(14,566)	—	D/E
Galway Borrower LLC	First Lien Term Loan	SOFR(Q)	0.75%	4.50%	8.20%	2/23/2033	$3,146,149	3,117,108	3,143,003	0.12%	E
Galway Borrower LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.50%	8.20%	2/23/2033	$5,214,560	5,170,181	5,209,345	0.20%	E
Higginbotham Insurance Agency, Inc.	First Lien Term Loan	SOFR(M)	1.00%	4.50%	8.17%	6/11/2031	$15,313,851	15,313,851	15,313,851	0.58%	E
Higginbotham Insurance Agency, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	4.50%	8.17%	6/11/2031	$—	(56,683)	—	—	D/E
Higginbotham Insurance Agency, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	4.50%	8.17%	6/11/2031	$—	—	—	—	E
HUB International Limited	First Lien Term Loan	SOFR(Q)	—	2.25%	5.92%	6/20/2030	$1,869,462	1,867,146	1,867,396	0.07%
Integrity Marketing Acquisition, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	8/25/2028	$9,666,005	9,643,269	9,637,007	0.37%	E
Integrity Marketing Acquisition, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	5.00%	8.67%	8/26/2033	$—	(8,144)	(8,129)	—	D/E
Integrity Marketing Acquisition, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.67%	8/25/2028	$—	(76,885)	(12,554)	—	D/E
Jones Deslauriers Insurance Management Inc (Canada)	First Lien Term Loan	SOFR(M)	—	3.00%	6.66%	12/9/2032	$2,999,895	2,938,681	2,923,968	0.11%	C
Summit Acquisition Inc.	First Lien Term Loan	SOFR(M)	—	3.50%	7.17%	10/16/2031	$1,121,801	1,122,269	1,121,801	0.04%	E
Sedgwick Claims Management Services, Inc. (Lightning Cayman Merger Sub, Ltd.)	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	7/13/2031	$7,647,788	7,646,408	7,519,420	0.29%
Truist Insurance Holdings, LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	6.45%	5/6/2031	$7,663,726	7,678,040	7,575,133	0.29%
USI Inc	First Lien Term Loan	SOFR(Q)	—	5.00%	8.65%	11/29/2030	$1,875,000	1,874,006	1,872,216	0.07%
								116,242,161	116,101,374	4.41%
Internet and Catalog Retail
Syndigo, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.67%	9/2/2032	$1,009,807	971,204	849,921	0.03%	E
Syndigo, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	9/2/2032	$31,225,762	30,939,271	30,039,183	1.14%	E
								31,910,475	30,889,104	1.17%
Internet and Direct Marketing Retail
Pug LLC	First Lien Term Loan	SOFR(M)	—	4.75%	8.42%	3/15/2030	$2,892,403	2,888,701	2,855,351	0.11%

Internet Software and Services
Bynder Bidco B.V. (Netherlands)	First Lien Term Loan B	SOFR(Q)	1.00%	6.00%	9.67%	1/26/2029	$2,110,569	2,080,815	2,087,503	0.08%	C/E
Bynder Bidco B.V. (Netherlands)	First Lien Revolver B	SOFR(Q)	1.00%	6.00%	9.67%	1/26/2029	$—	(665)	(1,871)	—	C/D/E
Bynder Bidco, Inc. (Netherlands)	First Lien Term Loan A	SOFR(Q)	1.00%	6.00%	9.67%	1/26/2029	$582,226	574,018	575,863	0.02%	C/E
Bynder Bidco, Inc. (Netherlands)	First Lien Revolver A	SOFR(Q)	1.00%	6.00%	9.67%	1/26/2029	$—	(2,413)	(515)	—	C/D/E
Civicplus LLC	First Lien Term Loan	SOFR(Q)	0.75%	3.25% Cash + 2.75% PIK	9.67%	8/24/2030	$10,778,271	10,711,746	10,628,562	0.40%	E
Civicplus LLC	First Lien Revolver	SOFR(Q)	0.75%	3.25% Cash + 2.75% PIK	9.67%	8/24/2030	$—	(4,201)	(9,704)	—	D/E
Civicplus LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	3.25% Cash + 2.75% PIK	9.67%	8/24/2030	$3,684,221	3,632,523	3,597,680	0.14%	E
e-Discovery AcquireCo, LLC (Reveal)	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	9.92%	8/23/2029	$8,541,180	8,419,803	8,543,614	0.32%	E
e-Discovery AcquireCo, LLC (Reveal)	First Lien Initial Term Loan	SOFR(Q)	1.00%	5.50%	9.17%	9/1/2028	$6,640,840	6,640,840	6,500,539	0.25%	E
e-Discovery AcquireCo, LLC (Reveal)	First Lien Revolver	SOFR(Q)	1.00%	6.25%	9.92%	8/23/2029	$768,775	752,919	768,775	0.03%	E
Gympass US, LLC	First Lien Term Loan	SOFR(M)	1.00%	3.25% Cash + 3.25% PIK	10.28%	8/29/2029	$2,872,853	2,866,523	2,872,853	0.11%	E
Gympass US, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.50%	3.25% Cash + 3.25% PIK	10.28%	8/29/2029	$12,899,403	12,846,638	12,899,403	0.48%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Internet Software and Services (Continued)
Magenta Buyer, LLC (McAfee)	First Lien Term Loan	SOFR(M)	—	3.00%	6.67%	3/1/2029	$2,276,848	$2,274,072	$2,040,625	0.08%
Spartan Bidco Pty Ltd (StarRez) (Australia)	First Lien Incremental Term Loan	SOFR(Q)	0.75%	6.65%	10.32%	1/24/2028	$9,981,122	9,890,824	9,874,484	0.38%	C/E
Spartan Bidco Pty Ltd (StarRez) (Australia)	First Lien Revolver	SOFR(Q)	0.75%	6.65%	10.32%	1/24/2028	$187,753	181,798	181,895	0.01%	C/E
								60,865,240	60,559,706	2.30%
IT Services
Anthracite Buyer, Inc. (Coalfire)	First Lien Term Loan	SOFR(Q)	0.75%	4.50%	8.15%	12/3/2032	$17,151,957	17,070,188	16,980,437	0.64%	E
Anthracite Buyer, Inc. (Coalfire)	First Lien Revolver	SOFR(Q)	0.75%	4.50%	8.15%	12/3/2032	$—	(20,442)	(42,880)	—	D/E
Avalara, Inc.	First Lien Term Loan	SOFR(Q)	—	2.75%	6.45%	3/26/2032	$461,518	459,542	451,711	0.02%
CrewLine Buyer, Inc. (New Relic)	First Lien Term Loan	SOFR(Q)	1.00%	6.75%	10.42%	11/8/2030	$9,559,143	9,401,943	9,224,573	0.35%	E
CrewLine Buyer, Inc. (New Relic)	First Lien Revolver	SOFR(Q)	1.00%	6.75%	10.42%	11/8/2030	$—	(16,375)	(34,851)	—	D/E
Ensono Holdings, Inc.	First Lien Term Loan	SOFR(M)	0.75%	4.11%	7.78%	5/26/2028	$18,803,109	18,697,543	17,573,010	0.66%
Fortress Intermediate 3, Inc	First Lien Term Loan	SOFR(M)	—	3.00%	6.67%	6/27/2031	$3,122,962	3,132,303	3,103,443	0.12%	E
Intercept Bidco, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	5.75%	9.42%	6/3/2030	$11,201,104	11,045,281	10,999,484	0.42%	E
Intercept Bidco, Inc.	First Lien Revolver	SOFR(Q)	1.00%	5.75%	9.42%	6/3/2030	$—	(24,033)	(31,096)	—	D/E
Intercept Bidco, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.75%	9.42%	6/3/2030	$—	(18,025)	(46,644)	—	D/E
Madison Logic Holdings, Inc.	First Lien Term Loan	SOFR(M)	1.00%	7.50%	11.17%	12/29/2028	$2,281,405	2,251,127	1,957,445	0.07%	E
Madison Logic Holdings, Inc.	First Lien Revolver	SOFR(M)	1.00%	7.50%	11.17%	12/30/2027	$—	(90)	(12,184)	—	D/E
Research Now Group, LLC (Dynata)	First Lien Second Out Term Loan	SOFR(Q)	1.00%	5.76%	9.41%	10/15/2028	$1,645,377	1,510,794	863,823	0.03%
Research Now Group, LLC (Dynata)	First Lien Term Loan	SOFR(Q)	—	5.26%	8.91%	7/15/2028	$232,306	219,569	229,113	0.01%
Serrano Parent, LLC (Sumo Logic)	First Lien Term Loan	SOFR(Q)	1.00%	6.50%	10.16%	5/12/2030	$4,110,490	4,050,276	3,765,209	0.14%	E
Serrano Parent, LLC (Sumo Logic)	First Lien Revolver	SOFR(Q)	1.00%	6.50%	10.16%	5/12/2030	$—	(6,021)	(34,433)	—	D/E
Trident Technologies LLC	First Lien Term Loan	SOFR(M)	—	4.50%	8.17%	2/6/2032	$7,332,187	7,277,619	7,246,620	0.28%
								75,031,199	72,192,780	2.74%
Life Sciences Tools and Services
Alcami Corporation	First Lien Term Loan	SOFR(Q)	1.00%	7.15%	10.82%	12/21/2028	$966,360	951,000	966,360	0.04%	E
Alcami Corporation	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	7.10%	10.78%	12/21/2028	$71,129	69,999	71,129	—	E
Alcami Corporation	First Lien Revolver	SOFR(M)	1.00%	7.10%	10.78%	12/21/2028	$41,617	39,502	41,617	—	E
DNAnexus, Inc	First Lien Delayed Draw Term Loan	SOFR(M)	3.00%	5.25%	8.93%	12/18/2029	$1,199,513	1,065,653	1,055,571	0.04%	E
DNAnexus, Inc	First Lien Term Loan	SOFR(M)	3.00%	5.25%	8.93%	12/20/2029	$5,997,566	5,952,798	5,949,585	0.22%	E
Parexel International, Inc.	First Lien Term Loan	SOFR(M)	—	2.75%	6.42%	12/9/2031	$2,246,375	2,253,877	2,241,691	0.09%
Star Parent Inc	First Lien Term Loan	SOFR(Q)	—	4.00%	7.70%	9/27/2030	$2,618,533	2,614,940	2,592,583	0.10%
Sotera Health Holdings, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	5/30/2031	$2,882,440	2,891,635	2,888,753	0.11%
								15,839,404	15,807,289	0.60%
Machinery
AI Aqua Merger Sub, Inc. (Osmosis Buyer) (United Kingdom)	First Lien Term Loan	SOFR(M)	—	2.50%	6.16%	7/31/2028	$7,129,546	7,103,969	7,121,739	0.27%	C
Coorstek Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	6.67%	10/28/2032	$668,325	665,174	672,713	0.03%
Filtration Group Corporation	First Lien Term Loan	SOFR(M)	0.50%	2.50%	6.17%	10/23/2028	$5,294,688	5,313,623	5,302,948	0.20%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Machinery (Continued)
Hobbs & Associates, LLC	First Lien Term Loan	SOFR(M)	—	2.75%	6.42%	7/23/2031	$2,224,207	$2,217,494	$2,211,240	0.08%
Hobbs & Associates, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	—	2.75%	6.42%	7/23/2031	$—	200	(625)	—	D
Indicor, LLC (Roper Industrial Pro)	First Lien Term Loan	SOFR(Q)	—	2.50%	6.20%	11/22/2029	$3,362,762	3,370,445	3,366,730	0.13%
LSF12 Helix Parent LLC	First Lien Term Loan	SOFR(M)	—	3.50%	7.17%	1/21/2033	$2,249,620	2,234,815	2,222,625	0.08%
Madison IAQ LLC	First Lien Term Loan	SOFR(S)	—	2.75%	6.38%	11/5/2032	$5,450,022	5,439,650	5,468,116	0.21%
TK Elevator US Newco Inc	First Lien Term Loan	SOFR(S)	0.50%	2.75%	6.38%	4/30/2030	$4,726,031	4,729,805	4,741,461	0.18%
								31,075,175	31,106,947	1.18%
Media
Fleet US Bidco Inc (Argus Media)	First Lien Term Loan	SOFR(Q)	—	2.75%	6.42%	2/21/2031	$1,496,241	1,496,241	1,499,982	0.05%	E
Kid Distro Holdings, LLC	First Lien Term Loan	SOFR(Q)	1.00%	4.25%	7.92%	10/1/2029	$16,613,961	16,613,961	16,345,878	0.63%	E
Kid Distro Holdings, LLC	First Lien Term Loan	SOFR(Q)	1.00%	4.25%	7.92%	10/1/2029	$1,118,506	1,118,506	1,100,458	0.04%	E
Kid Distro Holdings, LLC	First Lien Revolver	SOFR(Q)	1.00%	4.25%	7.92%	10/1/2029	$—	—	(24,952)	—	D/E
Speedster Bidco GMBH (Germany)	First Lien Term Loan	SOFR(M)	—	5.00%	8.70%	12/10/2031	$3,094,469	3,114,454	2,972,640	0.11%	C
Streamland Media Midco LLC	First Lien First Out Term Loan	SOFR(Q)	1.00%	5.76% PIK	9.46%	3/31/2029	$1,492,780	1,492,780	1,492,780	0.06%	E
Streamland Media Midco LLC	First Lien Last Out Term Loan	SOFR(Q)	—	6.76% PIK	10.46%	3/31/2029	$1,363,232	1,268,791	444,414	0.02%	E/G
Streamland Media Midco LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.76% Cash + 1.00% PIK	9.46%	3/31/2029	$247,685	247,685	247,685	0.01%	E
Streamland Media Midco LLC	First Lien Revolver	SOFR(Q)	—	5.76% PIK	9.46%	3/31/2029	$210,824	210,824	210,824	0.01%	E
TL Voltron Purchaser, LLC (GES)	First Lien Term Loan	SOFR(M)	1.00%	5.25%	8.92%	12/31/2030	$11,607,681	11,423,844	11,375,527	0.43%	E
Zayo Group Holdings, Inc.	First Lien Term Loan	SOFR(M)	—	3.11% Cash + 0.50% PIK	7.28%	3/11/2030	$1,124,695	1,099,393	1,106,357	0.04%
								38,086,479	36,771,593	1.40%
Metals and Mining
TEGA MC US Inc (Grinding Media Inc)	First Lien Term Loan	SOFR(Q)	0.75%	3.50%	7.17%	10/21/2028	$976,360	980,101	978,191	0.04%	E
TEGA MC US Inc (Grinding Media Inc)	First Lien Term Loan	SOFR(Q)	—	3.50%	7.17%	3/24/2033	$892,000	883,080	887,540	0.03%	E
								1,863,181	1,865,731	0.07%
Oil, Gas and Consumable Fuels
Deep Blue Operating I, LLC	First Lien Term Loan	SOFR(M)	—	2.75%	6.42%	3/31/2029	$1,151,000	1,152,600	1,156,755	0.04%	E
Palmdale Oil Company, LLC	First Lien Term Loan	SOFR(Q)	—	4.75%	8.45%	12/12/2031	$990,372	986,738	977,497	0.04%	E
Palmdale Oil Company, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	4.75%	8.45%	12/12/2031	$—	—	(9,923)	—	D/E
								2,139,338	2,124,329	0.08%
Paper and Forest Products
Alpine Acquisition Corp II (48Forty)	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.25%	8.92%	1/14/2031	$—	(425)	—	—	D/E
Alpine Acquisition Corp II (48Forty)	First Lien Revolver	SOFR(M)	1.00%	5.25%	8.92%	1/14/2031	$—	(8,500)	—	—	D/E
Alpine Acquisition Corp II (48Forty)	First Lien Second Out Term Loan	SOFR(M)	1.00%	5.00%	8.67%	1/14/2031	$439,453	439,453	439,453	0.02%	E
Alpine Acquisition Corp II (48Forty)	First Lien Third Out Term Loan	SOFR(M)	1.00%	5.25%	8.92%	1/14/2031	$569,181	569,181	569,181	0.02%	E
FSK Pallet Holding Corp. (Kamps)	First Lien Term Loan	SOFR(Q)	1.25%	6.90%	10.55%	12/23/2026	$1,458,675	1,450,614	1,443,867	0.06%	E
FSK Pallet Holding Corp. (Kamps)	First Lien Term Loan	SOFR(Q)	1.25%	6.40%	10.11%	12/23/2026	$1,165,453	1,165,453	1,155,232	0.04%	E
								3,615,776	3,607,733	0.14%
Professional Services
Allied Benefit Systems Intermediate, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.70%	10/31/2030	$41,566,958	41,378,673	41,192,854	1.58%	E
Allied Benefit Systems Intermediate, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.70%	10/31/2030	$—	—	(46,468)	—	D/E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Professional Services (Continued)
Applause App Quality, Inc.	First Lien Term Loan	SOFR(Q)	1.50%	5.75%	9.45%	10/24/2029	$15,007,034	$14,793,023	$14,736,907	0.56%	E
Applause App Quality, Inc.	First Lien Revolver	SOFR(Q)	1.50%	5.75%	9.40%	10/24/2029	$150,070	134,879	123,057	—	E
Acuren Delaware Holdco Inc.	First Lien Term Loan	SOFR(M)	0.75%	2.75%	6.42%	1/31/2030	$170,704	170,704	170,764	0.01%
AlixPartners LLP	First Lien Term Loan	SOFR(Q)	—	5.00%	8.67%	8/12/2032	$1,496,250	1,483,532	1,484,504	0.06%
Bullhorn, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	—	5.00%	8.67%	9/30/2029	$12,136,269	12,125,897	11,954,225	0.45%	E
Bullhorn, Inc.	First Lien Term Loan	SOFR(M)	1.00%	5.00%	8.67%	10/1/2029	$10,262,184	10,245,468	10,108,251	0.38%	E
Bullhorn, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.67%	9/30/2029	$—	—	(16,860)	—	D/E
Bullhorn, Inc.	First Lien Revolver	SOFR(M)	1.00%	5.00%	8.67%	10/1/2029	$197,141	195,339	137,999	0.01%	E
Bullhorn, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.67%	9/30/2029	$1,400,965	1,398,728	1,379,951	0.05%	E
Cherry Bekaert Advisory, LLC	First Lien Term Loan	SOFR(M)	0.75%	4.50%	8.17%	6/30/2030	$2,109,363	2,086,984	2,071,939	0.08%	E
Cherry Bekaert Advisory, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.50%	8.17%	6/30/2030	$869,181	859,953	853,760	0.03%	E
Cherry Bekaert Advisory, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.50%	8.17%	6/30/2030	$958,272	946,165	941,270	0.04%	E
Cherry Bekaert Advisory, LLC	First Lien Term Loan	SOFR(M)	0.75%	4.50%	8.17%	6/30/2030	$735,938	726,640	722,881	0.03%	E
Cherry Bekaert Advisory, LLC	First Lien Revolver	SOFR(M)	0.75%	4.50%	8.17%	6/30/2030	$61,721	56,976	53,805	—	E
Cherry Bekaert Advisory, LLC	First Lien Term Loan	SOFR(M)	0.75%	4.50%	8.17%	6/30/2030	$7,848,809	7,777,794	7,709,555	0.29%	E
Cherry Bekaert Advisory, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.50%	8.17%	6/28/2030	$7,848,809	7,777,794	7,709,555	0.29%	E
Chronicle Parent LLC (Lexitas)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	8.67%	4/15/2031	$30,556,134	30,299,524	30,097,792	1.15%	E
Chronicle Parent LLC (Lexitas)	First Lien Revolver	SOFR(Q)	1.00%	5.00%	8.67%	4/15/2031	$—	(27,216)	(48,611)	—	D/E
Chronicle Parent LLC (Lexitas)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	8.67%	4/15/2031	$1,314,525	1,232,878	1,168,692	0.04%	E
Citrin Cooperman Advisors LLC	First Lien Term Loan	SOFR(Q)	—	3.00%	6.70%	3/6/2032	$4,242,299	4,241,429	4,088,516	0.16%
CoreLogic, Inc. (fka First American Corporation)	First Lien Term Loan	SOFR(M)	0.50%	3.61%	7.28%	6/2/2028	$7,134,378	7,100,142	6,840,121	0.26%
DTI Holdco, Inc. (Epiq)	First Lien Term Loan	SOFR(M)	0.75%	4.00%	7.67%	4/26/2029	$21,995,849	21,928,451	19,044,776	0.71%
Element Materials Technology Group US Holdings Inc.	First Lien Term Loan	SOFR(Q)	0.50%	3.50%	7.20%	6/24/2029	$3,741,054	3,745,420	3,757,440	0.14%
Grant Thornton Advisors LLC	First Lien Term Loan	SOFR(M)	—	2.75%	6.42%	6/2/2031	$6,256,930	6,241,574	5,856,737	0.22%
GI Consilio Parent LLC (Skopima Consilio Parent LLC)	First Lien Term Loan	SOFR(M)	0.50%	3.75%	7.42%	5/12/2028	$20,499,481	20,383,548	16,136,884	0.62%
HSI Halo Acquisitions, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	6/28/2031	$6,103,665	6,103,665	5,981,592	0.23%	E
HSI Halo Acquisitions, Inc.	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.67%	6/28/2031	$—	—	(14,717)	—	D/E
HSI Halo Acquisitions, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	6/28/2031	$547,675	547,674	525,684	0.02%	E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	8.92%	1/16/2030	$4,600,040	4,541,868	4,600,040	0.17%	E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Revolver	SOFR(Q)	1.00%	5.25%	8.92%	1/16/2030	$—	(7,743)	—	—	D/E
ICIMS, Inc.	First Lien Incremental Term Loan	SOFR(Q)	0.75%	6.25%	9.92%	8/18/2028	$1,152,092	1,143,838	1,083,125	0.04%	E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	8.42%	12/20/2031	$5,550,846	5,494,061	5,511,990	0.21%	E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	8.42%	12/20/2031	$1,517,239	1,489,537	1,498,310	0.06%	E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Revolver	SOFR(Q)	0.75%	4.75%	8.42%	12/20/2031	$—	(11,117)	(7,596)	—	D/E
OMNIA Partners, LLC	First Lien Term Loan	SOFR(Q)	1.00%	2.75%	6.43%	7/25/2030	$1,647,021	1,652,022	1,647,713	0.06%
Secretariat Advisors LLC	First Lien Term Loan	SOFR(Q)	—	4.00%	7.70%	2/24/2032	$7,278,428	7,248,374	7,169,252	0.27%
Secretariat Advisors LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	4.00%	7.70%	2/24/2032	$—	—	(13,287)	—	D
Vensure Employer Services, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.70%	9/27/2031	$17,494,933	17,397,768	17,410,572	0.66%	E
Vensure Employer Services, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.50%	5.00%	8.70%	9/27/2031	$—	(51,466)	(25,163)	—	D/E
								242,852,780	233,597,811	8.88%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Pharmaceuticals
Boots Group Finco LP	First Lien Term Loan	SOFR(Q)	—	3.25%	6.92%	7/22/2032	$2,050,860	$2,055,794	$2,060,684	0.08%

Real Estate Management and Development
Community Merger Sub Debt LLC (CINC Systems)	First Lien Term Loan	SOFR(M)	0.75%	5.25%	8.92%	1/18/2030	$10,119,171	10,005,296	10,046,920	0.38%	E
Community Merger Sub Debt LLC (CINC Systems)	First Lien Revolver	SOFR(Q)	0.75%	5.25%	8.92%	1/18/2030	$266,363	241,052	252,099	0.01%	E
								10,246,348	10,299,019	0.39%
Road and Rail
Motive Technologies, Inc. (Keep Truckin)	First Lien Term Loan	SOFR(M)	1.00%	7.36%	11.03%	4/8/2027	$44,864,231	44,332,719	44,639,909	1.70%	E

Software
Applied Systems, Inc.	First Lien Term Loan	SOFR(Q)	0.50%	2.25%	5.95%	9/19/2026	$488,204	488,203	479,421	0.02%
Barracuda Parent LLC	First Lien Term Loan	SOFR(Q)	—	4.50%	8.17%	8/15/2029	$669,471	660,113	432,646	0.02%
Bluefin Holding, LLC (Allvue)	First Lien Term Loan	SOFR(Q)	1.00%	4.25%	7.92%	9/12/2029	$17,648,902	17,414,514	17,595,955	0.67%	E
Bluefin Holding, LLC (Allvue)	First Lien Revolver	SOFR(Q)	1.00%	4.25%	7.92%	9/12/2029	$—	(17,110)	(3,572)	—	D/E
Boxer Parent Company, Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	6.67%	7/30/2031	$4,850,871	4,858,602	4,510,801	0.17%
Central Parent, Inc.	First Lien Term Loan	SOFR(Q)	—	3.25%	6.95%	7/6/2029	$977,613	967,258	700,303	0.03%
Clever Devices Ltd.	First Lien Term Loan	SOFR(M)	1.00%	6.00%	9.67%	6/12/2030	$2,187,337	2,149,076	2,163,276	0.08%	E
Clever Devices Ltd.	First Lien Revolver	SOFR(M)	1.00%	6.00%	9.67%	6/12/2030	$371,050	354,823	360,846	0.01%	E
Cloudera, Inc.	First Lien Term Loan	SOFR(M)	0.50%	3.85%	7.52%	10/8/2028	$3,437,375	3,411,088	3,078,599	0.12%
Clover Holding 2, LLC (COHESITY)	First Lien Term Loan	SOFR(M)	—	4.00%	7.66%	10/31/2031	$6,773,541	6,778,885	6,502,599	0.25%
Delta Topco, Inc	First Lien Term Loan	SOFR(M)	—	2.75%	6.42%	12/24/2029	$3,908,864	3,914,035	3,790,074	0.14%
Deepl Se (Germany)	First Lien Term Loan	SOFR(Q)	2.50%	5.00%	8.70%	6/26/2030	$16,895,175	16,689,556	16,675,538	0.63%	C/E
Deepl Se (Germany)	First Lien Delayed Draw Term Loan	SOFR(Q)	2.50%	5.00%	8.70%	6/26/2030	$—	—	(192,183)	(0.01)%	C/D/E
Deepl Se (Germany)	First Lien Delayed Draw Term Loan	SOFR(Q)	2.50%	5.00%	8.70%	6/26/2030	$—	—	20,832	—	C/E
Douglas Holdings, Inc (Docupace)	First Lien Term Loan	SOFR(Q)	1.00%	5.75%	9.45%	8/27/2030	$8,550,747	8,456,556	8,311,326	0.32%	E
Douglas Holdings, Inc (Docupace)	First Lien Delayed Draw Term Loan B	SOFR(Q)	1.00%	5.75%	9.45%	8/27/2030	$1,858,858	1,838,382	1,806,810	0.07%	E
Douglas Holdings, Inc (Docupace)	First Lien PIK Delayed Draw Term Loan	SOFR(Q)	1.00%	5.75%	9.45%	8/27/2030	$1,046,328	1,046,329	1,016,765	0.04%	E
Douglas Holdings, Inc (Docupace)	First Lien Revolver	SOFR(Q)	1.00%	5.75%	9.45%	8/27/2030	$—	(8,191)	(20,819)	—	D/E
Dragos, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	8.85%	6/30/2030	$29,886,213	29,632,361	29,437,920	1.12%	E
Dragos, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	8.85%	9/30/2026	$—	(169,235)	(298,862)	(0.01)%	D/E
Dragos, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	8.85%	6/30/2030	$—	—	(109,729)	—	D/E
Dawn Bidco, LLC	First Lien Term Loan	SOFR(Q)	—	3.00%	6.66%	10/7/2032	$2,333,000	2,306,480	2,213,107	0.08%
Darktrace Finco US LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	6.90%	10/9/2031	$383,065	382,396	367,792	0.01%
Emburse Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.25%	7.95%	4/10/2032	$26,049,261	25,991,982	26,309,754	1.00%	E
Emburse Inc.	First Lien Revolver	SOFR(Q)	0.75%	4.25%	7.95%	5/28/2032	$—	(5,114)	—	—	D/E
Emburse Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.25%	7.95%	5/28/2032	$—	(10,228)	46,517	—	D/E
Epicor Software Corporation (fka Eagle Parent Inc.)	First Lien Term Loan	SOFR(M)	0.75%	2.50%	6.17%	5/30/2031	$6,241,707	6,221,786	6,131,322	0.23%
Flexport Capital, LLC	First Lien Term Loan	SOFR(M)	2.00%	5.50%	9.17%	6/30/2029	$25,317,664	25,110,854	25,216,393	0.96%	E
Flexport Capital, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	2.00%	5.50%	9.17%	6/30/2029	$—	(158,125)	(77,442)	—	D/E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Software (Continued)
Fusion Risk Management, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	9.67%	5/22/2029	$4,036,148	$4,001,241	$4,024,040	0.15%	E
Fusion Risk Management, Inc.	First Lien Revolver	SOFR(M)	1.00%	6.00%	9.68%	5/22/2029	$137,281	130,756	135,908	0.01%	E
FirstUp, Inc	First Lien Term Loan	SOFR(Q)	1.00%	6.75%	10.45%	7/13/2027	$9,796,002	9,742,559	9,041,710	0.34%	E
FirstUp, Inc	First Lien Term Loan	SOFR(Q)	1.00%	6.75%	10.45%	7/13/2027	$1,006,856	1,001,363	929,328	0.04%	E
FirstUp, Inc	First Lien Revolver	SOFR(Q)	1.00%	6.75%	10.45%	7/13/2027	$—	(4,957)	(69,958)	—	D/E
Finastra USA Inc.	First Lien Term Loan	SOFR(Q)	—	4.00%	7.67%	7/30/2032	$897,000	888,470	844,490	0.03%
Freedom Bidco Limited (Ireland)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	6.28%	9.94%	12/31/2028	$20,829,384	20,609,309	20,545,813	0.78%	C/E
GTY Technology Holdings Inc.	First Lien Term Loan	SOFR(Q)	1.00%	2.50% Cash + 4.13% PIK	10.32%	7/9/2029	$3,860,406	3,823,495	3,783,372	0.14%	E
GTY Technology Holdings Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	2.50% Cash + 4.13% PIK	10.32%	7/9/2029	$1,115,469	1,106,662	1,093,210	0.04%	E
GTY Technology Holdings Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	2.50% Cash + 4.13% PIK	10.29%	7/7/2029	$806,976	798,245	790,873	0.03%	E
GTY Technology Holdings Inc.	First Lien Revolver	Prime	1.00%	5.00%	11.75%	7/9/2029	$422,432	411,022	401,358	0.02%	E
GTY Technology Holdings Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	—	2.50% Cash + 4.13% PIK	10.29%	7/7/2029	$343,338	339,359	336,487	0.01%	E
GTY Technology Holdings Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	—	2.50% Cash + 4.13% PIK	10.32%	7/7/2029	$204,235	202,348	200,159	0.01%	E
G-3 Apollo Acquisition Corp (Appriss Retail)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	8.67%	3/10/2031	$13,293,148	13,128,971	12,960,819	0.49%	E
G-3 Apollo Acquisition Corp (Appriss Retail)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	8.67%	3/10/2031	$—	(26,585)	(71,751)	—	D/E
G-3 Apollo Acquisition Corp (Appriss Retail)	First Lien Revolver	SOFR(Q)	1.00%	5.00%	8.71%	3/10/2031	$287,006	251,559	215,255	0.01%	E
Genesys Cloud Services Inc.	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	1/23/2032	$600,545	598,015	575,773	0.02%
Honey Intermediate, Inc. (iLobby) (Canada)	First Lien Term Loan	SOFR(M)	1.00%	2.88% Cash + 3.38% PIK	9.92%	9/30/2030	$14,780,857	14,615,568	14,426,116	0.55%	C/E
Honey Intermediate, Inc. (iLobby) (Canada)	First Lien Revolver	SOFR(M)	1.00%	2.88% Cash + 3.38% PIK	9.92%	9/26/2030	$—	(19,625)	(44,938)	—	C/D/E
Hyphen Solutions, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	4.50%	8.17%	8/6/2032	$—	(14,551)	(102,682)	—	D/E
Hyphen Solutions, LLC	First Lien Revolver	SOFR(M)	1.00%	4.50%	8.17%	8/6/2032	$—	(17,461)	(61,609)	—	D/E
Hyphen Solutions, LLC	First Lien Term Loan	SOFR(M)	1.00%	4.50%	8.17%	8/6/2032	$34,568,454	34,411,700	34,015,358	1.28%	E
JOBVITE, Inc. (Employ, Inc.)	First Lien Last Out Term Loan	SOFR(Q)	0.75%	7.50%	11.17%	8/5/2028	$2,321,515	2,298,338	1,979,294	0.08%	E
IQN Holding Corporation (Beeline)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	2.63% Cash + 3.13% PIK	9.45%	5/2/2029	$38,764,888	38,469,935	38,198,416	1.44%	E
IVXS UK Limited (ComplyAdvantage) (United Kingdom)	First Lien Term Loan (4.5% Exit Fee)	SOFR(Q)	4.00%	5.75%	9.75%	5/19/2029	$9,466,533	9,391,825	9,362,401	0.36%	C/E/H
IVXS UK Limited (ComplyAdvantage) (United Kingdom)	First Lien Delayed Draw Term Loan (4.5% Exit Fee)	SOFR(M)	4.00%	5.75%	9.75%	5/27/2029	$3,155,511	3,130,608	3,120,800	0.12%	C/E/H
ION Platform Finance US Inc.	First Lien Term Loan	SOFR(Q)	—	3.75%	7.45%	9/30/2032	$1,702,000	1,680,034	1,377,199	0.05%
Kaseya, Inc.	First Lien Term Loan	SOFR(M)	—	3.25%	6.92%	3/20/2032	$2,456,494	2,455,999	2,301,145	0.09%
Logicmonitor, Inc	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.17%	11/19/2031	$36,628,138	36,302,129	35,712,434	1.35%	E
Logicmonitor, Inc	First Lien Revolver	SOFR(Q)	0.75%	5.50%	9.17%	11/19/2031	$—	(14,960)	(46,413)	—	D/E
Logicmonitor, Inc	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.50%	9.17%	10/7/2032	$—	(38,964)	(272,200)	(0.01)%	D/E
MH Sub I, LLC (Micro Holding Corp.)	First Lien Term Loan	SOFR(M)	—	4.25%	7.92%	12/11/2031	$2,386,349	2,371,700	1,601,837	0.06%
MH Sub I, LLC (Micro Holding Corp.)	First Lien 2023 Incremental Term Loan	SOFR(M)	1.00%	4.25%	7.92%	5/3/2028	$2,154,098	2,152,994	1,857,910	0.07%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Software (Continued)
Onward Acquireco Inc (Onestream Inc)	First Lien Delayed Draw Term Loan	SOFR(M)	—	2.38% Cash + 2.68% PIK	8.71%	3/30/2033	$—	$(20,679)	$(41,391)	—	D/E
Onward Acquireco Inc (Onestream Inc)	First Lien Revolver	SOFR(M)	—	2.38% Cash + 2.68% PIK	8.71%	3/30/2033	$—	—	(17,249)	—	D/E
Onward Acquireco Inc (Onestream Inc)	First Lien Term Loan	SOFR(M)	—	2.38% Cash + 2.68% PIK	8.71%	3/30/2033	$12,876,590	12,780,053	12,780,016	0.49%	E
Mitchell International Inc	First Lien Term Loan	SOFR(Q)	—	3.00%	6.67%	6/17/2031	$3,041,554	3,033,474	2,910,539	0.11%
Planview Parent, Inc.	First Lien Term Loan	SOFR(Q)	—	3.50%	7.20%	12/17/2027	$3,254,040	3,244,659	2,450,715	0.09%
Project Boost Purchaser, LLC (JD Power, AutoData Inc)	First Lien Term Loan	SOFR(Q)	—	2.75%	6.45%	7/2/2031	$4,818,949	4,821,261	4,655,129	0.18%
Ping Identity Holding Corp	First Lien Term Loan	SOFR(M)	—	2.75%	6.42%	11/5/2032	$1,657,000	1,661,283	1,638,359	0.06%	E
Proofpoint, Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	6.70%	8/21/2028	$5,049,315	5,040,108	4,895,740	0.19%
Qlik Technologies Inc. (Project Alpha)	First Lien Term Loan	SOFR(Q)	—	3.25%	6.95%	10/28/2030	$999,269	1,001,194	761,718	0.03%
RealPage, Inc	First Lien Term Loan	SOFR(Q)	—	3.75%	7.45%	4/24/2028	$4,741,396	4,748,683	4,617,551	0.18%
Shackleton Bidco Inc. (Payworks) (Canada)	First Lien Revolver	CORRA(Q)	0.75%	4.50%	6.76%	11/5/2032	CAD$-	(35,990)	(67,165)	—	C/D/E
Shackleton Bidco Inc. (Payworks) (Canada)	First Lien Delayed Draw Term Loan	CORRA(Q)	0.75%	4.50%	6.76%	11/5/2032	CAD$-	(143,959)	(268,661)	(0.01)%	C/D/E
Shackleton Bidco Inc. (Payworks) (Canada)	First Lien Term Loan	CORRA(Q)	0.75%	4.50%	6.76%	10/25/2032	CAD$43,064,004	30,322,313	30,318,071	1.14%	C/E
Sophia, L.P. (Ellucian)	First Lien Term Loan	SOFR(M)	0.50%	2.50%	6.17%	10/7/2029	$3,470,498	3,469,741	3,380,838	0.13%
Thunder Purchaser, Inc. (Vector Solutions)	First Lien Incremental Delayed Draw Term Loan	SOFR(Q)	1.00%	5.40%	9.10%	6/30/2028	$1,013,750	1,005,430	990,890	0.04%	E
Thunder Purchaser, Inc. (Vector Solutions)	First Lien Incremental Term Loan	SOFR(Q)	1.00%	5.40%	9.10%	6/30/2028	$567,700	564,217	558,129	0.02%	E
TIBCO Software Inc.	First Lien Term Loan	SOFR(M)	—	3.25%	6.95%	8/13/2032	$1,750,163	1,746,403	1,608,400	0.06%
UKG Inc.	First Lien Term Loan	SOFR(Q)	—	2.50%	6.17%	1/30/2031	$1,122,283	1,095,245	1,073,957	0.04%
Xplor T1, LLC	First Lien Term Loan	SOFR(Q)	—	3.50%	7.17%	10/28/2032	$1,446,730	1,444,119	1,349,076	0.05%	E
								438,259,932	429,222,605	16.31%
Specialty Retail
Mavis Tire Express Services Topco Corp	First Lien Term Loan	SOFR(M)	0.75%	3.00%	6.67%	5/4/2028	$5,621,467	5,617,006	5,623,603	0.21%
RVR Dealership Holdings LLC	First Lien Term Loan	SOFR(M)	—	4.50%	8.18%	2/26/2033	$750,000	742,541	725,625	0.03%	E
								6,359,547	6,349,228	0.24%
Trading Companies and Distributors
BCPE Empire Holdings, Inc.	First Lien Term Loan	SOFR(M)	—	3.25%	6.92%	12/11/2030	$1,204,429	1,201,817	1,188,368	0.05%
BCPE Empire Holdings, Inc.	First Lien Term Loan	SOFR(M)	—	3.50%	7.17%	12/29/2032	$1,875,000	1,865,828	1,849,228	0.07%
Flow Control Group (Flow Merger Sub)	First Lien Term Loan	SOFR(M)	—	3.25%	6.92%	2/28/2033	$52,000	52,000	52,065	—
Veritiv Corp.	First Lien Term Loan	SOFR(Q)	—	4.00%	7.70%	11/17/2030	$393,493	391,948	383,374	0.01%
White Cap Supply Holdings, LLC	First Lien Tranche B Term Loan	SOFR(M)	—	3.25%	6.92%	10/19/2029	$7,778,231	7,752,306	7,499,226	0.29%
								11,263,899	10,972,261	0.42%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Textiles, Apparel and Luxury Goods
WH Borrower, LLC (WHP)	First Lien Term Loan	SOFR(Q)	0.50%	4.50%	8.16%	2/20/2032	$26,581,671	$26,469,603	$26,633,638	1.01%

Technology Hardware, Storage and Peripherals
Composecure Holdings LLC	First Lien Term Loan	SOFR(M)	—	2.25%	5.93%	1/7/2033	$864,000	862,949	863,464	0.03%
SumUp Holdings Luxembourg S.A.R.L. (Luxembourg)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.50%	9.17%	4/25/2031	$12,800,000	12,738,720	12,800,000	0.49%	C/E
								13,601,669	13,663,464	0.52%
Transportation Infrastructure
Brown Group Holding, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	7/1/2031	$1,233,753	1,241,268	1,236,918	0.05%
KKR Apple Bidco, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.17%	9/23/2031	$330,359	330,359	330,927	0.01%
								1,571,627	1,567,845	0.06%
Wireless Telecommunication Services
OpenMarket, Inc. (Infobip) (United Kingdom)	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.20%	6/11/2029	$43,689,841	43,166,729	42,992,725	1.63%

Total Debt Investments - 142.0% of Net Assets								2,389,364,013	2,353,460,431	89.39%

Equity Securities

Media
Streamland Media Holdings LLC	Common Stock						$12,363	645,215	—	—

Paper and Forest Products							$—	—	—	—
48forty Intermediate Holdings, Inc.	Class A-1 Common Units						$285	—	—	—	E/I/J
48forty Intermediate Holdings, Inc.	Preferred Units						$285	1,087,468	1,041,809	0.04%	E/I/J
								1,087,468	1,041,809	0.04%

Total Equity Securities - 0.1% of Net Assets								1,732,683	1,041,809	0.04%

Total Investments - 142.1% of Net Assets								$2,391,096,696	$2,354,502,240	89.43%

Cash and Cash Equivalents - 16.7% of Net Assets									277,420,342	10.57%

Total Cash and Investments - 158.8% of Net Assets									$2,631,922,582	100.00%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

March 31, 2026

Notes to Schedule of Investments:

(A)
Debt investments include investments in bank debt that generally are bought and sold among institutional investors in transactions not subject to registration under the Securities Act of 1933 (the “Securities Act”). Such transactions are generally subject to contractual restrictions, such as approval of the agent or borrower.
(B)
100.0% of the fair value of total senior secured loans in the Fund’s portfolio bear interest at a floating rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR”), “S”, or other base rate (commonly the Federal Funds Rate or the Prime Rate), “P”. In addition, 79.7% of the fair value of such senior secured loans have floors of 0.50% to 4.00%, with a weighted average of 0.89%. The borrower under a senior secured loan generally has the option to select from interest reset periods of one, two, three or six months and may alter that selection at the end of any reset period. The stated interest rate represents the weighted average interest rate at March 31, 2026 of all contracts within the specified loan facility. SOFR resets monthly (M), quarterly (Q) or semiannually (S).
(C)
Non-U.S. company or principal place of business outside the U.S. and as a result, the investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940 (the “1940 Act”). Under the 1940 Act, the Fund may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund's total assets.
(D)
Negative balances represent unfunded commitments that were acquired and/or valued at a discount.
(E)
Investments are considered Level 3 in accordance with ASC Topic 820 (see Note 2).
(F)
The Fund generally uses Global Industry Classification Standard ("GICS") codes to identify the industry groupings.
(G)
Non-accruing debt investment.
(H)
In addition to the stated coupon, investment has an exit fee payable upon repayment of the loan in an amount equal to the percentage of the original principal amount shown.
(I)
Restricted security (See Note 2).
(J)
Non-income producing investment.
(K)
Deemed an investment company under Section 3(c) of the 1940 Act and as a result, the investment is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund's total assets
(L)
Publicly traded company with a market capitalization greater than $250 million and as a result, the investment is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund's total assets.

Aggregate acquisitions and aggregate dispositions of investments totaled $232,642,549 and $94,676,738, respectively, for the three months ended March 31, 2026. Aggregate acquisitions include investment assets received as payment in kind. Aggregate dispositions include principal paydowns on investments. The total value of restricted securities and bank debt as of March 31, 2026 was $2,354,502,240 or 89.4% of total cash and investments of the Fund. As of March 31, 2026, approximately 11.6% of the total assets of the Fund were not qualifying assets under Section 55(a) of the 1940 Act.

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Schedule of Investments

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments(A)
Aerospace and Defense
Arcline FM Holdings, LLC (Fairbanks Morse)	First Lien Term Loan	SOFR(Q)	0.75%	2.75%	6.42%	6/23/2030	$2,887,923	$2,893,381	$2,903,489	0.12%
Cobham Ultra US Co-Borrower LLC (Ultra Electronics)	First Lien Term Loan	SOFR(S)	—	4.18%	8.37%	8/4/2029	$3,228,596	3,230,317	3,242,721	0.13%
Engineering Research Holding LLC (Astrion, Inc.)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	8.67%	8/29/2031	$22,807,353	22,528,778	16,649,368	0.68%	E
Kaman Corporation	First Lien Term Loan	SOFR(Q)	—	2.50%	6.32%	1/30/2032	$5,772,929	5,754,549	5,803,266	0.24%
Kaman Corporation	First Lien Delayed Draw Term Loan	SOFR(Q)	—	2.50%	6.43%	2/26/2032	$52,283	49,913	55,158	—
Propulsion BC Finco Sarl (Luxembourg)	First Lien Term Loan	SOFR(Q)	—	5.00%	8.69%	11/20/2032	$1,586,823	1,592,220	1,596,741	0.06%	C
Skydio, Inc	First Lien Term Loan	SOFR(M)	2.50%	2.75% Cash +2.75% PIK	9.17%	12/4/2029	$7,711,220	7,652,362	7,641,819	0.31%	E
Skydio, Inc	First Lien Delayed Draw Term Loan B	SOFR(M)	2.50%	5.00% Cash	8.73%	12/4/2029	$—	(29,429)	(33,750)	—	D/E
Skydio, Inc	First Lien Delayed Draw Term Loan A	SOFR(M)	2.50%	5.00% Cash	8.73%	12/4/2029	$3,750,000	3,720,571	3,716,250	0.15%	E
Signia Aerospace, LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	6.44%	11/21/2031	$5,459,791	5,473,122	5,486,708	0.22%
Signia Aerospace, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	2.75%	6.44%	11/21/2031	$—	659	590	—
								52,866,443	47,062,360	1.91%
Automobiles
ABC Technologies Inc. (TI Automotive) (Canada)	First Lien Term Loan	EURIBOR(M)	0.75%	5.88%	7.78%	8/22/2031	€17,275,741	19,439,337	19,604,164	0.80%	C/E
ABC Technologies Inc. (TI Automotive) (Canada)	First Lien Term Loan	SOFR(Q)	0.75%	5.75%	9.47%	8/22/2031	$29,249,834	28,219,047	28,228,108	1.14%	C/E
								47,658,384	47,832,272	1.94%
Auto Components
Clarios Global LP (Canada)	First Lien Term Loan	SOFR(M)	—	2.75%	6.47%	1/14/2032	$6,214,425	6,252,714	6,254,228	0.25%	C

Beverages
Triton Water Holdings Inc	First Lien Term Loan	SOFR(Q)	—	2.25%	5.92%	3/31/2028	$622,540	622,540	625,033	0.03%

Building Products
Gulfside Supply Inc	First Lien Term Loan	SOFR(Q)	—	3.00%	6.67%	5/29/2031	$1,599,360	1,594,580	1,580,376	0.06%
TL Alpine Holding Corp.	First Lien Term Loan	SOFR(M)	1.00%	6.00%	9.72%	8/1/2030	$9,624,423	9,477,443	9,662,921	0.39%	E
Trulite Holding Corp.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	9.98%	3/1/2030	$9,975,199	9,836,159	9,675,943	0.40%	E
Wilsonart LLC	First Lien Term Loan	SOFR(Q)	—	4.25%	7.92%	7/25/2031	$5,261,473	5,189,992	5,109,259	0.21%
								26,098,174	26,028,499	1.06%
Capital Markets
Apex Group Treasury LLC	First Lien Term Loan	SOFR(Q)	—	3.50%	7.39%	2/20/2032	$1,005,419	983,504	950,121	0.04%
Ardonagh Group FinCo Pty Ltd (Australia)	First Lien Term Loan	SOFR(Q)	—	2.75%	6.42%	2/27/2031	$4,622,921	4,615,454	4,621,973	0.19%	C
Ascensus Holdings, Inc	First Lien Term Loan	SOFR(M)	0.50%	3.00%	6.72%	8/2/2028	$2,951,085	2,954,873	2,951,675	0.12%
Allspring Buyer, LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	6.81%	11/1/2030	$815,550	817,113	820,953	0.03%
BCPE Pequod Buyer Inc. (Envestnet Inc.)	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	9/19/2031	$2,166,438	2,171,851	2,173,880	0.09%
Brookfield Properties Retail Holding LLC	First Lien Term Loan	SOFR(M)	—	3.50%	7.22%	5/28/2030	$309,445	305,326	311,472	0.01%
Focus Financial Partners, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.22%	9/15/2031	$6,308,415	6,312,705	6,326,142	0.26%
Grant Thornton Advisors LLC	First Lien Term Loan	SOFR(M)	—	2.75%	6.47%	6/2/2031	$5,352,996	5,347,282	5,369,751	0.22%
Grant Thornton Advisors LLC	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	5/30/2031	$919,695	909,316	924,459	0.04%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Capital Markets (Continued)
OVG Business Services LLC (Oak View)	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	6/15/2031	$1,828,491	$1,828,360	$1,834,205	0.07%
PMA Parent Holdings, LLC	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	8.42%	1/31/2031	$44,967,275	44,495,836	44,595,800	1.80%	E
PMA Parent Holdings, LLC	First Lien Revolver	SOFR(Q)	0.75%	4.75%	8.42%	1/31/2031	$—	(53,869)	(41,575)	—	D/E
Wharf Street Rating Acquisition, LLC (KBRA)	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.75%	8.47%	9/16/2032	$—	(38,662)	(27,661)	—	D/E
Wharf Street Rating Acquisition, LLC (KBRA)	First Lien Revolver	SOFR(M)	0.75%	4.75%	8.47%	9/16/2032	$—	(37,713)	(27,661)	—	D/E
Wharf Street Rating Acquisition, LLC (KBRA)	First Lien Term Loan	SOFR(M)	0.75%	4.75%	8.47%	9/16/2032	$35,437,574	35,098,029	35,188,625	1.43%	E
								105,709,405	105,972,159	4.30%
Chemicals
Advancion (f/k/a Aruba Investments Holdings, LLC)	First Lien Term Loan	SOFR(M)	0.75%	4.10%	7.82%	11/24/2027	$1,230,720	1,227,201	1,133,801	0.05%
Ascend Learning, LLC	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	12/11/2028	$2,804,601	2,781,774	2,817,867	0.11%
CP Iris Holdco I, Inc	First Lien Delayed Draw Term Loan	SOFR(M)	—	4.00%	7.72%	10/27/2032	$74,543	74,693	73,048	—
CP Iris Holdco I, Inc	First Lien Term Loan	SOFR(M)	—	4.00%	7.72%	10/18/2032	$2,625,211	2,630,656	2,615,366	0.11%
Derby Buyer LLC	First Lien Term Loan	SOFR(M)	—	3.00%	6.75%	11/1/2030	$4,719,861	4,727,660	4,740,345	0.18%
Discovery Purchaser Corporation	First Lien Term Loan	SOFR(Q)	0.50%	3.75%	7.61%	10/4/2029	$3,808,974	3,755,238	3,669,547	0.15%
INEOS Composites International Holdings LLC (FORTIS)	First Lien Term Loan	SOFR(Q)	—	3.50%	7.17%	2/6/2032	$722,370	720,757	717,313	0.03%
Olympus Water US Holding Corporation (Solenis)	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	6.67%	6/9/2031	$4,227,335	4,215,451	4,197,067	0.17%
Sparta U.S. Holdco LLC	First Lien Term Loan	SOFR(M)	0.75%	3.00%	6.86%	8/2/2028	$2,154,660	2,136,167	2,142,088	0.09%
W. R. Grace Holdings, LLC	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	6.67%	8/19/2032	$1,663,830	1,653,877	1,668,505	0.07%
								23,923,474	23,774,947	0.96%
Commercial Services and Supplies
Allied Universal Holdco LLC	First Lien Term Loan	SOFR(M)	0.75%	3.25%	6.97%	8/5/2032	$6,683,639	6,689,196	6,726,448	0.27%
Anticimex Inc. (Sweden)	First Lien Term Loan	SOFR(Q)	—	2.90%	6.81%	11/17/2031	$184,729	184,729	185,884	0.01%	C
Apollo Group Holdco, LLC (Topsail)	First Lien Term Loan	SOFR(Q)	1.00%	5.75%	9.42%	12/26/2030	$15,477,503	15,220,345	15,353,683	0.62%	E
Cohnreznick Advisory LLC	First Lien Term Loan	SOFR(Q)	—	3.50%	7.17%	3/31/2032	$21,081,233	21,006,950	21,226,272	0.85%
Cohnreznick Advisory LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	3.50%	7.17%	3/31/2032	$(3,144)	(14,726)	19,937	—	D
Creative Artists Agency, LLC.	First Lien Term Loan	SOFR(M)	—	2.50%	6.22%	10/1/2031	$4,126,534	4,128,258	4,147,167	0.17%
Dealer Tire Financial, LLC	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	7/2/2031	$1,881,242	1,875,181	1,885,945	0.08%
EnergySolutions, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.25%	6.97%	9/18/2030	$647,427	644,621	652,687	0.03%
Ensemble RCM, LLC	First Lien Term Loan B	SOFR(Q)	—	3.00%	6.84%	8/3/2029	$5,337,605	5,343,943	5,370,004	0.22%
GFL Environmental Services Inc (Canada)	First Lien Term Loan	SOFR(Q)	—	2.50%	6.27%	2/4/2032	$6,194,475	6,216,156	6,228,545	0.25%	C
Interstate Waste Services Inc	First Lien Term Loan	SOFR(Q)	—	3.25%	6.92%	10/4/2030	$1,360,475	1,362,286	1,364,733	0.06%
Madison Safety & Flow LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.23%	9/26/2031	$3,753,631	3,764,526	3,784,918	0.15%
Modigent, LLC (Pueblo)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.25%	8.92%	8/23/2028	$5,451,836	5,389,531	5,380,537	0.22%	E
Modigent, LLC (Pueblo)	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	8.92%	8/23/2028	$1,415,717	1,400,135	1,397,202	0.06%	E
Modigent, LLC (Pueblo)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.25%	8.92%	8/23/2028	$982,031	970,820	969,188	0.04%	E
Modigent, LLC (Pueblo)	First Lien Revolver	SOFR(Q)	0.75%	5.25%	8.92%	8/23/2027	$—	(10,153)	(9,853)	—	D/E
TA TT Buyer, LLC (TouchTunes, Octave Music)	First Lien Tranche B-1 Term Loan	SOFR(Q)	0.50%	4.75%	8.42%	4/1/2029	$16,717,565	16,719,731	16,346,686	0.66%
								90,891,529	91,029,983	3.69%
Construction Materials
Covia Holdings LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	6.71%	2/12/2032	$2,330,322	2,333,466	2,317,214	0.10%
Potters Industries, LLC	First Lien Term Loan	SOFR(Q)	—	2.50%	6.17%	12/9/2032	$275,000	274,313	276,031	0.01%
								2,607,779	2,593,245	0.11%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Construction and Engineering
Brand Industrial Services Inc	First Lien Term Loan	SOFR(Q)	0.50%	4.50%	8.35%	8/1/2030	$4,645,232	$4,605,767	$4,245,626	0.17%
Brown & Settle, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	10.26%	5/16/2030	$21,998,615	21,517,923	22,174,604	0.90%	E
Brown & Settle, Inc.	First Lien Revolver	SOFR(M)	1.00%	6.25%	10.12%	5/16/2030	$1,838,836	1,785,263	1,838,836	0.07%	E
Compsych Holdings Corp	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	8.61%	7/22/2031	$12,925,854	12,874,575	13,055,113	0.54%	E
Compsych Holdings Corp	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	8.61%	7/22/2031	$—	(7,414)	37,376	—	D/E
JF Acquisition, LLC (JF Petroleum)	First Lien Term Loan	SOFR(M)	1.00%	5.75%	9.48%	6/18/2030	$35,990,440	35,422,152	35,630,536	1.44%	E
JF Acquisition, LLC (JF Petroleum)	First Lien Revolver	SOFR(M)	1.00%	5.75%	9.48%	6/18/2030	$—	(75,397)	(41,587)	—	D/E
JF Acquisition, LLC (JF Petroleum)	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.75%	9.48%	6/18/2030	$—	(110,852)	(67,232)	—	D/E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.34%	2/1/2030	$2,381,164	2,364,060	2,381,164	0.10%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Term Loan	SOFR(Q)	1.00%	4.50%	8.46%	2/1/2030	$1,648,177	1,633,251	1,648,177	0.07%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.27%	2/1/2030	$983,549	959,834	983,549	0.04%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Revolver	SOFR(Q)	1.00%	4.50%	8.29%	2/1/2029	$—	(1,898)	—	—	D/E
Legence Holdings LLC (Refficiency)	First Lien Term Loan	SOFR(M)	—	2.25%	5.97%	12/16/2031	$3,028,997	3,039,748	3,053,608	0.12%
Pioneer Acquisitionco, LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	6.94%	10/23/2032	$188,000	187,540	189,058	0.01%
RBS Buyer Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	8.84%	7/31/2031	$—	(19,794)	34,064	—	D/E
RBS Buyer Inc.	First Lien Revolver	SOFR(Q)	1.00%	5.00%	8.84%	7/31/2031	$—	(65,979)	—	—	D/E
RBS Buyer Inc.	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	8.84%	7/31/2031	$19,254,896	19,031,127	19,447,445	0.79%	E
Titan Home Improvement, LLC (Renuity)	First Lien Term Loan	SOFR(Q)	1.00%	4.75%	8.57%	5/31/2030	$9,533,188	9,392,997	9,628,520	0.39%	E
Titan Home Improvement, LLC (Renuity)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.75%	8.57%	5/31/2030	$—	(13,309)	18,101	—	D/E
Titan Home Improvement, LLC (Renuity)	First Lien Revolver	SOFR(Q)	1.00%	4.75%	8.57%	5/31/2030	$—	(22,172)	—	—	D/E
Tecta America Corp.	First Lien Term Loan	SOFR(M)	1.00%	2.75%	6.47%	2/18/2032	$1,376,085	1,381,131	1,383,069	0.06%
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.72%	9/4/2029	$11,069,460	10,940,583	11,124,807	0.45%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	8.72%	9/4/2029	$4,972,668	4,914,773	4,997,531	0.20%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	8.72%	9/4/2029	$2,671,969	2,671,969	2,685,329	0.11%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	8.72%	9/4/2029	$943,685	930,012	948,403	0.04%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	8.72%	9/4/2029	$9,086,694	8,970,998	9,132,127	0.37%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.72%	9/4/2029	$2,587,408	2,551,505	2,600,345	0.11%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.72%	9/4/2029	$611,620	602,754	614,678	0.02%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.72%	9/4/2029	$832,881	762,966	860,337	0.03%	E
Vortex Companies, LLC	First Lien Revolver	SOFR(M)	1.00%	5.00%	8.72%	9/4/2029	$839,464	815,675	839,464	0.03%	E
								147,039,788	149,443,048	6.06%
Consumer Finance
Lucky US BuyerCo, LLC (Global Payments)	First Lien Term Loan	SOFR(Q)	1.00%	7.50%	11.22%	3/30/2029	$3,118,582	3,067,974	3,069,259	0.13%	E
Lucky US BuyerCo, LLC (Global Payments)	First Lien Revolver	SOFR(Q)	1.00%	7.50%	11.22%	3/30/2029	$371,870	365,203	365,393	0.01%	E
								3,433,177	3,434,652	0.14%
Containers and Packaging
Charter Next Generation, Inc. (fka Charter NEX US, Inc.)	First Lien Term Loan	SOFR(M)	—	2.75%	6.50%	12/1/2030	$8,161,664	8,156,985	8,188,802	0.33%
Clydesdale Acquisition Holdings, Inc	First Lien Term Loan	SOFR(M)	—	3.25%	6.97%	4/13/2029	$1,123,954	1,123,738	1,124,353	0.05%
Clydesdale Acquisition Holdings, Inc	First Lien Delayed Draw Term Loan	SOFR(M)	—	3.25%	6.97%	4/13/2029	$17,881	17,647	(4,852)	—	D
Mauser Packaging Solutions Holding Co	First Lien Term Loan	SOFR(Q)	—	5.00%	8.69%	4/15/2030	$800,000	780,339	786,168	0.03%
								10,078,709	10,094,471	0.41%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Communications Equipment
Digicert Inc	First Lien Term Loan	SOFR(M)	0.75%	5.75%	9.47%	7/30/2030	$33,854,115	$33,378,564	$33,471,665	1.36%	E

Distributors
Bradyplus Holdings LLC	First Lien Term Loan	SOFR(Q)	—	3.50%	7.26%	12/13/2032	$652,000	642,220	646,158	0.03%

Diversified Consumer Services
Belron Finance 2019 LLC (United Kingdom)	First Lien Term Loan	SOFR(Q)	—	2.25%	6.12%	10/16/2031	$2,054,837	2,072,303	2,068,964	0.08%	C
Express Wash Acquisition Company, LLC (Whistle)	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	10.18%	4/10/2031	$21,560,745	21,371,400	20,137,736	0.81%	E
Express Wash Acquisition Company, LLC (Whistle)	First Lien Revolver	SOFR(Q)	1.00%	6.25%	10.18%	4/10/2031	$—	(11,194)	(84,124)	—	D/E
Fusion Holding Corp. (Finalsite)	First Lien Term Loan	SOFR(Q)	0.75%	6.25%	9.92%	9/29/2028	$4,409,996	4,357,511	4,088,410	0.17%	E
Fusion Holding Corp. (Finalsite)	First Lien Revolver	Prime	0.75%	5.25%	12.00%	9/15/2027	$204,123	201,279	189,355	0.01%	E
Planet US Buyer LLC	First Lien Term Loan	SOFR(Q)	—	3.00%	6.82%	1/31/2031	$1,118,644	1,121,092	1,127,330	0.05%
								29,112,391	27,527,671	1.12%
Diversified Financial Services
Accuserve Solutions, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	9.09%	3/15/2030	$494,954	494,954	438,034	0.02%	E
Beekeeper Buyer Inc. (Archway)	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	8.92%	6/30/2031	$5,809,164	5,755,977	5,814,973	0.24%	E
Beekeeper Buyer Inc. (Archway)	First Lien Revolver	SOFR(Q)	0.75%	5.25%	8.92%	6/30/2031	$—	(13,297)	—	—	D/E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan E	SOFR(Q)	1.00%	4.50%	8.17%	6/1/2028	$4,934,075	4,893,263	4,890,246	0.20%	E
EdgeCo Buyer, Inc.	First Lien Term Loan B	SOFR(Q)	1.00%	4.50%	8.17%	6/1/2028	$2,522,567	2,504,839	2,503,673	0.10%	E
EdgeCo Buyer, Inc.	First Lien Term Loan	SOFR(Q)	—	4.50%	8.17%	6/1/2028	$1,102,343	1,094,596	1,094,086	0.04%	E
EdgeCo Buyer, Inc.	First Lien Revolver	SOFR(Q)	1.00%	4.50%	8.17%	6/1/2028	$—	(4,116)	(4,387)	—	D/E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan A	SOFR(Q)	1.00%	4.50%	8.17%	6/1/2028	$214,467	212,960	212,861	0.01%	E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan B	SOFR(Q)	1.00%	4.50%	8.17%	6/1/2028	$186,266	184,957	184,871	0.01%	E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan C	SOFR(Q)	1.00%	4.50%	8.17%	6/1/2028	$61,928	61,492	61,464	—	E
GC Champion Acquisition LLC (Numerix)	First Lien Delayed Draw Term Loan	SOFR(S)	1.00%	5.00%	9.22%	8/19/2028	$—	(36,363)	(28,487)	—	D/E
GC Champion Acquisition LLC (Numerix)	First Lien Incremental Term Loan	SOFR(S)	1.00%	5.00%	9.22%	8/21/2028	$8,786,733	8,649,295	8,718,768	0.35%	E
GC Champion Acquisition LLC (Numerix)	First Lien Term Loan	SOFR(S)	1.00%	5.00%	9.22%	8/21/2028	$10,031,377	10,011,156	9,953,784	0.40%	E
GC Champion Acquisition LLC (Numerix)	First Lien Delayed Draw Term Loan	SOFR(S)	1.00%	5.00%	9.22%	8/21/2028	$639,841	634,224	634,892	0.03%	E
GC Waves Holdings, Inc. (Mercer)	First Lien Term Loan	SOFR(M)	0.75%	4.50%	8.22%	9/30/2030	$18,925,793	18,925,793	19,115,051	0.78%	E
GC Waves Holdings, Inc. (Mercer)	First Lien Revolver	SOFR(M)	0.75%	4.50%	8.22%	8/10/2029	$—	—	—	—	E
GC Waves Holdings, Inc. (Mercer)	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.50%	8.22%	10/4/2030	$1,536,670	1,393,142	1,838,101	0.07%	E
Gryphon Debt Merger Sub Inc. (Altera Corporation LLC)	First Lien Term Loan	SOFR(S)	—	3.00%	6.88%	8/17/2028	$840,000	835,829	846,741	0.03%
HP PHRG Borrower LLC	First Lien Term Loan	SOFR(Q)	—	4.00%	7.67%	2/20/2032	$19,216,009	19,045,554	19,135,974	0.78%
Orion Us Finco Inc.	First Lien Term Loan	SOFR(Q)	—	3.50%	7.43%	10/10/2032	$442,000	439,852	444,590	0.02%
Oak Funding LLC	First Lien Term Loan	SOFR(Q)	0.50%	4.50%	8.29%	12/2/2032	$17,487,635	17,315,538	17,314,735	0.70%	E
Oak Funding LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.50%	4.50%	8.29%	12/2/2032	$—	(16,861)	(16,868)	—	D/E
Payroc, LLC	First Lien Term Loan	SOFR(M)	1.00%	4.75%	8.47%	11/1/2027	$7,515,599	7,460,323	7,500,568	0.30%	E
Payroc, LLC	First Lien Revolver	SOFR(M)	1.00%	4.75%	8.47%	11/1/2027	$—	(1,231)	(333)	—	D/E
Payroc, LLC	First Lien Term Loan	SOFR(M)	1.00%	4.75%	8.47%	10/31/2027	$540,952	538,574	539,870	0.02%	E
SitusAMC Holdings Corporation	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.17%	5/14/2031	$14,798,438	14,775,028	14,902,027	0.60%	E
SitusAMC Holdings Corporation	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.17%	5/14/2031	$32,535,805	32,435,058	32,763,556	1.33%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Diversified Financial Services (Continued)
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.49%	10/4/2028	$13,961,875	$13,961,875	$13,898,907	0.56%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.17%	10/2/2028	$2,669,859	2,657,834	2,640,245	0.11%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.49%	10/4/2028	$3,629,871	3,610,401	3,613,500	0.15%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.49%	10/2/2028	$1,082,893	1,082,893	1,078,009	0.04%	E
Wealth Enhancement Group, LLC	First Lien Revolver	SOFR(Q)	1.00%	4.50%	8.17%	10/4/2028	$—	(612)	(5,948)	—	D/E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.17%	10/2/2028	$—	(16,919)	(34,318)	—	D/E
White Cap Supply Holdings, LLC	First Lien Tranche B Term Loan	SOFR(M)	—	3.25%	6.97%	10/19/2029	$7,797,923	7,770,114	7,838,511	0.32%
								176,656,122	177,887,696	7.21%
Diversified Telecommunication Services
Level 3 Financing Inc.	First Lien Term Loan	SOFR(M)	—	3.25%	6.97%	3/27/2032	$1,664,000	1,665,077	1,670,864	0.07%
Venga Finance Sarl (Luxembourg)	First Lien Term Loan	SOFR(Q)	—	4.01%	7.83%	6/28/2029	$1,246,851	1,250,735	1,252,618	0.05%	C
								2,915,812	2,923,482	0.12%

Electrical Equipment
Griffon Bidco Inc. (Layerzero)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	7/31/2031	$—	(41,944)	—	0.00%	D/E
Griffon Bidco Inc. (Layerzero)	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.67%	7/31/2031	$—	(41,944)	—	0.00%	D/E
Griffon Bidco Inc. (Layerzero)	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	7/31/2031	$25,285,726	25,048,459	25,285,726	1.04%	E
Spark Buyer, LLC (Sparkstone)	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.13%	10/15/2031	$11,636,468	11,492,173	9,472,085	0.38%	E
Spark Buyer, LLC (Sparkstone)	First Lien Revolver	SOFR(Q)	0.75%	5.25%	8.94%	10/15/2031	$799,273	770,122	362,024	0.01%	E
Spark Buyer, LLC (Sparkstone)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.25%	8.94%	10/15/2031	$—	(58,301)	(874,498)	-0.04%	D/E
								37,168,565	34,245,337	1.39%
Energy Equipment and Services
PG Polaris Bidco SARL (Rosen Group) (Luxembourg)	First Lien Term Loan	SOFR(Q)	—	2.25%	5.92%	3/26/2031	$2,735,825	2,745,388	2,748,437	0.11%	C

Entertainment
City Football Group Ltd (United Kingdom)	First Lien Term Loan	SOFR(Q)	0.50%	3.26%	6.93%	7/21/2030	$2,074,734	2,076,369	2,077,327	0.08%	C
Endeavor Operating Company LLC	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	1/28/2032	$6,270,323	6,269,522	6,314,215	0.26%
International Entertainment JJJCO 3 Ltd (ATG Entertainment LLC) (United Kingdom)	First Lien Term Loan	SOFR(Q)	—	3.00%	6.84%	4/19/2032	$457,703	455,622	455,987	0.02%	C/E
Renaissance Holding Corp.	First Lien Term Loan	SOFR(M)	—	4.00%	7.72%	12/11/2031	$960,202	941,381	841,324	0.03%
								9,742,894	9,688,853	0.39%
Food Products
Sauer Brands Inc	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	2/4/2032	$251,574	251,106	252,936	0.01%
Saratoga Food Specialties LLC (Solina France SASU) (France)	First Lien Term Loan	SOFR(Q)	—	3.25%	6.98%	3/7/2029	$932,950	936,157	941,500	0.04%	C
Wellness Pet LLC (Woof)	First Lien First Out Term Loan	SOFR(Q)	—	3.95%	7.62%	12/1/2029	$479,108	443,529	295,849	0.01%
								1,630,792	1,490,285	0.06%
Health Care Equipment and Supplies
Avalara, Inc.	First Lien Term Loan	SOFR(Q)	—	2.75%	6.42%	3/26/2032	$462,678	460,615	465,216	0.02%
Chariot Buyer, LLC	First Lien Term Loan	SOFR(M)	0.50%	2.75%	6.47%	7/22/2032	$5,442,636	5,420,839	5,460,216	0.23%
Opal Bidco SAS (Opella) (France)	First Lien Term Loan	SOFR(Q)	—	3.00%	6.69%	4/23/2032	$6,503,700	6,528,276	6,552,478	0.26%	C
								12,409,730	12,477,910	0.51%
Healthcare Providers and Services
Acp Tara Holdings Inc. (Arcadia)	First Lien Term Loan	SOFR(Q)	—	3.25%	6.97%	9/17/2032	$152,000	151,621	153,045	0.01%	E
AHP Health Partners, Inc.	First Lien Term Loan	SOFR(M)	—	2.25%	5.97%	9/20/2032	$1,915,200	1,922,456	1,918,494	0.08%
CHG Healthcare Services, Inc.	First Lien Term Loan	SOFR(Q)	—	2.75%	6.59%	9/29/2028	$2,711,392	2,694,913	2,726,955	0.11%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Healthcare Providers and Services (Continued)
Electron Bidco Inc.	First Lien Term Loan	SOFR(M)	—	2.50%	6.22%	10/7/2028	$2,059,385	$2,064,427	$2,072,493	0.08%
LifePoint Health Inc	First Lien Term Loan	SOFR(M)	—	3.50%	7.33%	5/19/2031	$1,525,099	1,525,113	1,529,232	0.06%
LifePoint Health Inc	First Lien Term Loan	SOFR(Q)	—	3.75%	7.65%	5/16/2031	$1,917,929	1,918,013	1,926,368	0.08%
Ingenovis Health, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.25%	8.19%	3/5/2028	$238,091	236,197	69,939	—
IvyRehab Intermediate II, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.35%	9.02%	4/23/2029	$14,014,906	13,863,384	14,014,906	0.56%	E
IvyRehab Intermediate II, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.10%	8.77%	4/23/2029	$9,317,238	8,934,995	9,135,995	0.36%	E
Raven Acquisition Holdings LLC (R1 RCM)	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	11/19/2031	$1,890,777	1,890,578	1,899,125	0.08%
Raven Acquisition Holdings LLC (R1 RCM)	First Lien Delayed Draw Term Loan	SOFR(M)	—	3.00%	6.72%	11/19/2031	$—	235	602	—
Surgery Partners Holdings, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.22%	12/19/2030	$3,363,047	3,375,052	3,380,165	0.15%
								38,576,984	38,827,319	1.57%
Health Care Technology
Athenahealth Group Inc.	First Lien Term Loan	SOFR(M)	0.50%	2.75%	6.47%	2/15/2029	$9,924,727	9,918,729	9,955,742	0.40%
Cotiviti Holdings, Inc	First Lien Term Loan	SOFR(M)	—	2.75%	6.62%	2/24/2031	$1,540,082	1,528,655	1,483,615	0.06%
Cotiviti Holdings, Inc	First Lien Term Loan	SOFR(M)	—	2.75%	6.62%	2/13/2032	$906,947	898,813	872,941	0.04%
MRO Parent Corporation	First Lien Term Loan	SOFR(M)	0.75%	4.50%	8.22%	6/9/2032	$34,673,825	34,195,620	34,465,782	1.40%	E
MRO Parent Corporation	First Lien Revolver	SOFR(M)	0.75%	4.50%	8.22%	6/9/2032	$—	(41,687)	(18,136)	—	D/E
MRO Parent Corporation	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.50%	8.22%	6/9/2032	$—	(20,844)	(18,136)	—	D/E
Mpulse Mobile Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	3.25%	6.97%	8/26/2032	$—	(36,284)	(36,732)	—	D/E
Mpulse Mobile Inc.	First Lien Revolver	SOFR(Q)	0.75%	4.75%	8.42%	8/26/2032	$—	(54,426)	(55,201)	—	D/E
Mpulse Mobile Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	8.42%	8/26/2032	$40,121,205	39,746,068	39,735,520	1.61%	E
Polaris Newco, LLC	First Lien Term Loan	SOFR(Q)	0.50%	3.75%	7.85%	6/2/2028	$2,920,685	2,921,313	2,823,222	0.11%
PointClickCare Technologies Inc. (Canada)	First Lien Term Loan	SOFR(Q)	—	2.75%	6.42%	11/3/2031	$4,393,621	4,401,487	4,408,274	0.18%	C
Press Ganey Holdings, Inc.	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	4/30/2031	$2,049,918	2,052,850	2,056,324	0.08%
Zelis Healthcare Corp	First Lien Term Loan	SOFR(M)	—	2.75%	6.47%	9/15/2029	$1,946,433	1,935,510	1,930,219	0.08%
								97,445,804	97,603,434	3.96%
Hotels, Restaurants and Leisure
Alterra Mountain Company	First Lien Term Loan	SOFR(Q)	—	5.00%	8.69%	5/31/2030	$1,246,875	1,255,994	1,254,668	0.05%	E
Fertitta Entertainment, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.25%	6.97%	1/27/2029	$7,914,353	7,892,164	7,921,555	0.32%
Great Canadian Gaming Corp. (Canada)	First Lien Term Loan	SOFR(Q)	—	4.75%	8.44%	11/1/2029	$429,281	429,243	423,110	0.02%	C
Herschend Entertainment Company LLC	First Lien Term Loan	SOFR(M)	—	3.25%	6.97%	5/20/2032	$2,484,600	2,490,526	2,505,048	0.10%
Motion Finco LLC	First Lien Term Loan B	SOFR(Q)	—	3.50%	7.17%	11/12/2029	$686,692	689,218	610,730	0.02%
Scientific Games Holdings LP	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	6.93%	4/4/2029	$3,887,771	3,869,912	3,824,614	0.16%
Showtime Acquisition LLC (World Choice)	First Lien Term Loan	SOFR(Q)	—	4.75%	8.63%	8/13/2031	$44,822,847	44,458,777	44,442,122	1.80%	E
Stonebridge Companies, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.00%	8.72%	5/16/2031	$6,274,616	6,190,377	6,299,714	0.26%	E
Stonebridge Companies, LLC	First Lien Revolver	SOFR(M)	0.75%	5.00%	8.72%	5/16/2030	$—	(15,669)	—	—	D/E
Stonebridge Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	5.00%	8.72%	5/16/2031	$—	(12,034)	7,171	—	D/E
TRQ Sales LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	6.94%	8/13/2032	$1,050,000	1,038,980	1,038,188	0.04%	E
Voyager Parent LLC	First Lien Term Loan	SOFR(Q)	—	4.75%	8.42%	5/8/2032	$1,754,603	1,740,873	1,758,060	0.07%
Whatabrands LLC	First Lien Term Loan	SOFR(Q)	—	2.50%	6.46%	8/3/2028	$1,236,877	1,241,974	1,241,534	0.05%
								71,270,335	71,326,514	2.89%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Household Durables
Hunter Douglas Holding BV (Netherlands)	First Lien Term Loan	SOFR(Q)	—	3.00%	6.21%	1/17/2032	$4,092,307	$4,087,429	$4,120,073	0.17%	C
Pye-Barker Fire & Safety LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.21%	12/10/2032	$848,250	844,022	854,523	0.03%
Pye-Barker Fire & Safety LLC	First Lien Delayed Draw Term Loan	SOFR(M)	—	2.50%	7.74%	12/10/2032	$—	—	937	—
Weber Stephen Products, LLC	First Lien Term Loan	SOFR(Q)	—	3.75%	0.00%	9/17/2032	$1,244,000	1,235,289	1,247,421	0.05%
								6,166,740	6,222,954	0.25%
Industrial Conglomerates
Beach Acquisition Bidco LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	7.23%	6/25/2032	$582,000	580,604	587,459	0.02%
Chromalloy Holdings LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	6.91%	3/31/2031	$3,801,758	3,817,350	3,828,788	0.16%
Cube Industrials Buyer Inc. (Circor)	First Lien Term Loan	SOFR(Q)	—	3.00%	7.37%	10/20/2031	$934,947	933,594	942,151	0.04%
LSF12 Crown US Commercial Bidco, LLC	First Lien Term Loan	SOFR(M)	—	3.50%	0.00%	12/2/2031	$842,313	843,713	848,630	0.03%
								6,175,261	6,207,028	0.25%
Insurance
Alliant Holdings Intermediate, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	8.79%	9/19/2031	$11,973,302	11,938,624	12,013,832	0.49%
AmeriLife Holdings, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.79%	8/31/2029	$23,732,225	23,521,749	23,732,225	0.95%	E
AmeriLife Holdings, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.79%	8/31/2029	$—	(12,678)	—	—	D/E
AmeriLife Holdings, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.79%	8/31/2028	$322,848	313,299	322,848	0.01%	E
AmeriLife Holdings, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	6.67%	8/31/2029	$921,627	910,113	921,627	0.04%	E
Amynta Agency Borrower Inc. (Mayfield)	First Lien Term Loan	SOFR(M)	—	2.75%	8.67%	12/29/2031	$4,312,013	4,316,591	4,326,825	0.18%
EBS Parent Holdings Inc. (The Difference Card)	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	7/1/2032	$14,565,788	14,430,612	14,420,130	0.58%	E
EBS Parent Holdings Inc. (The Difference Card)	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.67%	7/1/2032	$—	(11,265)	(12,138)	—	D/E
EBS Parent Holdings Inc. (The Difference Card)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.17%	7/1/2032	$—	(16,897)	(36,414)	—	D/E
Galway Borrower LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.17%	9/29/2028	$5,227,629	5,178,749	5,227,629	0.21%	E
Galway Borrower LLC	First Lien Term Loan	SOFR(Q)	—	4.50%	8.22%	9/29/2028	$3,154,034	3,122,047	3,154,034	0.13%	E
Higginbotham Insurance Agency, Inc.	First Lien Term Loan	SOFR(M)	1.00%	4.50%	8.22%	6/11/2031	$15,352,328	15,352,328	15,352,328	0.62%	E
Higginbotham Insurance Agency, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	4.50%	8.22%	9/30/2026	$—	(59,373)	—	—	D/E
Higginbotham Insurance Agency, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	4.50%	8.82%	12/10/2027	$—	—	—	—	E
Integrity Marketing Acquisition, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.82%	8/25/2028	$9,690,530	9,665,397	9,615,380	0.39%	E
Integrity Marketing Acquisition, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	5.00%	8.82%	8/26/2033	$—	(8,979)	(21,013)	—	D/E
Integrity Marketing Acquisition, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.00%	6.78%	8/25/2028	$—	(84,775)	(32,452)	—	D/E
Jones Deslauriers Insurance Management Inc (Canada)	First Lien Term Loan	SOFR(Q)	—	3.00%	7.42%	12/9/2032	$1,113,988	1,111,295	1,116,773	0.05%	C
Summit Acquisition Inc.	First Lien Term Loan	SOFR(M)	—	3.50%	6.22%	10/16/2031	$151,620	151,620	152,947	0.01%	E
Sedgwick Claims Management Services, Inc. (Lightning Cayman Merger Sub, Ltd.)	First Lien Term Loan	SOFR(M)	—	2.50%	6.42%	7/13/2031	$7,667,052	7,665,578	7,699,829	0.31%
Truist Insurance Holdings, LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	0.00%	5/6/2031	$7,663,726	7,678,281	7,686,104	0.31%
								105,162,316	105,640,494	4.28%
Internet and Catalog Retail
Syndigo, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.82%	9/2/2032	$—	(40,084)	(46,283)	—	D/E
Syndigo, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	0.00%	9/2/2032	$31,304,022	31,005,795	30,959,678	1.25%	E
								30,965,711	30,913,395	1.25%
Internet and Direct Marketing Retail
Pug LLC	First Lien Term Loan	SOFR(M)	—	4.75%	0.00%	3/15/2030	$3,698,286	3,693,285	3,672,860	0.15%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Internet Software and Services
Bynder Bidco B.V. (Netherlands)	First Lien Term Loan B	SOFR(Q)	1.00%	6.00%	9.86%	1/26/2029	$2,110,569	$2,078,217	$2,113,064	0.09%	C/E
Bynder Bidco B.V. (Netherlands)	First Lien Revolver B	SOFR(Q)	1.00%	6.00%	9.86%	1/26/2029	$—	(723)	—	—	C/D/E
Bynder Bidco, Inc. (Netherlands)	First Lien Term Loan A	SOFR(Q)	1.00%	6.00%	9.86%	1/26/2029	$582,226	573,301	582,914	0.02%	C/E
Bynder Bidco, Inc. (Netherlands)	First Lien Revolver A	SOFR(Q)	1.00%	6.00%	9.86%	1/26/2029	$—	(2,624)	—	—	C/D/E
Civicplus LLC	First Lien Term Loan	SOFR(Q)	0.75%	6.00%	9.82%	8/24/2030	$10,703,864	10,633,609	10,625,758	0.43%	E
Civicplus LLC	First Lien Revolver	SOFR(Q)	0.75%	5.50%	9.20%	8/24/2030	$—	(4,436)	(5,098)	—	D/E
Civicplus LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.50%	9.20%	8/24/2030	$3,664,069	3,609,472	3,619,138	0.15%	E
e-Discovery Acquireco, LLC (Reveal)	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	10.07%	8/23/2029	$8,579,230	8,448,506	8,665,022	0.35%	E
e-Discovery Acquireco, LLC (Reveal)	First Lien Initial Term Loan	SOFR(Q)	1.00%	5.50%	9.32%	9/1/2028	$6,640,840	6,640,840	6,592,362	0.27%	E
e-Discovery Acquireco, LLC (Reveal)	First Lien Revolver	SOFR(Q)	1.00%	6.25%	10.07%	8/23/2029	$768,775	751,774	768,775	0.03%	E
Gympass US, LLC	First Lien Term Loan	SOFR(M)	1.00%	3.25% Cash + 3.25% PIK	10.34%	8/29/2029	$2,849,124	2,841,564	2,877,615	0.12%	E
Gympass US, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	3.25% Cash + 3.25% PIK	10.34%	8/29/2029	$12,792,857	12,729,836	12,920,786	0.51%	E
Magenta Buyer, LLC (McAfee)	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	3/1/2029	$2,282,612	2,279,594	2,114,007	0.09%
Spartan Bidco Pty Ltd (StarRez) (Australia)	First Lien Incremental Term Loan	SOFR(Q)	0.75%	6.65%	10.51%	1/24/2028	$10,038,061	9,935,064	10,018,186	0.41%	C/E
Spartan Bidco Pty Ltd (StarRez) (Australia)	First Lien Revolver	SOFR(S)	0.75%	6.50%	10.23%	1/24/2028	$187,753	180,990	186,667	0.01%	C/E
								60,694,984	61,079,196	2.48%
IT Services
Anthracite Buyer, Inc. (Coalfire)	First Lien Term Loan	SOFR(Q)	0.75%	4.50%	8.34%	12/3/2032	$17,151,957	17,067,169	17,066,197	0.68%	E
Anthracite Buyer, Inc. (Coalfire)	First Lien Revolver	SOFR(Q)	0.75%	4.50%	8.34%	12/3/2032	$—	(21,197)	(21,440)	—	D/E
CrewLine Buyer, Inc. (New Relic)	First Lien Term Loan	SOFR(Q)	1.00%	6.75%	10.59%	11/8/2030	$9,559,143	9,393,531	9,520,906	0.39%	E
CrewLine Buyer, Inc. (New Relic)	First Lien Revolver	SOFR(Q)	1.00%	6.75%	10.59%	11/8/2030	$—	(17,251)	(3,983)	—	D/E
Ensono Holdings, Inc.	First Lien Term Loan	SOFR(M)	0.75%	4.11%	7.83%	5/26/2028	$18,852,332	18,734,370	18,870,807	0.76%
Fortress Intermediate 3, Inc	First Lien Term Loan	SOFR(M)	—	3.00%	6.78%	6/27/2031	$3,130,808	3,140,604	3,137,680	0.13%
Intercept Bidco, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	9.77%	6/3/2030	$11,229,177	11,063,738	11,094,427	0.45%	E
Intercept Bidco, Inc.	First Lien Revolver	SOFR(Q)	1.00%	6.00%	9.77%	6/3/2030	$—	(25,452)	(20,731)	—	D/E
Intercept Bidco, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	6.00%	9.77%	6/3/2030	$—	(19,089)	(31,096)	—	D/E
Madison Logic Holdings, Inc.	First Lien Term Loan	SOFR(M)	1.00%	4.73% Cash + 2.37% PIK	10.72%	12/29/2028	$2,274,371	2,241,294	1,976,428	0.08%	E
Madison Logic Holdings, Inc.	First Lien Revolver	SOFR(M)	1.00%	4.73% Cash + 2.37% PIK	10.72%	12/30/2027	$—	(1,026)	(11,240)	—	D/E
Neon Maple US Debt Mergersub Inc.	First Lien Term Loan	SOFR(M)	—	2.50%	6.22%	11/17/2031	$1,738,048	1,736,053	1,742,315	0.07%
Research Now Group, LLC (Dynata)	Second Out Term Loan	SOFR(Q)	1.00%	5.76%	9.64%	10/15/2028	$1,649,563	1,501,552	1,025,311	0.04%
Research Now Group, LLC (Dynata)	First Lien Term Loan	SOFR(Q)	—	5.26%	9.14%	7/15/2028	$232,897	218,770	232,082	0.01%
Serrano Parent, LLC (Sumo Logic)	First Lien Term Loan	SOFR(Q)	1.00%	6.50%	10.36%	5/12/2030	$4,099,217	4,035,397	3,849,165	0.16%	E
Serrano Parent, LLC (Sumo Logic)	First Lien Revolver	SOFR(Q)	1.00%	6.50%	10.36%	5/12/2030	$—	(6,382)	(25,005)	—	D/E
Trident Technologies LLC	First Lien Term Loan	SOFR(M)	—	4.50%	8.42%	2/6/2032	$7,350,703	7,293,674	7,283,297	0.30%
								76,335,755	75,685,120	3.07%
Life Sciences Tools and Services
Alcami Corporation	First Lien Term Loan	SOFR(Q)	1.00%	7.15%	10.97%	12/21/2028	$968,857	952,064	968,857	0.04%	E
Alcami Corporation	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	7.10%	10.83%	12/21/2028	$71,311	70,075	71,311	—	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Life Sciences Tools and Services (Continued)
Alcami Corporation	First Lien Revolver	SOFR(M)	1.00%	7.10%	10.83%	12/21/2028	$28,300	$25,993	$28,300	—	E
DNAnexus, Inc	First Lien Delayed Draw Term Loan	SOFR(M)	3.00%	5.25%	8.98%	12/18/2029	$1,199,513	1,056,775	1,163,528	0.05%	E
DNAnexus, Inc	First Lien Term Loan	SOFR(M)	3.00%	5.25%	8.98%	12/20/2029	$5,997,566	5,949,829	5,985,571	0.24%	E
Parexel International, Inc.	First Lien Term Loan	SOFR(Q)	—	2.75%	6.53%	12/9/2031	$1,450,000	1,458,127	1,456,648	0.06%
Star Parent Inc	First Lien Term Loan	SOFR(Q)	—	4.00%	7.67%	9/27/2030	$2,274,213	2,276,858	2,279,455	0.09%
Sotera Health Holdings, LLC	First Lien Term Loan	SOFR(Q)	—	2.50%	6.34%	5/30/2031	$2,889,682	2,899,316	2,909,563	0.12%
								14,689,037	14,863,233	0.60%
Machinery
AI Aqua Merger Sub, Inc. (Osmosis Buyer) (United Kingdom)	First Lien Term Loan	SOFR(Q)	1.00%	3.00%	6.85%	7/30/2028	$7,129,546	7,101,267	7,153,287	0.30%	C
Coorstek Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	6.86%	10/28/2032	$670,000	666,722	676,285	0.03%
Filtration Group Corporation	First Lien Term Loan	SOFR(M)	0.50%	2.75%	6.47%	10/23/2028	$5,400,776	5,421,623	5,436,205	0.22%
Hobbs & Associates, LLC	First Lien Term Loan	SOFR(M)	—	2.75%	6.47%	7/23/2031	$2,065,643	2,058,618	2,067,905	0.08%
Hobbs & Associates, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	—	2.75%	6.47%	7/23/2031	$—	200	—	—	E
Husky Injection Molding Systems Ltd. (Canada)	First Lien Term Loan	SOFR(M)	—	3.75%	7.47%	2/15/2029	$5,213,162	5,223,223	5,259,142	0.21%	C
Indicor, LLC (Roper Industrial Pro)	First Lien Term Loan	SOFR(Q)	—	2.75%	6.42%	11/22/2029	$3,365,634	3,373,403	3,389,816	0.14%
KKR Apple Bidco, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.22%	9/23/2031	$331,196	331,196	333,278	0.01%
Madison IAQ LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	6.64%	11/8/2032	$5,450,022	5,439,238	5,491,197	0.22%
TK Elevator US Newco Inc	First Lien Term Loan	SOFR(S)	0.50%	2.75%	6.95%	4/30/2030	$3,484,743	3,485,427	3,510,373	0.14%
								33,100,917	33,317,488	1.35%
Media
Kid Distro Holdings, LLC	First Lien Term Loan	SOFR(S)	1.00%	5.00%	9.20%	10/1/2029	$16,657,453	16,657,453	16,504,204	0.66%	E
Kid Distro Holdings, LLC	First Lien Term Loan	SOFR(S)	1.00%	5.00%	9.20%	10/1/2029	$1,121,303	1,121,303	1,110,987	0.05%	E
Kid Distro Holdings, LLC	First Lien Revolver	SOFR(S)	1.00%	5.00%	9.20%	10/1/2029	$—	—	(14,227)	—	D/E
Speedster Bidco GMBH (Germany)	First Lien Term Loan	SOFR(Q)	—	5.00%	8.69%	12/10/2031	$3,110,000	3,130,647	3,121,663	0.13%	C
Streamland Media Midco LLC	First Out Term Loan	SOFR(Q)	1.00%	6.76% PIK	10.43%	3/31/2029	$1,461,957	1,461,957	1,461,957	0.06%	E
Streamland Media Midco LLC	Last Out Term Loan	SOFR(Q)	—	6.76% PIK	10.43%	3/31/2029	$1,331,823	1,263,126	969,567	0.04%	E/G
Streamland Media Midco LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	6.76% PIK	10.43%	3/31/2029	$116,958	116,958	116,958	—	E
Streamland Media Midco LLC	First Lien Revolver	SOFR(Q)	—	6.76% PIK	10.43%	3/31/2029	$206,470	206,470	206,470	0.01%	E
TL Voltron Purchaser, LLC (GES)	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	9.09%	12/31/2030	$11,637,067	11,443,205	11,474,148	0.47%	E
Zayo Group Holdings, Inc.	First Lien Term Loan	SOFR(M)	—	3.11%	6.83%	3/11/2030	$267,470	265,488	254,583	0.01%
								35,666,607	35,206,310	1.43%
Metals and Mining
Grinding Media Inc. (Molycop LTD)	First Lien Term Loan	SOFR(Q)	0.75%	3.50%	7.34%	10/21/2028	$978,838	982,953	980,673	0.04%	E

Oil, Gas and Consumable Fuels
Deep Blue Operating I, LLC	First Lien Term Loan	SOFR(M)	—	2.75%	6.59%	3/31/2029	$1,151,000	1,152,661	1,156,513	0.04%
Palmdale Oil Company, LLC	First Lien Term Loan	SOFR(Q)	—	4.75%	8.38%	12/12/2031	$763,292	759,492	759,476	0.03%	E
Palmdale Oil Company, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	4.75%	8.38%	12/12/2031	$—	—	—	0.01%	E
Palmdale Oil Company, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	4.75%	8.38%	12/12/2031	$—	—	—	—	E
Stakeholder Midstream, LLC	First Lien Term Loan	SOFR(S)	—	4.00%	8.04%	8/19/2032	$461,843	457,224	464,586	0.02%
								2,369,377	2,380,575	0.10%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Paper and Forest Products
Alpine Acquisition Corp II (48Forty)	First Lien 2nd Incremental Term Loan	SOFR(Q)	1.00%	6.15%	9.94%	11/30/2029	$5,011,624	$4,909,789	$2,153,996	0.09%	E/G
Alpine Acquisition Corp II (48Forty)	First Lien Term Loan	SOFR(Q)	1.00%	6.15%	9.94%	11/30/2029	$210,389	206,324	90,425	—	E/G
FSK Pallet Holding Corp. (Kamps)	First Lien Term Loan	SOFR(Q)	1.25%	6.75%	10.83%	12/23/2026	$1,462,677	1,451,859	1,453,164	0.06%	E
FSK Pallet Holding Corp. (Kamps)	First Lien Term Loan	SOFR(Q)	1.00%	6.40%	10.09%	12/23/2026	$1,168,766	1,168,766	1,163,317	0.05%	E
								7,736,738	4,860,902	0.20%
Professional Services
Allied Benefit Systems Intermediate, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.73%	10/31/2030	$41,671,397	41,472,491	41,254,683	1.67%	E
Allied Benefit Systems Intermediate, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.73%	10/31/2030	$—	—	(51,631)	—	D/E
Applause App Quality, Inc.	First Lien Term Loan	SOFR(Q)	1.50%	5.75%	9.43%	10/24/2029	$15,007,034	14,778,230	14,931,999	0.61%	E
Applause App Quality, Inc.	First Lien Revolver	SOFR(Q)	1.50%	5.75%	9.69%	10/24/2029	$300,140	282,404	292,636	0.01%	E
Acuren Delaware Holdco Inc.	First Lien Term Loan	SOFR(M)	0.75%	2.75%	6.47%	1/31/2030	$171,136	171,136	172,238	0.01%
Bullhorn, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	—	5.00%	8.72%	9/30/2029	$12,136,269	12,125,167	12,075,588	0.49%	E
Bullhorn, Inc.	First Lien Term Loan	SOFR(M)	1.00%	5.00%	8.72%	10/1/2029	$10,262,184	10,244,292	10,210,873	0.41%	E
Bullhorn, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.72%	9/30/2029	$—	—	(5,620)	—	D/E
Bullhorn, Inc.	First Lien Revolver	SOFR(M)	1.00%	5.00%	8.72%	10/1/2029	$197,141	195,213	152,784	0.01%	E
Bullhorn, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	8.72%	9/30/2029	$1,400,965	1,398,570	1,393,960	0.06%	E
Cherry Bekaert Advisory, LLC	First Lien Term Loan	SOFR(M)	0.75%	4.50%	8.22%	6/28/2030	$2,114,842	2,091,101	2,094,529	0.08%	E
Cherry Bekaert Advisory, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.50%	8.22%	6/28/2030	$871,417	861,628	863,047	0.03%	E
Cherry Bekaert Advisory, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.50%	8.22%	6/28/2030	$960,698	950,545	951,470	0.04%	E
Cherry Bekaert Advisory, LLC	First Lien Term Loan	SOFR(M)	0.75%	4.50%	8.22%	6/28/2030	$737,825	730,027	730,738	0.03%	E
Cherry Bekaert Advisory, LLC	First Lien Revolver	SOFR(M)	0.75%	4.50%	8.22%	6/28/2030	$—	(5,021)	(4,296)	—	D/E
Cherry Bekaert Advisory, LLC	First Lien Term Loan	SOFR(M)	0.75%	4.50%	8.22%	6/28/2030	$7,868,480	7,793,151	7,792,903	0.32%	E
Cherry Bekaert Advisory, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.50%	8.22%	6/28/2030	$4,241,111	4,165,781	4,165,534	0.17%	E
Chronicle Parent LLC (Lexitas)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	8.90%	4/15/2031	$30,633,102	30,363,262	30,663,735	1.24%	E
Chronicle Parent LLC (Lexitas)	First Lien Revolver	SOFR(Q)	1.00%	5.00%	8.87%	4/15/2031	$—	(28,547)	—	—	D/E
Chronicle Parent LLC (Lexitas)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	8.87%	4/15/2031	$797,222	754,402	806,944	0.03%	E
Citrin Cooperman Advisors LLC	First Lien Term Loan	SOFR(Q)	—	3.00%	6.67%	3/6/2032	$4,814,692	4,811,784	4,834,745	0.20%
CoreLogic, Inc. (fka First American Corporation)	First Lien Term Loan	SOFR(M)	0.50%	3.61%	7.33%	6/2/2028	$7,153,055	7,114,789	7,169,292	0.29%
DTI Holdco, Inc. (Epiq)	First Lien Term Loan	SOFR(M)	0.75%	4.00%	7.72%	4/26/2029	$21,995,849	21,923,040	20,597,573	0.83%
Element Materials Technology Group US Holdings Inc.	First Lien Term Loan	SOFR(Q)	0.50%	3.68%	7.35%	6/24/2029	$1,867,430	1,864,930	1,886,104	0.08%
GI Consilio Parent LLC (Skopima Consilio Parent LLC)	First Lien Term Loan	SOFR(M)	0.50%	3.75%	7.47%	5/12/2028	$20,552,215	20,422,673	18,830,967	0.76%
HSI Halo Acquisitions, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.84%	6/28/2031	$6,119,117	6,100,467	6,119,117	0.25%	E
HSI Halo Acquisitions, Inc.	First Lien Revolver	SOFR(Q)	0.75%	5.00%	8.84%	6/28/2031	$—	—	—	—	E
HSI Halo Acquisitions, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.84%	6/28/2031	$549,054	549,054	549,054	0.02%	E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	8.94%	1/16/2030	$4,611,775	4,549,667	4,611,775	0.19%	E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	8.94%	1/16/2030	$—	(13,742)	—	—	D/E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Revolver	SOFR(Q)	1.00%	5.25%	8.94%	1/16/2030	$—	(8,245)	—	—	D/E
ICIMS, Inc.	First Lien Incremental Term Loan	SOFR(Q)	0.75%	6.25%	10.11%	8/18/2028	$1,152,092	1,142,984	1,114,762	0.05%	E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	8.65%	12/20/2031	$5,564,864	5,505,485	5,531,475	0.22%	E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	8.51%	12/20/2031	$1,007,798	993,330	991,550	0.04%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Professional Services (Continued)
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Revolver	SOFR(Q)	0.75%	4.75%	8.51%	12/20/2031	$—	$(11,596)	$(6,511)	—	D/E
OMNIA Partners, LLC	First Lien Term Loan	SOFR(Q)	1.00%	2.75%	6.45%	7/25/2030	$1,651,160	1,656,312	1,659,713	0.07%
Secretariat Advisors LLC	First Lien Term Loan	SOFR(Q)	—	4.00%	7.67%	2/24/2032	$7,296,808	7,265,420	7,326,470	0.30%
Secretariat Advisors LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	4.00%	7.67%	2/24/2032	$—	—	3,601	—
Vensure Employer Services, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	9/27/2031	$15,618,411	15,517,365	15,398,847	0.62%	E
Vensure Employer Services, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	8.67%	9/19/2031	$—	281	(3,519)	—	D/E
								227,727,830	225,107,129	9.13%
Pharmaceuticals
Boots Group Finco LP	First Lien Term Loan	SOFR(Q)	—	3.50%	7.21%	7/22/2032	$2,056,000	2,061,125	2,069,703	0.08%

Real Estate Management and Development
Community Merger Sub Debt LLC (CINC Systems)	First Lien Term Loan	SOFR(M)	0.75%	5.25%	8.97%	1/18/2030	$10,119,171	9,997,913	10,137,375	0.41%	E
Community Merger Sub Debt LLC (CINC Systems)	First Lien Revolver	SOFR(M)	0.75%	5.25%	8.97%	1/18/2030	$—	(26,952)	—	—	D/E
								9,970,961	10,137,375	0.41%
Road and Rail
Motive Technologies, Inc. (Keep Truckin)	First Lien Term Loan	SOFR(M)	1.00%	7.36%	11.08%	4/8/2027	$44,864,231	44,204,127	44,774,503	1.82%	E

Software
Applied Systems, Inc.	First Lien Term Loan	SOFR(Q)	0.50%	2.50%	6.17%	2/24/2031	$489,434	489,433	492,774	0.02%
Barracuda Parent LLC	First Lien Term Loan	SOFR(Q)	—	4.50%	8.34%	8/15/2029	$671,201	661,134	549,442	0.02%
Bluefin Holding, LLC (Allvue)	First Lien Term Loan	SOFR(Q)	1.00%	4.25%	7.98%	9/12/2029	$17,648,902	17,397,772	17,754,795	0.72%	E
Bluefin Holding, LLC (Allvue)	First Lien Revolver	SOFR(Q)	1.00%	4.25%	7.98%	9/12/2029	$—	(18,333)	—	—	D/E
Boxer Parent Company, Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	6.82%	7/30/2031	$4,863,121	4,871,237	4,856,191	0.20%
Cart.Com, Inc.	First Lien Term Loan (2.5% Exit Fee)	SOFR(M)	1.50%	7.75%	11.47%	5/30/2029	$12,000,000	11,910,944	11,772,000	0.48%	E/H
Cart.Com, Inc.	First Lien Term Loan (2.5% Exit Fee)	SOFR(M)	1.50%	7.75%	11.47%	5/30/2029	$5,876,756	5,827,063	5,788,605	0.23%	E/H
Central Parent, Inc.	First Lien Term Loan	SOFR(Q)	—	3.25%	6.92%	7/6/2029	$980,094	968,930	833,364	0.03%
Clever Devices Ltd.	First Lien Term Loan	SOFR(M)	1.00%	6.00%	9.72%	6/12/2030	$2,192,902	2,152,292	2,162,201	0.09%	E
Clever Devices Ltd.	First Lien Revolver	SOFR(M)	1.00%	6.00%	9.72%	6/12/2030	$494,733	477,554	481,746	0.02%	E
Cloudera, Inc.	First Lien Term Loan	SOFR(M)	0.50%	3.85%	7.57%	10/8/2028	$3,927,576	3,894,639	3,773,536	0.15%
Clover Holding 2, LLC (COHESITY)	First Lien Term Loan	SOFR(M)	—	4.00%	7.77%	10/31/2031	$6,790,603	6,796,169	6,804,388	0.28%
Connectwise LLC	First Lien Term Loan	SOFR(Q)	—	3.76%	7.43%	9/30/2028	$1,305,465	1,308,773	1,285,074	0.05%
Delta Topco, Inc	First Lien Term Loan	SOFR(Q)	—	2.75%	6.44%	12/24/2029	$3,918,760	3,924,292	3,905,005	0.16%
Deepl Se (Germany)	First Lien Term Loan	SOFR(Q)	2.50%	5.00%	8.69%	6/26/2030	$16,895,175	16,677,365	16,658,643	0.68%	C/E
Deepl Se (Germany)	First Lien Delayed Draw Term Loan	SOFR(Q)	2.50%	5.00%	8.69%	6/26/2030	$—	—	(206,966)	-0.01%	C/D/E
Deepl Se (Germany)	First Lien Delayed Draw Term Loan	SOFR(Q)	2.50%	5.00%	8.69%	6/26/2030	$—	—	20,832	—	C/E
Douglas Holdings, Inc (Docupace)	First Lien Term Loan	SOFR(Q)	1.00%	5.75%	9.44%	8/27/2030	$8,550,747	8,451,287	8,431,037	0.34%	E
Douglas Holdings, Inc (Docupace)	First Lien Delayed Draw Term Loan B	SOFR(Q)	1.00%	5.75%	9.44%	8/27/2030	$223,063	210,955	197,039	0.01%	E
Douglas Holdings, Inc (Docupace)	First Lien PIK Delayed Draw Term Loan	SOFR(Q)	1.00%	5.75%	9.44%	8/27/2030	$774,174	774,174	759,392	0.03%	E
Douglas Holdings, Inc (Docupace)	First Lien Revolver	SOFR(Q)	1.00%	5.75%	9.44%	8/27/2030	$—	(8,649)	(10,410)	—	D/E
Dragos, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	8.85%	6/30/2030	$29,886,213	29,617,630	29,587,351	1.21%	E
Dragos, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	8.85%	6/30/2030	$—	(179,055)	(199,241)	-0.01%	D/E
Dragos, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	8.85%	6/30/2030	$—	—	(73,152)	—	D/E
Dawn Bidco, LLC	First Lien Term Loan	SOFR(Q)	—	3.00%	6.66%	10/7/2032	$2,083,000	2,078,012	2,079,292	0.08%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Software (Continued)
Darktrace Finco US LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	7.19%	10/9/2031	$384,033	$383,329	$385,921	0.02%
Emburse Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.25%	7.92%	4/10/2032	$26,049,261	25,989,690	26,492,098	1.07%	E
Emburse Inc.	First Lien Revolver	SOFR(Q)	0.75%	4.25%	7.92%	5/28/2032	$—	(5,319)	—	—	D/E
Emburse Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.25%	7.92%	5/28/2032	$—	(10,638)	79,078	—	D/E
Epicor Software Corporation (fka Eagle Parent Inc.)	First Lien Term Loan	SOFR(M)	0.75%	2.50%	6.22%	5/30/2031	$6,780,761	6,759,900	6,810,596	0.28%
Flexport Capital, LLC	First Lien Term Loan	SOFR(M)	2.00%	5.50%	9.25%	6/30/2029	$25,317,664	25,095,107	25,140,440	1.02%	E
Flexport Capital, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	2.00%	5.50%	9.25%	6/30/2029	$—	(170,175)	(135,524)	-0.01%	D/E
Fusion Risk Management, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	9.82%	5/22/2029	$4,036,148	3,997,679	4,052,293	0.16%	E
Fusion Risk Management, Inc.	First Lien Revolver	SOFR(M)	1.00%	6.00%	9.72%	5/22/2029	$122,027	114,837	122,027	—	E
FirstUp, Inc	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	9.92%	7/13/2027	$9,817,959	9,754,457	9,759,051	0.40%	E
FirstUp, Inc	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	9.92%	7/13/2027	$1,009,278	1,002,750	1,003,222	0.04%	E
FirstUp, Inc	First Lien Revolver	SOFR(Q)	1.00%	6.25%	9.92%	7/13/2027	$—	(5,876)	(5,451)	—	D/E
Finastra USA Inc.	First Lien Term Loan	SOFR(Q)	—	4.00%	7.72%	7/30/2032	$2,097,000	2,076,684	2,056,769	0.08%
Freedom Bidco Limited (Ireland)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	6.28%	10.12%	12/31/2028	$20,829,384	20,589,601	20,589,575	0.83%	C/E
GTY Technology Holdings Inc.	First Lien Term Loan	SOFR(Q)	1.00%	2.50% Cash +4.13% PIK	10.30%	7/9/2029	$3,821,002	3,781,306	3,773,515	0.15%	E
GTY Technology Holdings Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	2.50% Cash +4.13% PIK	10.30%	7/9/2029	$1,306,234	1,294,733	1,290,000	0.05%	E
GTY Technology Holdings Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	2.50% Cash +4.13% PIK	10.30%	7/9/2029	$1,134,951	1,121,283	1,120,846	0.05%	E
GTY Technology Holdings Inc.	First Lien Revolver	SOFR(Q)	1.00%	2.50% Cash +4.13% PIK	10.30%	7/9/2029	$—	(12,269)	(13,125)	—	D/E
Guardian US Holdco LLC	First Lien Term Loan	SOFR(Q)	0.50%	3.50%	7.17%	1/31/2030	$2,289,084	2,288,260	2,295,757	0.09%
G-3 Apollo Acquisition Corp (Appriss Retail)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	8.74%	3/10/2031	$13,326,632	13,153,830	13,313,305	0.54%	E
G-3 Apollo Acquisition Corp (Appriss Retail)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	8.69%	3/10/2031	$—	(27,911)	(2,870)	—	D/E
G-3 Apollo Acquisition Corp (Appriss Retail)	First Lien Revolver	SOFR(Q)	1.00%	5.00%	8.69%	3/10/2031	$287,006	249,791	284,136	0.01%	E
Genesys Cloud Services Inc.	First Lien Term Loan	SOFR(M)	—	2.50%	6.22%	1/23/2032	$2,047,631	2,038,638	2,046,034	0.08%
Honey Intermediate, Inc. (iLobby) (Canada)	First Lien Term Loan	SOFR(M)	1.00%	2.88% Cash +3.38% PIK	9.97%	9/30/2030	$14,656,842	14,484,145	14,422,333	0.58%	C/E
Honey Intermediate, Inc. (iLobby) (Canada)	First Lien Revolver	SOFR(M)	1.00%	2.88% Cash +3.38% PIK	9.97%	9/26/2030	$—	(21,007)	(29,958)	—	C/D/E
Hyphen Solutions, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	4.50%	8.22%	8/6/2032	$—	(15,115)	—	—	D/E
Hyphen Solutions, LLC	First Lien Revolver	SOFR(M)	1.00%	4.50%	8.22%	8/6/2032	$—	(18,138)	—	—	D/E
Hyphen Solutions, LLC	First Lien Term Loan	SOFR(M)	1.00%	4.50%	8.22%	8/6/2032	$34,655,092	34,491,845	34,655,092	1.42%	E
JOBVITE, Inc. (Employ, Inc.)	First Lien Last Out Term Loan	SOFR(Q)	0.75%	7.50%	11.37%	8/5/2028	$2,321,515	2,295,910	2,165,904	0.09%	E
IQN Holding Corporation (Beeline)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	2.63% Cash +3.13% PIK	9.42%	5/2/2029	$38,464,385	38,145,879	38,129,745	1.56%	E
IVXS UK Limited (ComplyAdvantage) (United Kingdom)	First Lien Term Loan (4.5% Exit Fee)	SOFR(Q)	4.00%	5.75%	9.75%	5/19/2029	$9,466,533	9,385,993	9,450,440	0.38%	C/E/H
IVXS UK Limited (ComplyAdvantage) (United Kingdom)	First Lien Delayed Draw Term Loan (4.5% Exit Fee)	SOFR(Q)	4.00%	5.75%	9.75%	5/19/2029	$—	(26,847)	(5,364)	—	C/D/E/H
ION Platform Finance US Inc.	First Lien Term Loan	SOFR(Q)	—	3.75%	7.42%	9/30/2032	$1,702,000	1,679,204	1,602,314	0.06%
Kaseya, Inc.	First Lien Term Loan	SOFR(M)	—	3.00%	6.72%	3/20/2032	$2,475,595	2,474,995	2,480,695	0.10%
Logicmonitor, Inc	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.34%	11/19/2031	$36,628,138	36,287,873	36,188,600	1.48%	E
Logicmonitor, Inc	First Lien Revolver	SOFR(Q)	0.75%	5.50%	9.34%	11/19/2031	$—	(15,614)	(22,278)	—	D/E
Logicmonitor, Inc	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.50%	9.34%	10/7/2032	$—	(40,379)	(130,656)	-0.01%	D/E
MH Sub I, LLC (Micro Holding Corp.)	First Lien Term Loan	SOFR(M)	—	4.25%	7.97%	12/11/2031	$2,392,390	2,377,074	2,058,580	0.08%
MH Sub I, LLC (Micro Holding Corp.)	First Lien 2023 Incremental Term Loan	SOFR(Q)	1.00%	4.25%	7.97%	5/3/2028	$2,159,635	2,158,392	2,014,400	0.08%
Mitchell International Inc	First Lien Term Loan	SOFR(M)	0.50%	3.25%	6.97%	6/17/2031	$3,049,177	3,040,693	3,062,914	0.12%
Planview Parent, Inc.	First Lien Term Loan	SOFR(Q)	—	3.50%	7.17%	12/17/2027	$3,262,299	3,251,543	3,139,457	0.13%
Project Boost Purchaser, LLC (JD Power, AutoData Inc)	First Lien Term Loan	SOFR(Q)	—	2.75%	6.42%	7/2/2031	$4,833,200	4,835,604	4,850,720	0.20%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Software (Continued)
Ping Identity Holding Corp	First Lien Term Loan	SOFR(Q)	—	2.75%	6.59%	11/5/2032	$1,657,000	$1,661,442	$1,663,214	0.07%
Proofpoint, Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	6.67%	8/21/2028	$5,062,196	5,052,025	5,096,644	0.21%
Pyramid Analytics BV (Netherlands)	First Lien Delayed Draw Term Loan	SOFR(Q)	4.25%	6.50%	10.75%	5/14/2029	$722,984	714,145	771,527	0.03%	C/E
Qlik Technologies Inc. (Project Alpha)	First Lien Term Loan	SOFR(Q)	—	3.25%	6.92%	10/28/2030	$1,001,805	1,003,854	1,001,374	0.04%
RealPage, Inc	First Lien Term Loan	SOFR(Q)	—	3.75%	7.42%	4/22/2028	$5,699,105	5,708,283	5,724,637	0.23%
Shackleton Bidco Inc. (Payworks) (Canada)	First Lien Revolver	CORRA (Q)	0.75%	4.50%	6.76%	11/5/2032	CAD$-	(37,370)	(37,370)	—	C/D/E
Shackleton Bidco Inc. (Payworks) (Canada)	First Lien Delayed Draw Term Loan	CORRA (Q)	0.75%	4.50%	6.76%	11/5/2032	CAD$-	(149,481)	(149,481)	-0.01%	C/D/E
Shackleton Bidco Inc. (Payworks) (Canada)	First Lien Term Loan	CORRA (Q)	0.75%	4.50%	6.76%	10/25/2032	CAD$43,064,004	30,311,270	31,109,089	1.26%	C/E
Sophia, L.P. (Ellucian)	First Lien Term Loan	SOFR(M)	0.50%	2.75%	6.47%	10/7/2029	$5,630,975	5,627,127	5,669,688	0.23%
Thunder Purchaser, Inc. (Vector Solutions)	First Lien Incremental Delayed Draw Term Loan	SOFR(Q)	1.00%	5.40%	9.07%	6/30/2028	$1,016,317	1,007,067	1,006,006	0.04%	E
Thunder Purchaser, Inc. (Vector Solutions)	First Lien Incremental Term Loan	SOFR(Q)	1.00%	5.40%	9.07%	6/30/2028	$569,137	565,262	564,817	0.02%	E
TIBCO Software Inc.	First Lien Term Loan	SOFR(M)	—	3.25%	6.92%	8/13/2032	$1,754,561	1,750,580	1,758,807	0.07%
Trintech, Inc.	First Lien Term Loan	SOFR(M)	1.00%	5.50%	9.22%	7/25/2029	$9,218,393	9,054,253	9,214,761	0.37%	E
Trintech, Inc.	First Lien Revolver	SOFR(M)	1.00%	5.50%	9.22%	7/25/2029	$206,737	193,853	206,452	0.01%	E
UKG Inc.	First Lien Term Loan	SOFR(Q)	—	2.50%	6.34%	1/30/2031	$1,377,103	1,377,007	1,380,140	0.06%
Xplor T1, LLC	First Lien Term Loan	SOFR(Q)	—	3.50%	7.34%	10/28/2032	$1,450,365	1,447,636	1,453,991	0.06%	E
								457,802,308	458,627,865	18.60%

Specialty Retail
Mavis Tire Express Services Topco Corp	First Lien Term Loan	SOFR(M)	0.75%	3.00%	6.72%	5/4/2028	$5,635,663	5,630,686	5,662,630	0.23%

Trading Companies and Distributors
BCPE Empire Holdings, Inc.	First Lien Term Loan	SOFR(M)	—	3.25%	6.97%	12/11/2030	$1,207,478	1,204,722	1,196,913	0.05%
Flow Merger Sub Inc.	First Lien Term Loan	SOFR(Q)	—	3.25%	7.55%	3/31/2028	$52,000	52,000	52,270	—
Veritiv Corp.	First Lien Term Loan	SOFR(Q)	—	4.00%	7.67%	11/17/2030	$394,491	392,861	395,006	0.02%
								1,649,583	1,644,189	0.07%
Textiles, Apparel and Luxury Goods
WH Borrower, LLC (WHP)	First Lien Term Loan	SOFR(Q)	0.50%	4.50%	8.39%	2/20/2032	$26,648,628	26,531,577	26,808,919	1.09%

Technology Hardware, Storage and Peripherals
SumUp Holdings Luxembourg S.A.R.L. (Luxembourg)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	6.00%	9.82%	4/25/2031	$12,800,000	12,733,172	12,876,800	0.52%	C/E

Transportation Infrastructure
Bleriot US Bidco Inc.	First Lien Term Loan	SOFR(Q)	—	2.50%	6.17%	10/30/2026	$3,298,317	3,298,220	3,318,239	0.13%
Brown Group Holding, LLC	First Lien Term Loan	SOFR(Q)	—	2.50%	6.22%	7/1/2031	$1,236,877	1,236,877	1,244,471	0.05%
Brown Group Holding, LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	6.57%	7/2/2029	$2,882,702	2,900,419	2,900,416	0.12%
								7,435,516	7,463,126	0.30%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Wireless Telecommunication Services
OpenMarket, Inc. (Infobip) (United Kingdom)	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.17%	6/11/2029	$43,800,168	$43,235,290	$43,368,561	1.76%	C/E

Total Debt Investments - 142.2% of Net Assets								2,253,599,573	2,244,580,686	91.04%

Equity Securities
IT Services
New Insight Holdings, Inc. (Dynata)	Common Stock						$22,972	402,032	120,603	—	I/J

Media
Streamland Media Holdings LLC	Common Units						$12,363	645,215	—	—	E/I/J

Paper and Forest Products
48forty Intermediate Holdings, Inc.	Common Stock						$685	—	—	—	E/I/J

Total Equity Securities - 0.0% of Net Assets								1,047,247	120,603	—

Total Investments - 142.2% of Net Assets								2,254,646,820	2,244,701,289	91.04%

Cash and Cash Equivalents - 14.0% of Net Assets									221,222,080	8.96%

Total Cash and Investments - 156.2% of Net Assets									2,465,923,369	100.00%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2025

Notes to Schedule of Investments:

(A)
Debt investments include investments in bank debt that generally are bought and sold among institutional investors in transactions not subject to registration under the Securities Act of 1933 (the “Securities Act”). Such transactions are generally subject to contractual restrictions, such as approval of the agent or borrower.
(B)
100.0% of the fair value of total senior secured loans in the Fund’s portfolio bear interest at a floating rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR”), “S”, or other base rate (commonly the Federal Funds Rate or the Prime Rate), “P”. In addition, 80.0% of the fair value of such senior secured loans have floors of 0.50% to 4.25%, with a weighted average of 0.90%. The borrower under a senior secured loan generally has the option to select from interest reset periods of one, two, three or six months and may alter that selection at the end of any reset period. The stated interest rate represents the weighted average interest rate at December 31, 2025 of all contracts within the specified loan facility. SOFR resets monthly (M), quarterly (Q) or semiannually (S).
(C)
Non-U.S. company or principal place of business outside the U.S. and as a result, the investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940 (the “1940 Act”). Under the 1940 Act, the Fund may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund's total assets.
(D)
Negative balances represent unfunded commitments that were acquired and/or valued at a discount.
(E)
Investments are considered Level 3 in accordance with ASC Topic 820 (see Note 2).
(F)
The Fund generally uses GICS codes to identify the industry groupings.
(G)
Non-accruing debt investment.
(H)
In addition to the stated coupon, investment has an exit fee payable upon repayment of the loan in an amount equal to the percentage of the original principal amount shown.
(I)
Restricted security (See Note 2).
(J)
Non-income producing investment.
(K)
Deemed an investment company under Section 3(c) of the 1940 Act and as a result, the investment is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund's total assets
(L)
Publicly traded company with a market capitalization greater than $250 million and as a result the investment is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund's total assets.

Aggregate acquisitions and aggregate dispositions of investments totaled $1,623,125,961 and $406,092,817, respectively for the year ended December 31, 2025. Aggregate acquisitions include investment assets received as payment in kind. Aggregate dispositions include principal paydowns on investments. The total value of restricted securities and bank debt as of December 31, 2025 was $2,244,701,289 or 91.0% of total cash and investments of the Fund. As of December 31, 2025, approximately 10.8% of the total assets of the Fund were not qualifying assets under Section 55(a) of the 1940 Act.

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

1. Organization and Basis of Presentation

BlackRock Private Credit Fund (“BDEBT” or the “Fund”), is a Delaware statutory trust formed on December 23, 2021. The Fund is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). The Fund is externally managed by BlackRock Capital Investment Advisors, LLC (the “Investment Adviser”). BlackRock Advisors, LLC (the “Sub-Adviser” and, together with the Investment Adviser, the “Advisers”) serves as the Fund’s sub-adviser. The Advisers are subsidiaries of BlackRock, Inc. (together with its subsidiaries, including but not limited to the Advisers, “BlackRock”). BlackRock Financial Management, Inc. serves as the administrator of the Fund (the “Administrator”), and is affiliated with the Advisers.

The Fund has elected to be treated for federal income tax purposes, and intends to qualify annually, as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, the Fund will not be taxed on its income to the extent that it distributes such income each year and satisfies other applicable income tax requirements.

The Fund’s investment objective is to target high risk-adjusted returns produced primarily from current income generated by investing primarily in directly originated, senior secured corporate debt instruments. The Fund intends to meet its investment strategy by focusing primarily on originating and making loans to U.S. middle market companies. BDEBT defines “middle market companies” to generally mean companies with earnings before interest expense, income tax expense, depreciation and amortization, or “EBITDA”, between $10 million and $250 million annually and/or annual revenue of $50 million to $2.5 billion at the time of investment. The Fund generally targets the core segment of the middle market, which is defined as companies with EBITDA of between $25 million and $75 million, though the Fund may invest in smaller or larger companies if an attractive opportunity presents itself, especially where there are dislocations in the capital markets. While BDEBT focuses its investments in U.S. companies, the Fund may make investments in portfolio companies that are domiciled outside of the United States. The Fund invests in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities which includes common and preferred stock, securities convertible into common stock, and warrants.

The Fund offers on a continuous basis up to $5.0 billion of common shares of beneficial interest (“Common Shares”) pursuant to an offering registered with the Securities and Exchange Commission. The Fund offers to sell any combination of three classes of Common Shares, Institutional Class shares, Class S shares and Class D shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The initial purchase price for the Institutional Class shares was $25.00 per share. Thereafter, the purchase price per share for each class of Common Shares equals the net asset value ("NAV") per share, as of the effective date of the monthly share purchase date. The Fund also engages in private offerings of its Common Shares.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Fund have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Fund is an investment company following accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC Topic 946”). The Fund has consolidated the results of its wholly owned subsidiaries in its consolidated financial statements in accordance with ASC Topic 946. The following is a summary of the significant accounting policies of the Fund.

Reclassifications

Certain prior period balances in the investment level tables were reclassified to conform to the current period presentation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting periods presented. Although management believes these estimates and assumptions to be reasonable, actual results could differ from those estimates and such differences could be material.

Investment Valuation

Pursuant to Rule 2a-5 under the 1940 Act, which establishes requirements for determining fair value in good faith for purposes of the 1940 Act, the Fund's board of trustees (the "Board of Trustees") designated the Investment Adviser as the Fund's valuation designee (the "Valuation Designee") to perform certain fair value functions, including performing fair value determinations. As required by Rule 2a-5, the Valuation

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

2. Summary of Significant Accounting Policies (Continued)

Designee provides periodic fair valuation reporting and notifications on behalf of the Fund to the Board of Trustees to facilitate the Board of Trustees' oversight duties.

The Valuation Designee values investments at fair value in accordance with GAAP, based upon the principles and methods of valuation set forth in the Valuation Designee's policies and procedures adopted for the Fund by the Valuation Designee and approved by the Board of Trustees. Fair value is generally defined as the amount for which an investment would be sold in an orderly transaction between market participants at the measurement date.

All investments are valued at least monthly based on quotations or other affirmative pricing from independent third-party sources, with the exception of investments priced directly by the Valuation Designee which in the aggregate comprise less than 5% of the capitalization of the Fund. Investments listed on a recognized exchange or market quotation system, whether U.S. or foreign, are valued using the closing price on the date of valuation.

Investments not listed on a recognized exchange or market quotation system, but for which reliable market quotations are readily available are valued using prices provided by a nationally recognized pricing service or by using quotations from broker-dealers.

Investments for which market quotations are either not readily available or are determined to be unreliable are priced at fair value using affirmative valuations performed by independent valuation services approved by the Valuation Designee or, for investments aggregating less than 5% of the total assets of the Fund, using valuations determined directly by the Valuation Designee. Such valuations are determined under documented valuation policies and procedures reviewed and approved by a committee established by the Valuation Designee (the "Valuation Committee").

Generally, to increase objectivity in valuing the investments, the Valuation Designee will utilize external measures of value, such as public markets or third-party transactions, whenever possible. The Valuation Designee’s valuation is not based on long-term work-out value, immediate liquidation value, nor incremental value for potential changes that may take place in the future. The values assigned to investments are based on available information and do not necessarily represent amounts that might ultimately be realized, as these amounts depend on future circumstances and cannot reasonably be determined until the individual investments are actually liquidated. Such circumstances may include macroeconomic, geopolitical and other events, rising interest rates and risks related to inflation that may significantly impact the profitability or viability of businesses in which the Fund is invested, and therefore may significantly impact the return on and realizability of the Fund’s investments. The foregoing policies apply to all investments, including any in companies and groups of affiliated companies aggregating more than 5% of the Fund’s assets.

Fair valuations of investments in each asset class are determined using one or more methodologies including market quotations, the market approach, income approach, or, in the case of recent investments, the cost approach, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. Such information may include observed multiples of earnings and/or revenues at which transactions in securities of comparable companies occur, with appropriate adjustments for differences in company size, operations or other factors affecting comparability.

The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. The discount rates used for such analyses reflect market yields for comparable investments, considering such factors as relative credit quality, capital structure, and other factors.

In following these approaches, the types of factors that may be taken into account also include, as relevant and among other factors: available current market data, including relevant and applicable market trading and transaction comparables, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, merger and acquisition comparables, comparable costs of capital, the principal market in which the investment trades and enterprise values.

Investments may be categorized based on the types of inputs used in valuing such investments. The level in the GAAP valuation hierarchy in which an investment falls is based on the lowest level input that is significant to the valuation of the investment in its entirety. Transfers between levels are recognized as of the beginning of the reporting period.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

2. Summary of Significant Accounting Policies (Continued)

At March 31, 2026, the Fund’s investments were categorized as follows:

Level	Basis for Determining Fair Value	Broadly Syndicated Loans(1)	Middle Market Loans(2)	Equity Securities	Total
1	Quoted prices in active markets for identical assets	$—	$—	$—	$—
2	Other direct and indirect observable market inputs(3)	447,461,211	151,377,724	—	598,838,935
3	Valuation sources that employ significant unobservable inputs	15,681,202	1,738,940,294	1,041,809	1,755,663,305
Total		$463,142,413	$1,890,318,018	$1,041,809	$2,354,502,240

______________________

(1)
Includes senior secured loans that are broadly syndicated
(2)
Includes other senior secured loans
(3)
For example, quoted prices in inactive markets or quotes for comparable investments

Unobservable inputs used in the fair value measurement of Level 3 investments as of March 31, 2026 included the following:

Asset Type	Fair Value	Valuation Technique	Unobservable Input	Weighted Average Range(1)
Broadly Syndicated Loans	$15,681,202	Market Quotations	Indicative bid/ask quotes	1 (1)
Middle Market Loans	1,584,021,423	Income Approach	Discount rate	8.1% - 20.7% (9.8%)
	1,008,634	Market Comparable Companies	EBITDA Multiple	10.0x (10.0x)
	2,395,703	Market Comparable Companies	Revenue Multiple	0.8x (0.8x)
	133,625,094	Market Quotations	Indicative bid/ask quotes	1 (1)
	17,889,440	Transaction Approach	N/A	N/A
Equity Securities	1,041,809	Market Comparable Companies	EBITDA Multiple	10.0x (10.0x)
	—	Market Comparable Companies	Revenue Multiple	0.8x (0.8x)
	$1,755,663,305

______________________

(1)
Representing the weighted average of each significant unobservable input range at the investment level by fair value.

During the three months ended March 31, 2026, four senior debt positions with an aggregate fair value of $17.9 million transitioned from a transaction price approach to an income approach, and one senior debt position with a fair value of $44.1 million transitioned from an income approach to a market quote approach. The changes in approach were driven by considerations given to the financial performance of each portfolio company.

Certain fair value measurements may employ more than one valuation technique, with each valuation technique receiving a relative weight between 0% and 100%. Generally, a change in an unobservable input may result in a change to the value of an investment as follows:

Input	Impact to Value if Input Increases	Impact to Value if Input Decreases
Discount rate	Decrease	Increase
Revenue multiples	Increase	Decrease
EBITDA multiples	Increase	Decrease
Book value multiples	Increase	Decrease
Implied volatility	Increase	Decrease
Term	Increase	Decrease
Yield	Increase	Decrease

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

2. Summary of Significant Accounting Policies (Continued)

Changes in investments categorized as Level 3 for the three months ended March 31, 2026 were as follows:

	Independent Third-Party Valuation
	Broadly Syndicated Loans	Middle Market Loans	Equity Securities	Total
Beginning balance	$5,489,499	$1,634,436,928	$—	$1,639,926,427
Net realized and unrealized gains (losses)	(185,728)	(14,498,525)	(45,659)	(14,729,912)
Acquisitions(1)	5,812,437	176,343,669	1,087,468	183,243,574
Dispositions	(21,224)	(59,828,384)	—	(59,849,608)
Transfers into Level 3(2)	6,233,438	19,135,974	—	25,369,412
Transfers out Level 3(3)	(1,647,220)	(16,649,368)	—	(18,296,588)
Ending balance	$15,681,202	$1,738,940,294	$1,041,809	$1,755,663,305

Net change in unrealized appreciation/depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$(185,728)	$(13,417,801)	$(45,659)	$(13,649,188)

______________________

(1)
Includes payments received in kind and accretion of original issue and market discounts.
(2)
Comprised of five investments that were transferred from Level 2 to Level 3 due to decreased observable market activity.
(3)
Comprised of five investments that were transferred from Level 3 to Level 2 due to increased observable market activity.

At December 31, 2025, the Fund’s investments were categorized as follows:

Level	Basis for Determining Fair Value	Broadly Syndicated Loans(1)	Middle Market Loans(2)	Equity Securities	Total
1	Quoted prices in active markets for identical assets	$—	$—	$—	$—
2	Other direct and indirect observable market inputs(3)	446,946,363	157,707,896	120,603	604,774,862
3	Valuation sources that employ significant unobservable inputs	5,489,499	1,634,436,928	—	1,639,926,427
Total		$452,435,862	$1,792,144,824	$120,603	$2,244,701,289

______________________

(1)
Includes senior secured loans that are broadly syndicated
(2)
Includes other senior secured loans
(3)
For example, quoted prices in inactive markets or quotes for comparable investments

Unobservable inputs used in the fair value measurement of Level 3 investments as of December 31, 2025 included the following:

Asset Type	Fair Value	Valuation Technique	Unobservable Input	Weighted Average Range(1)
Broadly Syndicated Loans	$5,489,499	Market Quotations	Indicative bid/ask quotes	1 (1)
Middle Market Loans	1,525,958,709	Income Approach	Discount rate	7.7% - 17.2% (9.6%)
	2,244,421	Market Comparable Companies	EBITDA Multiple	10.0x (10.0x)
	2,754,952	Market Comparable Companies	Revenue Multiple	0.9x (0.9x)
	85,674,613	Market Quotations	Indicative bid/ask quotes	1 (1)
Equity Securities	17,804,233	Transaction Approach	N/A	N/A
	—	Market Comparable Companies	EBITDA Multiple	10.0x (10.0x)
	—	Market Comparable Companies	Revenue Multiple	0.9x (0.9x)
	$1,639,926,427

______________________

(1) Representing the weighted average of each significant unobservable input range at the investment level by fair value.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

2. Summary of Significant Accounting Policies (Continued)

Changes in investments categorized as Level 3 for the three months ended March 31, 2025 were as follows:

	Independent Third-Party Valuation
	Broadly Syndicated Loans	Middle Market Loans	Equity Securities	Total
Beginning balance	$6,263,383	$742,747,140	$407,753	$749,418,276
Net realized and unrealized gains (losses)	(57,288)	576,532	—	519,244
Acquisitions(1)	8,730,190	91,264,608	630,884	100,625,682
Dispositions	2,444,976	(23,192,606)	—	(20,747,630)
Transfers into Level 3(2)	3,760,253	5,307,187	—	9,067,440
Transfers out Level 3(3)	(6,263,382)	—	(407,753)	(6,671,135)
Ending balance	$14,878,132	$816,702,861	$630,884	$832,211,877

Net change in unrealized appreciation/depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$(57,288)	$(432,554)	$—	$(489,842)

______________________

(1)
Includes payments received in kind and accretion of original issue and market discounts.
(2)
Comprised of eight investments that were transferred from Level 2 to Level 3 due to decreased observable market activity.
(3)
Comprised of three investments that were transferred from Level 3 to Level 2 due to increased observable market activity.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

2. Summary of Significant Accounting Policies (Continued)

Investment Transactions

Investment transactions are accounted for on the trade date, except for private transactions that have conditions to closing, which are recorded on the closing date. The cost of investments purchased is based upon the purchase price plus those professional fees which are specifically identifiable to the investment transaction. Realized gains and losses on investments are recorded based on the specific identification method, which typically allocates the highest cost inventory to the basis of investments sold.

Cash and Cash Equivalents

Cash consists of amounts held in accounts with the custodian bank. Cash equivalents consist of highly liquid investments with an original maturity of generally 60 days or less and may not be insured by the FDIC or may exceed federally insured limits. Cash equivalents are classified as Level 1 in the GAAP valuation hierarchy. At March 31, 2026, included in cash and cash equivalents was $246.4 million (14.9% of net assets) held in the JPMorgan U.S. Treasury Plus Money Market Fund with a 7-day yield of 3.51%. At December 31, 2025, included in cash and cash equivalents was $201.4 million (12.8% of net assets) held in the JPMorgan U.S. Treasury Plus Money Market Fund with a 7-day yield of 3.63%.

Restricted Investments

The Fund may invest without limitation in instruments that are subject to legal or contractual restrictions on resale. These instruments generally may be resold to institutional investors in transactions exempt from registration or to the public if the securities are registered. Disposal of these investments may involve time-consuming negotiations and additional expense, and prompt sale at an acceptable price may be difficult. Information regarding restricted investments is included at the end of the Schedules of Investments. Restricted investments, including any restricted investments in affiliates, are valued in accordance with the investment valuation policies discussed above.

Foreign Currency Investments

The Fund may invest in instruments traded in foreign countries and denominated in foreign currencies. Foreign currency denominated investments comprised approximately 3.7% and 2.3% of total investments at March 31, 2026 and December 31, 2025, respectively. Such positions were converted at the respective closing foreign exchange rates in effect at March 31, 2026 and reported in U.S. dollars. Purchases and sales of investments and income and expense items denominated in foreign currencies, when they occur, are translated into U.S. dollars based on the foreign exchange rates in effect on the respective dates of such transactions. The portion of gains and losses on foreign investments resulting from fluctuations in foreign currencies is included in net realized and unrealized gain or loss from investments.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

2. Summary of Significant Accounting Policies (Continued)

Investments in foreign companies and securities of foreign governments may involve special risks and considerations not typically associated with investing in U.S. companies and securities of the U.S. Government. These risks include, among other things, revaluation of currencies, less reliable information about issuers, different transaction clearance and settlement practices, and potential future adverse political and economic developments. Moreover, investments in foreign companies and securities of foreign governments and their markets may be less liquid and their prices more volatile than those of comparable U.S. companies and the U.S. Government.

Organization and Offering Costs

The Fund entered into a Fee Waiver and Expense Support and Reimbursement Agreement (the “Expense Support Agreement”) with the Investment Adviser. Pursuant to the Expense Support Agreement, the Investment Adviser paid all of the Fund’s organizational and offering expenses on the Fund’s behalf (each, an “Expense Support Agreement Expense Payment”).

During each of the 36 months following the commencement of the Fund’s operations (the "Reimbursement Period"), the Fund agreed to reimburse the Investment Adviser for any and all Expense Support Agreement Expense Payments incurred by the Investment Adviser under the Expense Support Agreement to the extent that the Fund’s annual Operating Expenses (as defined below) did not exceed 1.25% of the value of the Fund’s net assets, calculated monthly based on month-end net assets. “Operating Expenses” for purposes of the Expense Support Agreement means all annual operating expenses of the Fund incurred in the ordinary course of business, excluding offering costs incurred by the Fund, interest expense and other financing costs, portfolio transaction and other investment-related costs, base management fee and incentive fee payable pursuant to the Advisory Agreement, shareholder servicing and/or distribution fees, taxes and any other extraordinary expenses not incurred in the ordinary course of business (including, without limitation, litigation expenses). The Reimbursement Period expired on March 18, 2025. From inception of the Fund through the expiration of the Reimbursement Period, the Fund reimbursed the Investment Adviser for $0.2 million related to organizational expenses and $0.6 million related to offering expenses of the Fund pursuant to the Expense Support Agreement.

Deferred Debt Issuance Costs

Certain costs incurred in connection with the issuance of debt of the Fund were capitalized and are being amortized on a straight-line basis over the estimated life of the respective instruments. The impact of utilizing the straight-line amortization method versus the effective-interest method is not material to the operations of the Fund.

Revenue Recognition

Interest and dividend income, including income paid in kind, is recorded on an accrual basis, when such amounts are considered collectible. Origination, structuring, closing, commitment and other upfront fees, including original issue discounts, earned with respect to capital commitments are generally amortized or accreted into interest income over the life of the respective debt investment, as are end-of-term or exit fees receivable upon repayment of a debt investment. Other fees, including certain amendment fees, prepayment fees and commitment fees on broken deals, are recognized as earned. Prepayment fees and similar income due upon the early repayment of a loan or debt security are recognized when earned and are included in interest income.

Certain debt investments are purchased at a discount to par as a result of the underlying credit risks and financial results of the issuer, as well as general market factors that influence the financial markets as a whole. Discounts on the acquisition of corporate bonds are generally amortized using the effective-interest or constant-yield method assuming there are no questions as to collectability. When principal payments on a loan are received in an amount in excess of the loan’s amortized cost, the excess principal payments are recorded as interest income.

Debt investments are generally placed on non-accrual status when it is probable that principal or interest will not be collected according to the contractual terms. When a debt investment is placed on non-accrual status, accrued and unpaid interest (including any accrued PIK interest) is generally reversed, and discount accretion or premium amortization is discontinued. The Fund does not reverse previously capitalized PIK income. Payments received on non-accrual investments may be recognized as income or applied to principal depending upon the Fund's judgment regarding collectability of the outstanding principal and interest. Non-accrual investments are restored to accrual status if past due principal and interest are paid or, in the Fund's judgement, the repayment of the remaining contractual principal and interest is expected. The Fund may opt not to place a distressed debt investment on non-accrual status if principal and interest are secured through sufficient collateral value and are in the process of collection through legal actions or other efforts that are expected to result in repayment of principal and interest.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

2. Summary of Significant Accounting Policies (Continued)

Income Taxes

The Fund elected to be regulated as a BDC under the 1940 Act. The Fund also has elected to be treated as a RIC under the Code. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s investors and would not be reflected in the consolidated financial statements of the Fund.

The Fund evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more- likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Fund must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax exempt income, if any.

In addition, based on the excise tax distribution requirements, the Fund is subject to a 4% nondeductible federal excise tax on undistributed income unless the Fund distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax is considered to have been distributed.

Important Tax Information

As of December 31, 2025, gross unrealized appreciation and depreciation based on cost of investments (including short positions and derivatives, if any) for U.S. federal income tax purposes were as follows:

December 31, 2025
Tax basis of investments	$2,255,420,846

Unrealized appreciation	14,461,831
Unrealized depreciation	(25,181,388)
Net unrealized appreciation (depreciation)	$(10,719,557)

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

2. Summary of Significant Accounting Policies (Continued)

Allocation of Income, Expenses, Gains and Losses

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions

Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Fund’s earnings, financial condition, maintenance of the Fund’s tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.

Recent Accounting Pronouncements

The Fund considers the applicability and impact of all accounting standard updates ("ASU") issued by the Financial Accounting Standards Board (the "FASB"). ASUs not listed were assessed by the Fund and either determined to be not applicable or expected to have minimal impact on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which intends to improve the transparency of income tax disclosures. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 and permits early adoption. The Fund adopted the ASU 2023-09 for the annual reporting period beginning on January 1, 2025 and concluded that the application of this guidance did not have any material impact on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 2200-40),” which requires disaggregated disclosure of certain costs and expenses, including purchases of inventory, employee compensation, depreciation, amortization and depletion, in each relevant expense caption. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption and retrospective application is permitted. The Fund is currently assessing the impact of this guidance, however, the Fund does not expect a material impact on its consolidated financial statements.

3. Management Fees, Incentive Fees and Other Expenses

Investment Advisory Agreement

On March 16, 2022, the Fund entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Investment Adviser. Under the terms of the Advisory Agreement, the Investment Adviser determines the composition of the Fund’s portfolio, the nature and timing of the changes to the Fund’s portfolio and the manner of implementing such changes; identifies, evaluates and negotiates the structure of the investments the Fund makes (including performing due diligence on prospective portfolio companies); and closes, monitors and administers the investments the Fund makes, including the exercise of any voting or consent rights.

Pursuant to the Advisory Agreement, the Fund pays the Investment Adviser compensation for investment advisory and management services consisting of base management fee and incentive fee (together, the “Advisory Fee”), which are further described below.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

3. Management Fees, Incentive Fees and Other Expenses (Continued)

Base Management Fee

The management fee is calculated at an annual rate of 1.25% of the value of the Fund’s net assets at the end of the most recently completed calendar month and payable monthly in arrears. For purposes of calculating the base management fee, “net assets” means the Fund’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. The Investment Adviser waived its management fee for the first twelve months following the date of the commencement of the Fund's operations. On April 25, 2023, the Fund's Board of Trustees approved an amendment of the Amended and Restated Fee Waiver and Expense Support and Reimbursement Agreement, which extended the waiver through December 31, 2023.

For the three months ended March 31, 2026 and March 31, 2025, the Investment Adviser earned $5.0 million and $2.2 million, respectively, in management fees.

Incentive Fees

Incentive compensation is payable to the Investment Adviser pursuant to the Advisory Agreement. The incentive fee consists of two components, an income component and a capital gains component. Each component of the incentive fee will be calculated and, if due, will be payable quarterly in arrears. The Investment Adviser waived all incentive fee for the first twelve months following the commencement of the Fund's operations. On April 25, 2023, the Fund's Board of Trustees approved an amendment of the Expense Support Agreement, which extended the waiver through December 31, 2023.

The income component of the incentive fee will be the amount, if positive, equal to 12.5% of the aggregate net investment income before incentive compensation earned for the most recent calendar quarter and the preceding eleven calendar quarters (or if shorter, the number of calendar quarters that have occurred since commencement of the Fund), less aggregate income incentive compensation previously paid in with respect to the first eleven calendar quarters (or the portion thereof) included in the relevant trailing twelve quarters.

The income component of the incentive fee is subject to a 5.0% total return hurdle on daily weighted average unreturned capital contributions (the “Hurdle Rate”). As such, the Fund will not be obligated to pay any income incentive fee to the extent the annualized trailing twelve quarter (or if shorter, the number of calendar quarters that have occurred since the commencement of the Fund) total return of the Fund (as defined below), including net realized gains and losses and net unrealized appreciation and depreciation, does not exceed the Hurdle Rate. To the extent that the Fund’s annualized total return for the relevant period exceeds the Hurdle Rate, but is less than approximately 5.71% of daily weighted average unreturned capital contributions, the income incentive fee will be subject to a “catch up”, calculated as 100% of the aggregate net investment income before incentive compensation earned in excess of Hurdle Rate for the relevant period. To the extent that the Fund’s annualized total return for the relevant period exceeds approximately 5.71%, the income component of the incentive fee will be equal to 12.5% of net investment income before incentive compensation earned in excess of this total return threshold.

For purposes of calculating the income incentive fee, (i) “total return” means the amount equal to the combination of net investment income before incentive compensation, realized capital gains and losses and unrealized capital appreciation and depreciation of the Fund for the period in question; (ii) “unreturned capital contributions” means the proceeds to the Fund of all issuances of common shares, less all distributions by the Fund to shareholders representing a return of capital.

The capital gains component of the incentive fee will be the amount, if positive, equal to the lesser of (i) 12.5% of the aggregate realized capital gains (computed net of realized losses and net of unrealized capital depreciation, if any) for the most recent calendar quarter and the preceding eleven calendar quarters (or if shorter, the number of calendar quarters that have occurred since commencement of the Fund), less capital gains incentive compensation previously paid or distributed in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant trailing twelve quarters or (ii) 12.5% of cumulative aggregate realized capital gains (computed net of realized losses and net of unrealized capital depreciation, if any) since commencement of the Fund, less capital gains incentive compensation previously paid or distributed since commencement of the Fund. The capital gains component will be paid in full prior to payment of the income component.

In any case, incentive fee (including both the income and capital gains components) will only be paid to the extent the trailing twelve quarter (or if shorter, the number of calendar quarters that have occurred since commencement of the fund) total return of the Fund after incentive compensation and including such payment would equal or exceed a 5% annual total return on daily weighted average unreturned contributed capital contributions for such period.

The Adviser has agreed to waive any portion of the income component of the Incentive Fee attributable to the inclusion of Expense Payments (as set forth in the Expense Support and Conditional Reimbursement Agreement) in the calculation of (i) aggregate net investment income before incentive compensation or (ii) total return.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

3. Management Fees, Incentive Fees and Other Expenses (Continued)

In addition, GAAP requires that the capital gains incentive fees accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fees would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Advisory Agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation and depreciation. If such amount is positive at the end of a period, then GAAP requires the Fund to record a capital gains incentive fee equal to 12.5% of such cumulative amount, less the aggregate amount of actual capital gains incentive fee paid or capital gains incentive fee accrued under GAAP in all prior periods. The resulting accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reversal of previously recorded expense if such cumulative amount is less than in the prior period. If such cumulative amount is negative, then there is no accrual. There can be no assurance that such unrealized capital appreciation will be realized in the future.

For the three months ended March 31, 2026, the Investment Adviser earned $5.5 million and waived $(1.3) million in incentive fees. For the three months ended March 31, 2025, the Investment Adviser earned $2.2 million in incentive fees. For the three months ended March 31, 2026, the Fund did not accrue any incentive fees on capital gains on a liquidation basis (but not payable) under GAAP. For the three months ended March 31, 2025, the Fund reversed the accrual of $0.5 million as a reserve for incentive fees on capital gains accrued on a liquidation basis (but not payable) under GAAP on a cumulative basis.

Sub-Advisory Fees

Pursuant to the sub-advisory agreement, dated as of May 31, 2022 (the “Sub-Advisory Agreement”), the Investment Adviser, and not the Fund, will pay a portion of the management fee received by the Investment Adviser to the Sub-Adviser as a sub-advisory fee in an amount equal to a percentage of the average daily value of the Fund’s assets allocated to the Sub-Adviser.

Distribution Agreement

The Fund has entered into a Distribution Agreement (the “Distribution Agreement”) with BlackRock Investments, LLC (the “Distributor”), a registered broker-dealer affiliated with the Investment Adviser. No upfront sales load will be paid with respect to Class S shares, Class D shares or Institutional shares; however, if shareholders buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S shares, and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Institutional shares.

Either party may terminate the Distribution Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Distribution Agreement.

Distribution and Servicing Plan

On February 27, 2024, the Fund’s Board of Trustees approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Fund pays the Distributor with respect to Institutional, Class S and Class D shares on an annualized basis as a percentage of the Fund’s NAV for such class.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S Shares	0.85%
Class D Shares	0.25%
Institutional Shares	—

The shareholder servicing and/or distribution fees are paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to the Financial Industry Regulatory Authority ("FINRA") and other limitations on underwriting compensation.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

3. Management Fees, Incentive Fees and Other Expenses (Continued)

The Distributor will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive them for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, the fees reduce the NAV with respect to all shares of each such class, including shares issued under the Fund’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares, as applicable: assistance with recordkeeping, answering investor inquiries regarding the Fund, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Distributor will waive the shareholder servicing and/or distribution fee that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

The Fund will cease paying the shareholder servicing and/or distribution fee on the Class S and Class D shares on the earlier to occur of the following: (i) a listing of Institutional shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of an offering on which, in the aggregate, underwriting compensation from all sources in connection with such offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, consistent with exemptive relief allowing us to offer multiple classes of shares, at the end of the month in which the Distributor in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Distributor or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on all Class S and Class D shares in such shareholder’s account. We may modify this requirement if permitted by applicable exemptive relief. At the end of the month in which such 10% (or lower) limit is met, the applicable Class S shares and Class D shares in such shareholder’s account will convert into a number of Institutional shares (including any fractional shares), with an equivalent aggregate NAV as such Class S and Class D shares.

For the three months ended March 31, 2026, the Fund accrued distribution and shareholder servicing fees of $248,794 and $1,422, respectively, which were attributable to Class S and Class D shares. For the three months ended March 31, 2025, the Fund accrued distribution and shareholder servicing fees of $121,847 and $2,168, respectively, which were attributable to Class S and Class D shares.

Expense Support and Conditional Reimbursement Agreement

On August 26, 2025, the Fund entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support and Conditional Reimbursement Agreement”) with the Investment Adviser. Pursuant to the Expense Support and Conditional Reimbursement Agreement, the Investment Adviser may elect to pay certain expenses on the Fund’s behalf (an “Expense Payment”), provided that no portion of an Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Fund. Any Expense Payment that the Investment Adviser has committed to pay shall be paid by the Investment Adviser to the Fund in any combination of cash or other immediately available funds no later than seventy-five days after such commitment was made in writing, and/or offset against amounts due from the Fund to the Investment Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Fund shall pay such Excess Operating Funds, or a portion thereof, as applicable, to the Investment Adviser until such time as all Expense Payments made by the Investment Adviser to the Fund within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.”

“Available Operating Funds” means the sum of (i) the Fund’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Fund’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses), and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

3. Management Fees, Incentive Fees and Other Expenses (Continued)

No Reimbursement Payment for any month shall be made if: (1) the Effective Rate of Distributions Per Share declared by the Fund at the time of such Reimbursement Payment is lower than the Effective Rate of Distributions Per Share at the time the related Expense Payment was made, provided that to the extent that the Effective Rate of Distributions Per Share declared by the Fund at the time of such Reimbursement Payment has declined relative to the Effective Rate of Distributions Per Share declared by the Fund at the time of the related Expense Payment in an amount (measured in basis points) equal to or less than a corresponding decline in the 3-month Secured Overnight Financing Rate (measured in basis points) over the same period, this condition (1) shall not restrict the payment of such Reimbursement Payment; or (2) the Fund’s Operating Expense Ratio at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the related Expense Payment was made. “Effective Rate of Distributions Per Share” means the annualized rate of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to shareholder servicing and/or distribution fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to the Investment Adviser, shareholder servicing and/or distribution fees, and interest expense, by the Fund’s net assets. “Operating Expenses” means all of the Fund’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. The Investment Adviser has waived any portion of the income component of the Incentive Fee attributable to the inclusion of Expense Payments in the calculation of (i) aggregate net investment income before incentive compensation or (ii) total return.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Investment Adviser has waived its right to receive such payment for the applicable month.

The following table presents a summary of Expense Payments and the related Reimbursement Payments since the Fund’s commencement of operations:

For the Quarter ended	Expense Payments by Adviser	Reimbursement Payments to Adviser	Unreimbursed Expense Payments
September 30, 2025	$3,096,173	$—	$3,096,173
December 31, 2025	$7,682,911	$—	$7,682,911
March 31, 2026	$10,208,957	$—	$10,208,957
Total	$20,988,041	$—	$20,988,041

Other Expenses

The Fund bears all expenses incurred in connection with its business, including fees and expenses outside of contracted services, such as custodian, administrative, legal, audit and tax preparation fees, costs of valuing investments, insurance costs, brokers’ and finders’ fees relating to investments, and any other transaction costs associated with the purchase and sale of investments.

4. Debt

Debt is comprised of a $650.0 million capacity revolving credit and term loan facility (the “Credit Facility”), a $365.0 million revolving credit facility (the “Revolving Credit Facility”), a $200.0 million revolving credit facility (the “SG Revolving Credit Facility”), a $200.0 million revolving credit facility (the "BMO Revolving Credit Facility"), $70.0 million in 7.14% Series 2024A Senior Notes, Tranche A (the “Tranche A Notes”), $55.0 million in 7.33% Series 2024A Senior Notes, Tranche B (the “Tranche B Notes”), $0.1 million in 12.00% Promissory Notes (the “Promissory Notes”), $50.0 million in 5.78% Series 2025A Senior Notes, Tranche A (the “2025A Tranche A Notes”), and $150.0 million in 6.14% Series 2025A Senior Notes, Tranche B (the “2025A Tranche B Notes” and, together with all the other Notes, the “Notes”).

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

4. Debt (Continued)

Total debt outstanding and available at March 31, 2026 was as follows:

	Maturity	Rate	Carrying Value	Available	Total Capacity
Credit Facility	2033	SOFR+1.82%(1)	$260,000,000	$390,000,000	$650,000,000
Revolving Credit Facility	2030	SOFR+1.88%(2)	88,377,480	276,622,520	365,000,000	(3)
SG Revolving Credit Facility	2027	SOFR+1.15%	200,000,000	—	200,000,000
BMO Revolving Credit Facility	2031	SOFR+1.50%	50,000,000	150,000,000	200,000,000
Tranche A Notes	2027	7.14%	70,000,000	—	70,000,000
Tranche B Notes	2030	7.33%	55,000,000	—	55,000,000
Promissory Notes	2055	12.00%	110,000	—	110,000
2025A Tranche B Notes	2030	6.14%	150,000,000	—	150,000,000
2025A Tranche A Notes	2028	5.78%	50,000,000	—	50,000,000
Total leverage			$923,487,480	816,622,520	1,740,110,000
Unamortized issuance costs			(1,745,223)
Debt, net of unamortized issuance costs			$921,742,257

(1) The outstanding amount was subject to a SOFR credit adjustment of 0.20%.

(2) As of March 31, 2026, $19.6 million of the outstanding amount bore interest at a rate of EURIBOR + 1.88%. $68.8 million of the outstanding amount bore interest at a rate of CORRA + 1.88%, and was subject to a CORRA credit spread adjustment of 0.30%.

(3) Revolving Credit Facility includes an accordion provision to permit increases to a total facility amount of up to $600.0 million.

Total debt outstanding and available at December 31, 2025 was as follows:

	Maturity	Rate	Carrying Value	Available	Total Capacity
Credit Facility	2033	SOFR+1.97%(1)	$260,000,000	$390,000,000	$650,000,000
Revolving Credit Facility	2030	SOFR+1.88%(2)	50,970,583	314,029,417	365,000,000	(3)
SG Revolving Credit Facility	2027	SOFR+1.15%	200,000,000	—	200,000,000
Tranche A Notes	2027	7.14%	70,000,000	—	70,000,000
Tranche B Notes	2030	7.33%	55,000,000	—	55,000,000
Promisory Notes	2055	12.00%	110,000	—	110,000
2025A Tranche B Notes	2030	6.14%	150,000,000	—	150,000,000
Tranche A Notes	2028	5.78%	50,000,000	—	50,000,000
Total leverage			$836,080,583	$704,029,417	$1,540,110,000
Unamortized issuance costs			(1,864,718)
Debt, net of unamortized issuance costs			$834,215,865

(1) The outstanding amount was subject to a SOFR credit adjustment of 0.20%.

(2) As of December 31, 2025, $20.0 million of the outstanding amount bore interest at a rate of EURIBOR + 1.88%. $31.0 million of the outstanding amount bore interest at a rate of CORRA + 1.88%, and was subject to a CORRA credit spread adjustment of 0.30%.

(3) Revolving Credit Facility includes an accordion provision to permit increases to a total facility amount of up to $600.0 million.

The combined weighted-average interest rate excluding fees on total debt outstanding at March 31, 2026 and December 31, 2025 was 5.71% and 5.91%. Outstanding debt is carried at amortized cost in the Consolidated Statements of Assets and Liabilities. As of March 31, 2026 and December 31, 2025, the estimated fair value of the outstanding debt approximated their carrying value.

Total expenses related to debt included the following:

	For the Three Months Ended March 31,
	2026	2025
Interest expense	$12,667,692	$6,387,190
Amortization of deferred debt issuance costs	544,898	243,524
Commitment fees	778,977	320,817
Total	$13,991,567	$6,951,531

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

4. Debt (Continued)

Credit Facility

On June 3, 2022, BlackRock Private Credit Fund Leverage I, LLC (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of the Fund, established a $200.0 million combined revolving credit and term loan facility with PNC Bank, National Association as facility agent (the “Credit Facility”). The Credit Facility matures on June 3, 2032 and generally bears interest at three-month Term SOFR, plus (a) 1.55% if the aggregate balance of “Middle Market Loans” (as defined in Exhibit 10.1) is less than or equal to 25%, (b) 1.65% if the aggregate balance of Middle Market Loans is above 25% and less than or equal to 50%, (c) 1.80% if the aggregate balance of Middle Market Loans is above 50% and less than or equal to 75%, or (d) 1.90% if the aggregate balance of Middle Market Loans is above 75%.

On September 8, 2023, the Borrower entered into Amendment No. 1 to the Credit Facility (the “Amendment”). The Amendment extended the term commitment termination date under the Credit Facility with respect to term commitments entered into on the closing date to December 8, 2023. The Credit Facility is secured by all of the assets held by the Borrower. Under the Credit Facility, the Borrower has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. The Credit Facility includes usual and customary events of default for credit facilities of this nature. Borrowings under the Credit Facility are considered borrowings of the Fund for purposes of complying with the asset coverage requirements under the 1940 Act. On December 15, 2023, the Borrower entered into Amendment No. 2 to the Credit Facility (the "Second Amendment"). The Second Amendment increased the total revolving commitments from $50.0 million to $75.0 million, increased total term commitments from $150.0 million to $225.0 million. The Second Amendment increased the facility margin level with (a) 1.62% if the aggregate balance of “Middle Market Loans” (as defined in Exhibit 10.1) is less than or equal to 25%, (b) 1.77% if the aggregate balance of Middle Market Loans is above 25% and less than or equal to 50%, (c) 1.96% if the aggregate balance of Middle Market Loans is above 50% and less than or equal to 75%, or (d) 2.12% if the aggregate balance of Middle Market Loans is above 75%.

On November 27, 2024, the Borrower entered into Amendment No. 3 to the Credit Facility (the "First Amended and Restated Credit and Security Agreement"). The amendment increased the total revolving commitments from $75.0 million to $125.0 million, increased total term commitments from $225.0 million to $325.0 million, and modified certain other terms of the Credit Facility, including (i) extending the final maturity date to June 3, 2033, (ii) extending the reinvestment period to June 3, 2026, and (iii) extending the delayed draw term loan commitment termination date until December 15, 2025. The credit facility commitment fees accrual rate was amended at a rate equal to 0.35% per annum, if as of such date the outstanding principal amount of the Revolving Advances is greater than 50% of the Revolving Commitment otherwise the rate is 0.50% per annum. The rate for Term Commitment was amended at 0.35% per annum for the first three months following any Incremental Commitment Effective Date, and thereafter 0.50% per annum. The Credit Facility includes usual and customary events of default for credit facilities of this nature. Borrowings under the Credit Facility are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

On May 2, 2025, the Fund entered into Amendment No. 1 to the First Amended and Restated Credit and Security Agreement (the “Credit Facility Amendment”). Pursuant to the Credit Facility Amendment, under the Credit Facility, the total revolving commitments increased from $125.0 million to $150.0 million, and the total term commitments increased from $325.0 million to $500.0 million. The Credit Facility Amendment modified certain other terms of the Credit Facility, including extending the prepayment lockout period until the first anniversary of the closing date of the Credit Facility Amendment.

On December 12, 2025, the Fund entered into Amendment No. 2 to First Amended and Restated Credit and Security Agreement (the “Second Amendment”) to extend the commitment period for certain undrawn term loan commitments to May 2, 2026.

Revolving Credit Facility

On April 19, 2024, the Fund entered into a Senior Secured Credit Agreement for a $75.0 million revolving credit facility (the “Revolving Credit Facility”) with Sumitomo Mitsui Banking Corporation, as administrative agent, and the lenders and issuing banks from time to time parties thereto. The Revolving Credit Facility matures on April 19, 2029 and generally bears interest at either (i) term SOFR plus a credit spread adjustment plus margin of 2.00% or 1.875% per annum or (ii) the prime rate plus a margin of 2.00% or 1.875% per annum, in each case subject to certain conditions. The Fund may elect either the term SOFR or prime rate at the time of drawdown. The Revolving Credit Facility is guaranteed by certain domestic subsidiaries of the Fund that are formed or acquired by the Fund in the future (collectively, the “Guarantors”). The Revolving Credit Facility is secured by substantially all of the portfolio investments held by the Fund and each Guarantor, subject to certain exceptions. On November 4, 2024, the Fund increased the commitment on the Revolving Credit Facility from $75 million to $150 million.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

4. Debt (Continued)

On August 7, 2025, the Fund entered into the First Amendment to the Revolving Credit Facility (the “First Amendment”), which, among other things, (i) extends the revolver availability period from April 2028 to August 2029, (ii) extends the scheduled maturity date from April 2029 to August 2030, (iii) increases the accordion provision to permit increases to a total facility amount of up to $600.0 million, (iv) increases the total facility amount from $150.0 million to $315.0 million, and (v) resets the minimum shareholders’ equity test.

On December 5, 2025, the Fund entered into a joinder agreement (“Joinder Agreement”), which increased the aggregate amount of outstanding total revolving commitments under the Revolving Credit Facility to $365.0 million. The other material terms of the Revolving Credit Facility remain unchanged.

SG Revolving Credit Facility

On May 28, 2025, BlackRock Private Credit Fund Leverage II, LLC (the “SG Borrower”), a Delaware limited liability company and wholly-owned subsidiary of the Fund, established the SG Revolving Credit Facility, a $200.0 million revolving credit facility with Societe Generale as Administrative agent. The SG Revolving Credit Facility matures on May 29, 2027 and generally bears interest at term SOFR plus, for a period of 1 year from the date of entry into the SG Revolving Credit Facility, 1.15% and, thereafter 1.25%. The proceeds of the SG Revolving Credit Facility were used to acquire a portfolio of broadly syndicated leveraged loans (the “SG Portfolio Assets”). Pursuant to a collateral management agreement between the SG Borrower and the Fund, the Fund was responsible for the selection, management and reporting of the SG Portfolio Assets. The SG Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the SG Borrower of additional indebtedness and on the SG Borrower’s ability to make distributions, as well as customary events of default. As of March 31, 2026, the SG Borrower was in full compliance with such covenants.

BMO Revolving Credit Facility

On March 13, 2026, BlackRock Private Credit Fund Leverage III, LLC (“PCFL III”), a subsidiary of the Fund, entered into a Loan and Security Agreement (the “Loan Agreement”). The parties to the Loan Agreement include PCFL III as borrower, Bank of Montreal, the lenders party thereto from time to time (each a “Lender” and collectively, the “Lenders”), the Fund as collateral manager and as equity holder and State Street Bank and Trust Company, as collateral custodian. The proceeds of the Loan Agreement are to be used to acquire a portfolio of middle market leveraged loans (the “Portfolio Assets”) in the manner described in the Loan Agreement. PCFL III has acquired these Portfolio Assets through a sale and purchase agreement, dated as of March 13, 2026, executed between the Fund, as seller, and PCFL III, as buyer and a master participation agreement, dated as of March 13, 2026, executed between BlackRock Private Credit Fund Leverage I, LLC, as seller, and PCFL III, as buyer. Pursuant to the Loan Agreement, PCFL III has appointed the Fund to act as the collateral manager in the selection, management, and reporting of the Portfolio Assets in accordance with the Loan Agreement. The maximum amount of commitments under the Loan Agreement that can be drawn by PCFL III is (a) for a period of 3 years from the date of the Loan Agreement, $200 million; and (b) thereafter, an amount equal to the outstanding principal amount of the loans. The applicable interest rate on the loans drawn under the Loan Agreement is the benchmark rate (Daily Simple SOFR rate) plus (a) for a period of 3 years from the date of the Loan Agreement, 1.50%, and (b) thereafter, 1.75%.

Notes

On November 18, 2024, the Fund entered into a Master Note Purchase Agreement (the “Master Note Purchase Agreement”), governing the issuance (a) on November 18, 2024, of $70.0 million aggregate principal amount of its 7.14% Series 2024A Senior Notes, Tranche A, due November 18, 2027 (the “Tranche A Notes”), and (b) on January 22, 2025 (subject to customary closing conditions), of $55.0 million aggregate principal amount of its 7.33% Series 2024A Senior Notes, Tranche B, due January 22, 2030 (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”), to qualified institutional investors in a private placement. The Tranche A Notes bear interest at a rate equal to 7.14% per annum that is payable semi-annually on May 18 and November 18 of each year, beginning on May 18, 2025. The Tranche B Notes bear interest at a rate equal to 7.33% per annum that is payable semi-annually on January 22 and July 22 of each year, beginning on July 22, 2025. The Notes will be guaranteed by certain domestic subsidiaries of the Fund that are formed or acquired by the Fund in the future (collectively, the “Guarantors”). The Tranche A Notes were issued at closing on November 18, 2024, and the Tranche B Notes were issued at closing on January 22, 2025, subject to customary closing conditions.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

4. Debt (Continued)

2025A Notes

On October 8, 2025, the Fund entered into the First Supplement (the “First Supplement”) to the Master Note Purchase Agreement, dated November 18, 2024, as supplemented by the First Supplement, the “Purchase Agreement”), governing the issuance (a) on October 8, 2025, of $150.0 million aggregate principal amount of its 6.14% Series 2025A Senior Notes, Tranche B, due October 8, 2030 (the “2025A Tranche B Notes”), and (b) on December 17, 2025 (subject to customary closing conditions), of $50.0 million aggregate principal amount of its 5.78% Series 2025A Senior Notes, Tranche A, due December 17, 2028 (the “2025A Tranche A Notes” and, together with the 2025A Tranche B Notes, the “2025A Notes”), to qualified institutional investors in a private placement. The 2025A Tranche B Notes were issued on October 8, 2025 and the 2025A Tranche A Notes were issued on December 17, 2025, subject to customary closing conditions.

The 2025A Tranche B Notes bear an interest rate of 6.14% per year and are payable semi-annually on April 8 and October 8, beginning April 8, 2026. The 2025A Tranche A Notes bear an interest rate of 5.78% per year payable semi-annually on June 17 and December 17 of each year, beginning on June 17, 2026. The 2025A Notes may be redeemed in whole or in part at any time or from time to time at the Fund’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Fund is obligated to offer to prepay the 2025A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The 2025A Notes are general unsecured obligations of the Fund that rank pari passu with all outstanding and future unsecured and unsubordinated indebtedness issued by the Fund.

Promissory Notes

On October 1, 2025, the Fund closed on an offering 110 promissory notes due October 1, 2055 (the “Promissory Notes”) in a private offering, with each Promissory Note being issued in connection with the issuance of one common share of the Fund (the “Promissory Notes Offering”) to accredited investors (as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”). The aggregate principal amount of the Promissory Notes is $110,000 less the net asset value, as of October 1, 2025, of the common shares issued in the Promissory Notes Offering. The Fund will pay an interest totaling $120 per year on each outstanding Promissory Note, with such interest to be paid semi-annually on or before June 30 and December 31 each year, beginning on December 31, 2025.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

5. Commitments and Contingencies

The Fund conducts business with brokers and dealers that are primarily headquartered in New York and Los Angeles and are members of the major securities exchanges. Banking activities are conducted with a firm headquartered in the Boston area.

In the normal course of business, investment activities involve executions, settlement and financing of various transactions resulting in receivables from, and payables to, brokers, dealers, and the custodian. These activities may expose the Fund to risk in the event that such parties are unable to fulfill contractual obligations. Management does not anticipate any material losses from counterparties with whom it conducts business. Consistent with standard business practice, the Fund enters into contracts that contain a variety of indemnifications and is engaged from time to time in various legal actions. The maximum exposure under these arrangements and activities is unknown. However, management expects the risk of material loss to be remote.

The Consolidated Schedule of Investments include certain revolving loan facilities and other commitments with unfunded balances at March 31, 2026 and December 31, 2025 as follows:

		Unfunded Balances
Issuer	Maturity Date	March 31, 2026	December 31, 2025
Alcami Corporation	12/21/2028	$91,559	$104,876
AmeriLife Holdings, LLC	8/31/2029	3,119,196	3,119,196
AmeriLife Holdings, LLC	8/31/2028	1,614,244	1,614,244
Applause App Quality, Inc.	10/24/2029	1,350,633	1,200,563
Anthracite Buyer, Inc. (Coalfire)	12/3/2032	4,287,989	4,287,989
Allied Benefit Systems Intermediate, LLC	10/31/2030	5,163,116	5,163,116
Alpine Acquisition Corp II (48Forty)	1/14/2031	44,371	N/A
Alpine Acquisition Corp II (48Forty)	1/14/2031	177,483	N/A
Azuria Water Solutions Inc	1/26/2033	270,212	N/A
Aryeh Bidco Investment Ltd (DentalCorp) (Canada)	1/14/2033	5,982,807	N/A
Aryeh Bidco Investment Ltd (DentalCorp) (Canada)	1/14/2033	4,985,673	N/A
Bluefin Holding, LLC (Allvue)	9/12/2029	1,190,668	1,190,668
Bullhorn, Inc.	10/1/2029	1,281,416	1,281,416
Bullhorn, Inc.	9/30/2029	1,124,030	1,124,030
Bynder Bidco B.V. (Netherlands)	1/26/2029	171,174	171,174
Bynder Bidco, Inc. (Netherlands)	1/26/2029	47,160	47,160
Beekeeper Buyer Inc. (Archway)	6/30/2031	1,452,291	1,452,291
Brown & Settle, Inc.	5/16/2030	612,946	612,946
Chronicle Parent LLC (Lexitas)	4/15/2031	8,407,697	8,925,000
Chronicle Parent LLC (Lexitas)	4/15/2031	3,240,741	3,240,741
Civicplus LLC	8/24/2030	2,546,218	2,546,218
Civicplus LLC	8/24/2030	698,657	698,657
Cherry Bekaert Advisory, LLC	6/30/2030	385,533	447,254
Cherry Bekaert Advisory, LLC	6/28/2030	N/A	3,627,369
Clever Devices Ltd.	6/12/2030	556,574	432,891
Clydesdale Acquisition Holdings, Inc	4/13/2029	N/A	4,852
Cohnreznick Advisory LLC	3/26/2032	1,337,641	3,357,941
Community Merger Sub Debt LLC (CINC Systems)	1/18/2030	1,731,362	1,997,725
Compsych Holdings Corp	7/22/2031	3,737,596	3,737,596
CrewLine Buyer, Inc. (New Relic)	11/8/2030	995,744	995,744
CP Iris Holdco I, Inc	10/27/2032	96,409	324,100
DNAnexus, Inc	12/18/2029	16,793,184	16,793,184

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

5. Commitments and Contingencies (Continued)

		Unfunded Balances (Continued)
Issuer	Maturity Date	March 31, 2026	December 31, 2025
Douglas Holdings, Inc (Docupace)	8/27/2030	N/A	$1,635,795
Douglas Holdings, Inc (Docupace)	8/27/2030	9,503	281,657
Douglas Holdings, Inc (Docupace)	8/27/2030	743,543	743,543
Deepl Se (Germany)	6/26/2030	14,783,278	14,783,278
Deepl Se (Germany)	6/26/2030	4,166,336	4,166,336
Dragos, Inc.	9/30/2026	19,924,142	19,924,142
Dragos, Inc.	6/30/2030	7,315,247	7,315,247
EBS Parent Holdings Inc. (The Difference Card)	7/1/2032	3,641,447	3,641,447
EBS Parent Holdings Inc. (The Difference Card)	7/1/2032	1,213,816	1,213,816
Emburse Inc.	5/28/2032	4,651,654	4,651,654
Emburse Inc.	5/28/2032	4,651,654	4,651,654
Express Wash Acquisition Company, LLC (Whistle)	4/10/2031	1,274,611	1,274,611
e-Discovery AcquireCo, LLC (Reveal)	8/23/2029	672,678	672,678
EdgeCo Buyer, Inc.	6/1/2028	527,112	585,680
EdgeCo Buyer, Inc.	6/1/2028	19,523	917,566
FirstUp, Inc	7/13/2027	908,548	908,548
Flexport Capital, LLC	6/30/2029	19,360,567	19,360,567
Fusion Holding Corp. (Finalsite)	9/15/2028	361,855	167,010
Fusion Risk Management, Inc.	5/22/2029	320,320	335,574
G-3 Apollo Acquisition Corp (Appriss Retail)	3/10/2031	2,870,057	2,870,057
G-3 Apollo Acquisition Corp (Appriss Retail)	3/10/2031	2,583,051	2,583,051
GC Champion Acquisition LLC (Numerix)	8/19/2028	3,682,906	3,682,906
GC Waves Holdings, Inc. (Mercer)	8/10/2029	831,419	831,419
GTY Technology Holdings Inc.	7/9/2029	633,648	1,056,080
GC Waves Holdings, Inc. (Mercer)	10/4/2030	20,479,674	28,606,431
Griffon Bidco Inc. (Layerzero)	7/31/2031	4,597,405	4,597,405
Griffon Bidco Inc. (Layerzero)	7/31/2031	4,597,405	4,597,405
Higginbotham Insurance Agency, Inc.	6/11/2031	12,000,000	12,000,000
Higginbotham Insurance Agency, Inc.	6/11/2031	345,585	345,585
Honey Intermediate, Inc. (iLobby) (Canada)	9/26/2030	1,872,401	1,872,401
HSI Halo Acquisitions, Inc.	6/28/2031	551,868	551,868
HSI Halo Acquisitions, Inc.	6/28/2031	735,825	735,825
Huckabee Acquisition, LLC (MOREgroup)	1/16/2030	N/A	1,020,417
Huckabee Acquisition, LLC (MOREgroup)	1/16/2030	612,250	612,250
Hyphen Solutions, LLC	8/6/2032	6,417,610	6,417,610

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

5. Commitments and Contingencies (Continued)

		Unfunded Balances (Continued)
Issuer	Maturity Date	March 31, 2026	December 31, 2025
Hyphen Solutions, LLC	8/6/2032	$3,850,566	$3,850,566
Hobbs & Associates, LLC	7/23/2031	250,000	414,167
Integrity Marketing Acquisition, LLC	8/26/2033	2,709,613	2,709,613
Integrity Marketing Acquisition, LLC	8/25/2028	4,184,623	4,184,623
Intercept Bidco, Inc.	6/3/2030	2,591,349	2,591,349
Intercept Bidco, Inc.	6/3/2030	1,727,566	1,727,566
IVXS UK Limited (ComplyAdvantage) (United Kingdom)	5/19/2029	N/A	3,155,511
IvyRehab Intermediate II, LLC	4/23/2029	16,012,129	21,548,457
JF Acquisition, LLC (JF Petroleum)	6/18/2030	4,505,216	6,723,169
JF Acquisition, LLC (JF Petroleum)	6/18/2030	4,158,661	4,158,661
June Purchaser LLC	11/28/2031	107,836	N/A
Lighthouse Parent Holdings, Inc (Aperture)	12/20/2031	1,186,905	1,700,161
Lighthouse Parent Holdings, Inc (Aperture)	12/20/2031	1,085,209	1,085,209
LJ Avalon Holdings, LLC (Ardurra)	2/1/2030	N/A	1,594,443
LJ Avalon Holdings, LLC (Ardurra)	2/1/2029	689,596	689,596
LJ Avalon Holdings, LLC (Ardurra)	2/1/2030	3,378,209	N/A
Logicmonitor, Inc	11/19/2031	1,856,512	1,856,512
Logicmonitor, Inc	10/7/2032	10,888,019	10,888,019
Lucky US BuyerCo, LLC (Global Payments)	3/30/2029	37,679	37,679
Madison Logic Holdings, Inc.	12/30/2027	85,805	85,805
MRO Parent Corporation	6/9/2032	3,022,672	3,022,672
MRO Parent Corporation	6/9/2032	3,022,672	3,022,672
Modigent, LLC (Pueblo)	8/23/2027	680,994	1,021,491
Mpulse Mobile Inc.	8/26/2032	3,821,067	3,821,067
Mpulse Mobile Inc.	8/26/2032	5,731,601	5,731,601
MB2 Dental Solutions LLC	3/11/2033	19,229,355	N/A
Kaman Corporation	2/26/2032	440,072	494,807
Kid Distro Holdings, LLC	10/1/2029	1,546,384	1,546,384
Oak Funding LLC	12/2/2032	1,706,111	1,706,111
Onward Acquireco Inc (Onestream Inc)	3/30/2033	5,518,735	N/A
Onward Acquireco Inc (Onestream Inc)	3/30/2033	2,299,933	N/A
Payroc, LLC	11/1/2027	79,924	166,509
PMA Parent Holdings, LLC	1/31/2031	5,032,725	5,032,725
Pye-Barker Fire & Safety LLC	12/10/2032	292,500	126,750
Palmdale Oil Company, LLC	12/12/2031	N/A	228,988

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

5. Commitments and Contingencies (Continued)

		Unfunded Balances (Continued)
Issuer	Maturity Date	March 31, 2026	December 31, 2025
Palmdale Oil Company, LLC	12/12/2031	$763,292	$763,292
Pyramid Analytics BV (Netherlands)	5/14/2029	N/A	309,850
Pareto Health Intermediate Holdings Inc	6/1/2029	459,249	N/A
Raven Acquisition Holdings LLC (R1 RCM)	11/19/2031	108,175	136,326
RBS Buyer Inc.	7/31/2031	3,406,439	3,406,439
RBS Buyer Inc.	7/31/2031	5,677,398	5,677,398
Secretariat Advisors LLC	2/24/2032	885,777	885,777
Serrano Parent, LLC (Sumo Logic)	5/12/2030	409,922	409,922
Skydio, Inc	12/4/2029	N/A	3,750,000
Skydio, Inc	12/4/2029	3,750,000	N/A
Spark Buyer, LLC (Sparkstone)	10/15/2031	4,701,603	4,701,603
Spark Buyer, LLC (Sparkstone)	10/15/2031	1,292,941	1,551,529
Spartan Bidco Pty Ltd (StarRez) (Australia)	1/24/2028	360,555	360,555
Streamland Media Midco LLC	3/31/2029	69,432	57,174
Stonebridge Companies, LLC	5/16/2031	1,792,747	1,792,747
Stonebridge Companies, LLC	5/16/2030	1,195,165	1,195,165
Syndigo, LLC	9/2/2032	3,197,723	4,207,530
Signia Aerospace, LLC	11/21/2031	119,638	119,638
Shackleton Bidco Inc. (Payworks) (Canada)	11/5/2032	3,826,279	3,826,279
Shackleton Bidco Inc. (Payworks) (Canada)	11/5/2032	15,305,116	15,305,116
SRS Acquiom Holdings LLC	1/14/2032	4,291,441	N/A
Thunder Purchaser, Inc. (Vector Solutions)	6/30/2028	342,194	342,194
Titan Home Improvement, LLC (Renuity)	5/31/2030	1,810,099	1,810,099
Titan Home Improvement, LLC (Renuity)	5/31/2030	1,508,416	1,508,416
Trintech, Inc.	7/25/2029	N/A	516,842
Vensure Employer Services, Inc.	9/19/2031	N/A	250,355
Vortex Companies, LLC	9/4/2029	N/A	4,658,247
Vortex Companies, LLC	9/4/2029	1,061,989	1,061,989
Vensure Employer Services, Inc.	9/27/2031	5,218,443	N/A
Wealth Enhancement Group, LLC	10/2/2028	2,286,753	3,896,494
Wealth Enhancement Group, LLC	10/4/2028	1,318,338	1,318,338
Wealth Enhancement Group, LLC	10/2/2028	7,609,295	7,609,295
Wharf Street Rating Acquisition, LLC (KBRA)	9/16/2032	3,937,508	3,937,508
Wharf Street Rating Acquisition, LLC (KBRA)	9/16/2032	3,937,508	3,937,508
Zenith AcquisitionCo LLC	1/13/2033	10,875,417	N/A
Zenith AcquisitionCo LLC	1/13/2033	4,255,453	N/A
Total Unfunded Balances		$428,355,804	$402,336,961

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

6. Other Related Party Transactions

The Investment Adviser paid all of the Fund’s organizational and offering expenses on the Fund’s behalf. During the Reimbursement Period, the Fund agreed to reimburse the Investment Adviser for any and all Expense Support Agreement Expense Payments incurred by the Investment Adviser under the Expense Support Agreement to the extent that the Fund’s annual Operating Expenses did not exceed 1.25% of the value of the Fund’s net assets, calculated monthly based on month-end net assets. The Reimbursement Period expired on March 18, 2025. From inception of the Fund through the expiration of the Reimbursement Period, the Fund reimbursed the Investment Adviser for $0.8 million related to organizational and offering expenses of the Fund pursuant to the Expense Support Agreement.

From time to time, the Investment Adviser advances payments to third parties on behalf of the Fund and receives reimbursement from the Fund under the Expense Support and Conditional Reimbursement Agreement. At March 31, 2026 and December 31, 2025, amounts reimbursable to the Investment Adviser under the Expense Support and Conditional Reimbursement Agreement totaled $0.2 million and $0.1 million, respectively, as reflected in the Consolidated Statements of Assets and Liabilities. The Investment Adviser may also elect to pay certain expenses on the Fund’s behalf, provided that no portion of an Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Fund. For the three months ended March 31, 2026, the Fund received $10.2 million in expense support from the Investment Adviser. There was no expense support received for the three months ended March 31, 2025.

The Fund has entered into an administration agreement (the “Administration Agreement”) with the Administrator. Pursuant to the Administration Agreement, the Administrator will perform (or oversee, or arrange for, the performance by third parties of) the administrative services necessary for the operation of the Fund, including but not limited to, determining and publishing the Fund's net asset value (“NAV”), overseeing the preparation and filing of the Fund's tax returns, and the printing and dissemination of reports to shareholders of the Fund, and generally overseeing the payment of the Fund's expenses and the performance of administrative and professional services rendered to the Fund by others. The Fund reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities thereunder, including payments to the Administrator in an amount equal to the Fund’s allocable portion of overhead and other expenses incurred by the Administrator or its affiliate in performing its obligations and services under the Administration Agreement, such as rent, license fees and other costs associated with computer software utilized in providing such obligations and services and the Fund’s allocable portion of the cost of personnel attributable to performing such obligations and services, including, but not limited to, marketing, legal and other services performed by the Administrator for the Fund. The Administrator will also, on behalf of the Fund, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other shareholders servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks, shareholders and such other persons in any such other capacity deemed to be necessary or desirable. For the three months ended March 31, 2026 and March 31, 2025, the Fund incurred $0.5 million and $0.3 million, respectively, for such administrative service expenses.

7. Stockholders’ Equity and Dividends

The Fund is offering on a continuous basis up to $5,000,000,000 of the Fund’s common shares of beneficial interest (“Common Shares”). The Fund is offering to sell any combination of three classes of Common Shares, Class D shares, Class S shares and Institutional shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The purchase price per share for each class of Common Shares equals the Fund’s NAV per share, as of the effective date of the monthly share purchase date. The Fund’s offering is a “best efforts” offering, which means that BlackRock Investments, LLC, the distributor for the offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares of such offering.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

7. Stockholders’ Equity and Dividends (Continued)

The Fund has the authority to issue an unlimited number of Common Shares of any class and an unlimited number of shares of preferred shares, at a par value $0.001 per share. As of March 31, 2026, the Fund had 65,319,352 Institutional shares, 5,032,831 Class S shares, and 96,496 Class D shares issued and outstanding.

The following table summarizes transactions in Common Shares for the three months ended March 31, 2026 and March 31, 2025:

	For the Three Months Ended March 31,
	2026		2025
	Shares	Amount	Shares	Amount
Institutional Class
Subscriptions	4,789,526	$113,922,821	3,896,779	$96,387,448
Share transfers between classes	2,067	49,059	—	—
Distributions reinvested	579,964	13,798,918	468,209	11,580,885
Share Repurchases	(1,092,055)	(26,155,701)	(53,212)	(1,317,216)
Net Increase (Decrease)	4,279,502	$101,615,097	4,311,776	$106,651,117

Class S
Subscriptions	352,947	$8,409,300	795,280	$19,665,500
Distributions reinvested	21,636	514,730	4,161	102,864
Share Repurchases	(123,884)	(2,960,789)	(3,084)	(76,445)
Net Increase (Decrease)	250,699	$5,963,241	796,357	$19,691,919

Class D
Subscriptions	3,427	$81,500	20,572	$508,750
Distributions reinvested	1,786	42,486	129	3,186
Share Repurchases	—	—	—	—
Share transfers between classes	(2,067)	(49,059)	—	—
Net Increase (Decrease)	3,146	$74,927	20,701	$511,936

We expect to determine our NAV for each class of shares each month as of the last day of each calendar month. The NAV per share for each class of shares is determined by dividing the value of total assets attributable to the class minus liabilities attributable to the class by the total number of Common Shares outstanding of the class at the date as of which the determination is made. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table presents our monthly NAV per share for each of the three classes of shares since our inception through March 31, 2026.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

7. Stockholders’ Equity and Dividends (Continued)

	NAV per Share
For the Month Ended	Institutional Class	Class S	Class D
June 30, 2022	$23.49	N/A	N/A
July 31, 2022	24.40	N/A	N/A
August 31, 2022	24.86	N/A	N/A
September 30, 2022	23.74	N/A	N/A
October 31, 2022	23.89	N/A	N/A
November 30, 2022	23.93	N/A	N/A
December 31, 2022	23.69	N/A	N/A
January 31, 2023	24.28	N/A	N/A
February 28, 2023	24.25	N/A	N/A
March 31, 2023	24.23	N/A	N/A
April 30, 2023	24.38	N/A	N/A
May 31, 2023	24.05	N/A	N/A
June 30, 2023	24.49	N/A	N/A
July 31, 2023	24.73	N/A	N/A
August 31, 2023	24.85	N/A	N/A
September 30, 2023	24.99	N/A	N/A
October 31, 2023	24.70	N/A	N/A
November 30, 2023	24.87	N/A	N/A
December 31, 2023	24.85	N/A	N/A
January 31, 2024	24.92	N/A	N/A
February 29, 2024	24.93	N/A	N/A
March 31, 2024	24.98	N/A	N/A
April 30, 2024	24.93	N/A	N/A
May 31, 2024	24.95	N/A	N/A
June 30, 2024	24.84	24.84	N/A
July 31, 2024	24.75	24.75	N/A
August 31, 2024	24.79	24.79	24.79
September 30, 2024	24.77	24.77	24.77
October 31, 2024	24.83	24.83	24.83
November 30, 2024	24.84	24.84	24.84
December 31, 2024	24.79	24.79	24.79
January 31, 2025	24.77	24.77	24.77
February 28, 2025	24.64	24.64	24.64
March 31, 2025	24.42	24.42	24.42
April 30, 2025	24.11	24.11	24.11
May 31, 2025	24.27	24.27	24.27
June 30, 2025	24.24	24.24	24.24
July 31, 2025	24.22	24.22	24.22
August 31, 2025	24.20	24.20	24.20
September 30, 2025	24.07	24.07	24.07
October 31, 2025	23.99	23.99	23.99
November 30, 2025	23.98	23.98	23.98
December 31, 2025	23.95	23.95	23.95
January 31, 2026	23.90	23.90	23.90
February 28, 2026	23.53	23.53	23.53
March 31, 2026	23.52	23.52	23.52

Dividends and distributions to common shareholders are recorded on the ex-dividend date. Distributions are declared considering net investment income available for distribution to shareholders, at the discretion of our Board of Trustees.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

7. Stockholders’ Equity and Dividends (Continued)

Institutional Class

The following tables summarize the Fund's dividends declared for the Institutional Class shares for the three months ended March 31, 2026 and March 31, 2025:

Date Declared	Record Date	Payment Date	Type	Amount Per Share	Total Amount
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.2300	$5,923,347
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.2300	6,249,265
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.2300	6,588,559
				$0.6900	$18,761,171
January 26, 2026	January 29, 2026	February 25, 2026	Regular	$0.1956	$12,008,822
February 24, 2026	February 26, 2026	March 27, 2026	Regular	0.1951	12,384,535
March 25, 2026	March 30, 2026	April 28, 2026	Regular	0.1922	12,554,379
				$0.5829	$36,947,736

Class S Shares

The following table summarizes the Fund's dividends declared for the Class S shares for the three months ended March 31, 2026 and March 31, 2025.

Date Declared	Record Date	Payment Date	Type	Gross Amount Per Share	Amount Per Share Net of Shareholder Servicing and/or Distribution Fees	Gross Amount	Net Amount
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.2300	$0.2124	$472,537	$436,377
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.2300	0.2125	527,138	487,029
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.2300	0.2125	599,042	553,463
.				$0.6900	$0.6374	$1,598,717	$1,476,870
January 26, 2026	January 29, 2026	February 25, 2026	Regular	$0.1956	$0.1786	$937,564	$856,245
February 24, 2026	February 26, 2026	March 27, 2026	Regular	0.1951	0.1782	963,373	879,794
March 25, 2026	March 30, 2026	April 28, 2026	Regular	0.1922	0.1755	967,310	883,414
				$0.5829	$0.5323	$2,868,248	$2,619,454

Class D Shares

The following table summarizes the Fund's dividends declared for the Class D shares for the three months ended March 31, 2026 and March 31, 2025.

Date Declared	Record Date	Payment Date	Type	Gross Amount Per Share	Amount Per Share Net of Shareholder Servicing and/or Distribution Fees	Gross Amount	Net Amount
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.2300	$0.2248	$30,170	$29,488
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.2300	0.2248	32,328	31,597
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.2300	0.2249	34,059	33,304
.				$0.6900	$0.6745	$96,557	$94,389
January 26, 2026	January 29, 2026	February 25, 2026	Regular	$0.1956	$0.1906	$18,544	$18,071
February 24, 2026	February 26, 2026	March 27, 2026	Regular	0.1951	0.1901	18,656	18,180
March 25, 2026	March 30, 2026	April 28, 2026	Regular	0.1922	0.1873	18,546	18,073
				$0.5829	$0.5680	$55,747	$54,325

7. Stockholders’ Equity and Dividends (Continued)

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

Character of Distributions

The Fund may fund its cash distributions to shareholders from any source of funds available to the Fund, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Investment Adviser, which is subject to recoupment.

Through October 31, 2024, all of the Fund’s distributions resulted from net investment income. From November 1, 2024 through July 31, 2025, certain of the Fund's distributions were from sources other than net investment income. Through March 31, 2026 a portion of the Fund's distributions resulted and future distributions may result from expense support from the Investment Adviser, which is subject to repayment by the Fund within three years from the date of payment. Any such distribution may not be based solely on the Fund’s investment performance, and can only be sustained if the Fund achieves positive investment performance in future periods and/or the Investment Adviser continues to provide expense support. The Fund’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Fund will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a GAAP basis, may include required adjustments to GAAP net investment income in the current period to determine taxable income available for distributions. The following tables present the sources of cash distributions on a GAAP basis that the Fund has declared on its common shares:

	For the Three Months Ended March 31, 2026
	Institutional Class		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.58	$36,947,736	$0.53	$2,619,454	$0.57	$54,325
Net realized gains	—	—	—	—	—	—
Total	$0.58	$36,947,736	$0.53	$2,619,454	$0.57	$54,325

	For the Three Months Ended March 31, 2025
	Institutional Class		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.55	$14,898,946	$0.50	$1,152,240	$0.53	$74,542
Net realized gains	0.14	3,862,225	0.14	324,630	0.14	19,847
Total	$0.69	$18,761,171	$0.64	$1,476,870	$0.67	$94,389

8. Share Repurchase Program

At the discretion of the Fund’s Board of Trustees, the Fund is conducting a share repurchase program in which the Fund is repurchasing, in each quarter, up to 5% of the Fund’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Fund does not intend to conduct a share repurchase offer during any calendar quarter for which our liquid assets plus available and undrawn leverage are less than 25% of our net assets as of the date of the most recent publicly available NAV prior to the commencement of such calendar quarter. In addition, our Board of Trustees may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. We intend to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934 and the 1940 Act. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

8. Share Repurchase Program (Continued)

Under the Fund’s share repurchase plan, to the extent the Fund offers to repurchase shares in any particular quarter, the Fund expects to repurchase shares pursuant to tender offers on or around the last business day of that quarter using a purchase price equal to the NAV per share as of the last business day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the valuation date of the applicable tender offer. The Early Repurchase Deduction may be waived at the Fund’s or Distributor’s discretion (a) in the case of repurchase requests arising from the death, divorce or qualified disability of the holder, (b) due to trade or operational error, or (c) for repurchase requests with respect to shares held in accounts of asset allocation programs, such as model portfolio management programs (and similar arrangements). The Early Repurchase Deduction will be waived in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance. In addition, the Fund’s Common Shares are sold to certain feeder vehicles primarily created to hold the Fund’s Common Shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, the Fund may not apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders. The Fund commenced its initial quarterly repurchase offer on April 28, 2023.

The following table presents information with respect to the Fund's repurchases for the three months ended March 31, 2026 and March 31, 2025 :

Repurchase Offer Commencement Date	Repurchase request deadline	Number of Shares Repurchased (All Classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (All Classes)(2)	Maximum number of shares that may yet be repurchased(3)
January 30, 2026	February 27, 2026	2,957,174	4.2%	$23.52	March 31, 2026	$69,530,707	—

(1)
Percentage is based on total shares as of the close of the previous calendar quarter.
(2)
Net of Early Repurchase Deduction (if any).
(3)
All repurchase requests were satisfied in full.

Repurchase Offer Commencement Date	Repurchase request deadline	Number of Shares Repurchased (All Classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (All Classes)(2)	Maximum number of shares that may yet be repurchased(3)
January 31, 2025	February 28, 2025	139,189	0.5%	$24.42	March 31, 2025	$3,398,946	—

______________________

(1) Percentage is based on total shares as of the close of the previous calendar quarter.

(2) Net of Early Repurchase Deduction (if any).

(3) All repurchase requests were satisfied in full.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

9. Financial Highlights

The following are the financial highlights for the three months ended March 31, 2026 and March 31, 2025.

	For the Three Months ended March 31,
	2026			2025
	Institutional Class	Class S	Class D	Institutional Class	Class S	Class D
Per Common Share
Per share NAV at beginning of period	$23.95	$23.95	$23.95	$24.79	$24.79	$24.79

Investment operations: (1)
Net investment income	0.58	0.53	0.57	0.55	0.50	0.53
Net realized and unrealized gain (loss)	(0.43)	(0.43)	(0.43)	(0.23)	(0.23)	(0.23)
Total from investment operations	0.15	0.10	0.14	0.32	0.27	0.30

Dividends to common shareholders	(0.58)	(0.53)	(0.57)	(0.69)	(0.64)	(0.67)
Per share NAV at end of period	$23.52	$23.52	$23.52	$24.42	$24.42	$24.42

Total return based on net asset value: (2)	0.63%	0.42%	0.58%	1.29%	1.09%	1.21%

Shares outstanding at end of period	65,319,352	5,032,831	96,496	28,645,909	2,604,532	148,082
Ratios to average net asset value: (3)
Net investment income(4)	10.86%	9.96%	10.56%	10.03%	9.44%	9.73%
Expenses before incentive fee (5)	2.60%	3.46%	2.85%	6.26%	7.35%	6.49%
Expenses and incentive fee (6)(7)(8)	2.86%	3.73%	3.11%	6.50%	7.60%	6.74%

Ending net asset value	$1,536,567,319	$118,391,931	$2,269,955	$699,521,530	$63,601,626	$3,616,110
Weighted-average number of common shares	63,394,659	4,920,765	95,643	27,190,749	2,317,817	139,917

Fund-level Supplemental Data
Portfolio turnover rate	4.11%			6.31%
Weighted-average debt outstanding	$879,264,320			$393,000,000
Weighted-average interest rate on debt	5.84%			6.61%
Weighted-average debt per share	$12.48			$12.52

(1)
Per share changes in net asset value are computed based on the actual number of shares outstanding during the time such activity occurred.
(2)
Not annualized for periods less than one year. Total return based on net asset value equals the change in net asset value per share during the period plus declared dividends per share during the period, divided by the beginning net asset value per share at the beginning of the period.
(3)
Annualized for periods less than one year except for incentive fees and other certain non-recurring expenses.
(4)
Net of incentive fees and excise taxes.
(5)
Includes interest and other debt costs but excludes excise taxes.
(6)
Includes incentive fees and all Fund expenses including interest and other debt costs but excludes excise taxes.
(7)
For the three months ended March 31, 2026, amounts are annualized except for organizational costs, management fee and income based incentive fee waivers by the Investment Adviser. For the three months ended March 31, 2026 the ratio of total operating expenses to average net assets was 6.56%, 7.41%, and 6.79% on Institutional Class, Class S and Class D, respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and income based incentive fee waivers by the Investment Adviser which represented 2.90%, 2.89% and 2.89% on Institutional Class, Class S and Class D, respectively, of average net assets.
(8)
For the three months ended March 31, 2025, the ratio of total operating expenses to average net assets was 7.23%, 8.34% and 7.46% on Institutional Class, Class S and Class D respectively, on an annualized basis, excluding the effect of management fee and income based incentive fee waivers by the Investment Adviser which represented 0.00%, 0.00% and 0.00% on Institutional Class, Class S and Class D, respectively, of average net assets.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

10. Senior Securities

Information about the Fund's senior securities is shown in the following table for the period ended March 31, 2026 and for each of the years ended December 31, 2025, 2024, 2023 and the period from March 18, 2022 (Inception) to December 31, 2022.

Class and Year	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Credit Facility
As of March 31, 2026 (Unaudited)	$260,000,000	$4,253	—	N/A
Fiscal year 2025	260,000,000	4,657	—	N/A
Fiscal year 2024	320,000,000	3,229	—	N/A
Fiscal year 2023	156,000,000	2,510	—	N/A
Fiscal year 2022	95,000,000	2,225	—	N/A
Revolving Credit Facility
As of March 31, 2026 (Unaudited)	$88,377,480	$4,253	—	N/A
Fiscal year 2025	50,970,583	4,657	—	N/A
Fiscal year 2024	—	3,229	—	N/A
SG Revolving Credit Facility
As of March 31, 2026 (Unaudited)	$200,000,000	$4,253	—	N/A
Fiscal year 2025	200,000,000	4,657	—	N/A
BMO Revolving Credit Facility
As of March 31, 2026 (Unaudited)	$50,000,000	$4,253	—	N/A
Tranche A Notes
As of March 31, 2026 (Unaudited)	$70,000,000	$2,758	—	N/A
Fiscal year 2025	70,000,000	2,859	—	N/A
Fiscal year 2024	70,000,000	2,656	—	N/A
Tranche B Notes
As of March 31, 2026 (Unaudited)	$55,000,000	$2,758	—	N/A
Fiscal year 2025	55,000,000	2,859	—	N/A
Promissory Notes
As of March 31, 2026 (Unaudited)	$110,000	$2,758	—	N/A
Fiscal year 2025	110,000	2,859	—	N/A
2025A Tranche B Notes
As of March 31, 2026 (Unaudited)	$150,000,000	$2,758	—	N/A
Fiscal year 2025	150,000,000	2,859	—	N/A
2025A Tranche A Notes
As of March 31, 2026 (Unaudited)	$50,000,000	$2,758	—	N/A
Fiscal year 2025	50,000,000	2,859	—	N/A

(1)
Total amount of each class of senior securities outstanding at the end of the period presented.
(2)
The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. The asset coverage ratio with respect to indebtedness is multiplied by $1,000 to determine the Asset Coverage Per Unit.
(3)
The amount to which such class of senior security would be entitled upon the voluntary liquidation of the issuer in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.
(4)
The Fund's senior securities are not registered for public trading.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2026

11. Subsequent Events

On April 1, 2026, the Fund accepted $23.9 million of additional subscriptions, to purchase $22.0 million of additional Institutional shares and $1.9 million of additional Class S shares, par value $0.001 per share. On April 20, 2026, the number of shares being purchased was fixed when the purchase price of $23.52 per Institutional and Class S shares were determined by the Fund. As a result, the Fund issued 0.9 million Institutional shares and 0.1 million Class S shares and received $23.9 million in proceeds.

On April 29, 2026, the Fund declared a regular distribution as follows:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Institutional Shares	$0.1921	$—	$0.1921
Class S Shares	0.1921	0.0167	0.1754
Class D Shares	0.1921	0.0049	0.1872

The distribution will be payable to shareholders of record at the close of business on April 29, 2026 and will be paid on May 27, 2026. The distribution will be paid in cash or reinvested in Fund shares for shareholders participating in the Fund’s distribution reinvestment plan.

12. Segment Reporting

The Fund's chief executive officer and chief financial officer act as the Fund's chief operating decision maker ("CODM"). The CODM is responsible for assessing performance, allocating resources and making operating decisions of the Fund on a consolidated basis based on the net increase (decrease) in net assets resulting from operations (“net income”) of the Fund. The CODM has concluded that the Fund operates through a single operating and reporting segment with an investment objective to generate both current income and capital appreciation through debt and equity investments. In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in determining the amount of dividends to be distributed to the Fund's shareholders. As the Fund's operations comprise of a single reporting segment, the segment assets are reflected on the accompanying Consolidated Statements of Assets and Liabilities as “total assets” and the significant segment expenses are listed on the accompanying Consolidated Statements of Operations.

BlackRock Private Credit Fund

Consolidated Schedule of Restricted Securities of Unaffiliated Issuers (Unaudited)

March 31, 2026

Investment	Acquisition Date
Streamland Media Holdings LLC, Common Shares	7/15/2024
48forty Intermediate Holdings, Inc., Common Shares	1/14/2026
48forty Intermediate Holdings, Inc., Preferred Shares	1/14/2026

BlackRock Private Credit Fund

Consolidated Schedule of Restricted Securities of Unaffiliated Issuers

December 31, 2025

Investment	Acquisition Date
New Insight Holdings, Inc. (Dynata), Common Shares	7/15/2024
48forty Intermediate Holdings, Inc., Common Shares	11/5/2024
Streamland Media Holdings LLC, Common Units	3/31/2025

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information contained in this section should be read in conjunction with our unaudited consolidated financial statements and notes thereto appearing elsewhere in this quarterly report on Form 10-Q. Some of the statements in this report (including in the following discussion) constitute forward-looking statements, which relate to future events or the future performance or financial condition of BlackRock Private Credit Fund (the “Fund,” “we,” “us” or “our”). The forward-looking statements contained in this report involve a number of risks and uncertainties, including statements concerning:

•
the Fund’s, or the Fund’s portfolio companies’, future business, operations, operating results or prospects;
•
the return or impact of current and future investments;
•
the impact of a protracted decline in the liquidity of credit markets on the Fund’s business;
•
the impact of fluctuations in interest rates on the Fund’s business;
•
the impact of changes in laws or regulations governing the Fund’s operations or the operations of the Fund’s portfolio companies;
•
the Fund’s contractual arrangements and relationships with third parties;
•
the general economy and its impact on the industries in which the Fund invests;
•
political, economic or industry conditions, or conditions affecting the financial and capital markets, including the effect of trade policy:
•
the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing conflicts in the Middle East and Eastern Europe;
•
the financial condition of and ability of the Fund’s portfolio companies to achieve their objectives;
•
the Fund’s expected financings and investments;
•
the adequacy of the Fund’s financing resources and working capital;
•
the ability of BlackRock Capital Investment Advisors, LLC, the Fund’s investment adviser (the “Investment Adviser”)
and BlackRock Advisors, LLC, the Fund’s sub-adviser (the “Sub-Adviser” and, together with the Investment Adviser, the “Advisers”) to locate suitable investments for the Fund and to monitor and administer the Fund’s investments;
•
the timing of cash flows, if any, from the operations of the Fund’s portfolio companies;
•
the timing, form and amount of any dividend distributions;
•
the Fund’s ability to maintain the Fund’s qualification as a regulated investment company (“RIC”) and as a business development company (“BDC”); and
•
the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks.

We use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “could,” “may,” “plan” and similar words to identify forward-looking statements. The forward-looking statements contained in this quarterly report involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Risk Factors” in our Form 10-K for the year ended December 31, 2025 (the “Annual Report”).

We have based the forward-looking statements included in this report on information available to us on the date of this report, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (the "SEC"), including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

Overview

The Fund is a Delaware statutory trust formed on December 23, 2021 and is an externally managed, closed-end, non-diversified management investment company. We have elected to be regulated as a BDC under the Investment Company Act of 1940, as amended (the "1940 Act"). Our investment objective is to target high risk-adjusted returns produced primarily from current income generated by investing primarily in directly originated, senior secured corporate debt instruments. We seek to achieve our investment objective through investments in privately-originated, performing senior secured debt primarily in North America-based companies with target enterprise values between $100 million and $1.5 billion. Performing debt is debt that at the time of investment is not defaulted or, in the view of the Advisers, distressed. The Fund targets positions in first lien, second lien and unitranche debt, with a preference for floating-rate debt, which the Advisers believe provides flexibility to adapt to changing market conditions. The Fund may invest in securities of any maturity and credit quality. Our investment activities will benefit from what we believe are the competitive advantages of our Advisers, including its diverse in-house skills, proprietary deal flow, and consistent and rigorous investment process focused on established, middle-market companies.

The Fund has elected to be treated as a RIC for U.S. federal income tax purposes. As a RIC, the Fund will not be taxed on its income to the extent that it distributes such income each year and satisfies other applicable income tax requirements.

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements and timely distribute to our shareholders generally at least 90% of our investment company taxable income, as defined by the Internal Revenue Code of 1986, as amended (the "Code"), for each year. Pursuant to this election, we generally will not have to pay corporate level taxes on any income that we distribute to our shareholders provided that we satisfy those requirements.

On July 1, 2025, BlackRock, Inc. completed its previously announced acquisition of 100% of the business and assets of HPS Investment Partners (“HPS”), a leading global credit investment manager (the “BlackRock/HPS Transaction”). In connection with the BlackRock/HPS Transaction, certain senior personnel of HPS joined the Advisor’s investment committee for the Fund’s portfolio as voting members.

Investments

Our level of investment activity can and does vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity, the general economic environment and the competitive environment for the types of investments we make.

As a BDC, we are required to comply with certain regulatory requirements. For instance, we generally have to invest at least 70% of our total assets in “qualifying assets,” including securities and indebtedness of private U.S. companies, public U.S. operating companies whose securities are not listed on a national securities exchange or registered under the Securities Exchange Act of 1934 (the "Exchange Act"), public domestic operating companies having a market capitalization of less than $250 million, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. We are also permitted to make certain follow-on investments in companies that were eligible portfolio companies at the time of initial investment but that no longer meet the definition. As of March 31, 2026, approximately 88.4% of our total assets were invested in qualifying assets.

Revenues

We generate revenues primarily in the form of interest on the debt we hold. We also generate revenue from dividends on our equity interests, capital gains on the disposition of investments, and certain lease, fee, and other income. Our investments in fixed income instruments generally have an expected maturity of three to five years, although we have no lower or upper constraint on maturity. Interest on our debt investments is generally payable quarterly or semi-annually. Payments of principal of our debt investments may be amortized over the stated term of the investment, deferred for several years or due entirely at maturity. In some cases, our debt investments and preferred stock investments may defer payments of cash interest or dividends or payment-in-kind ("PIK"). Any outstanding principal amount of our debt investments and any accrued but unpaid interest will generally become due at the maturity date. In addition, we may generate revenue in the form of prepayment fees, commitment, origination, structuring or due diligence fees, end-of-term or exit fees, fees for providing significant managerial assistance, consulting fees and other investment related income.

Expenses

The Fund will be responsible for paying the compensation of the Investment Advisers. In addition, the Fund will generally be responsible for all operating expenses of the Fund, and shall pay, and shall reimburse the Investment Adviser or BlackRock Financial Management Inc., the Fund's administrator (the "Administrator") and their respective affiliates for, all fees, costs, expenses, liabilities and obligations of the Fund relating or attributable to:

•
our organization;
•
calculating our net asset value (including the cost and expenses of any independent valuation firms);
•
interest payable on debt, if any, incurred to finance our investments;
•
the base management fee and any incentive fee;
•
dividends and distributions on our Common Shares;
•
administration fees payable under the administration agreement with the Administrator (the "Administration Agreement");

•
fees payable to third parties relating to, or associated with, making investments;
•
transfer agent and custodial fees;
•
registration fees;
•
taxes;
•
director fees and expenses;
•
costs of preparing and filing reports or other documents with the SEC;
•
costs of any reports, proxy statements or other notices to our shareholders, including printing costs;
•
our fidelity bond;
•
directors and officers/errors and omissions liability insurance, and any other insurance premiums;
•
indemnification payments;
•
direct costs and expenses of administration, including audit and legal costs; and
•
all other expenses reasonably incurred by us and the Administrator in connection with administering our business, such as the allocable portion of overhead under the Administration Agreement, including rent and other allocable portions of the cost of certain of our officers and their respective staffs.

The Investment Advisory Agreement with the Investment Adviser (the "Advisory Agreement") provides that the management fee is calculated at an annual rate of 1.25% of the value of the Fund’s net assets at the end of the most recently completed calendar month and payable monthly in arrears. For purposes of calculating the base management fee, “net assets” means the Fund’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. For the first calendar month in which the Fund had operations, net assets were measured as the beginning net assets as of the date on which the Fund first issued Common Shares to one or more investors (other than the Investment Adviser and its affiliates). The Investment Adviser agreed to waive its management fee for the first twelve months following the date of the commencement of the Fund’s operations.

Additionally, the Advisory Agreement provides that the Investment Adviser may be entitled to incentive fee under certain circumstances. According to the terms of such agreement, the incentive fee equals the sum of (i) 12.5% of all net investment income and (ii) 12.5% of all net realized capital gains (net of any net unrealized capital depreciation) less net investment income incentive fee and capital gains incentive fee previously paid. However, incentive fee will only be paid to the extent the cumulative total return of the Fund after the incentive fee and including such payment would equal or exceed a 5% annual return on daily weighted-average unreturned contributed capital contributions. The determination of the incentive fee is subject to limitations under the 1940 Act and the Advisers Act.

Pursuant to the Amended and Restated Fee Waiver and Expense Support and Reimbursement Agreement between the Fund and the Investment Adviser, dated as of August 29, 2022, as amended on April 25, 2023, the Investment Adviser agreed to waive its base management fee and incentive fee for the period from the date of the commencement of the Fund’s operations through December 31, 2023.

Pursuant to the Sub-Advisory Agreement, the Investment Adviser, and not the Fund, will pay a portion of the management fee received by the Investment Adviser to the Sub-Adviser as a sub-advisory fee to the Sub-Adviser in an amount equal to a percentage of the average daily value of the Fund’s assets allocated to the Sub-Adviser.

Pursuant to the Expense Support and Conditional Reimbursement Agreement between the Fund and the Investment Adviser (the “Expense Support and Conditional Reimbursement Agreement”), the Investment Adviser may elect to pay certain expenses on the Fund’s behalf (an “Expense Payment”), provided that no portion of an Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Fund. For additional information see “Note 3. Management Fees, Incentive Fees and Other Expenses” to the consolidated financial statements.

The Adviser has agreed to waive any portion of the income component of the Incentive Fee attributable to the inclusion of Expense Payments (as set forth in the Expense Support and Conditional Reimbursement Agreement) in the calculation of (i) aggregate net investment income before incentive compensation or (ii) total return.

Critical accounting policies and estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. Management considers the following critical accounting policies important to understanding the consolidated financial statements. In addition to the discussion below, our critical accounting policies are further described in the notes to our consolidated financial statements.

Valuation of portfolio investments

Pursuant to Rule 2a-5 under the 1940 Act, which establishes requirements for determining fair value in good faith for purposes of the 1940 Act, the Fund's board of trustees (the "Board of Trustees") has designated the Investment Adviser as the Fund's valuation designee (the "Valuation Designee") to perform certain fair value functions, including performing fair value determinations. As required by Rule 2a-5, the Valuation Designee provides periodic fair valuation reporting and notifications on behalf of the Fund to the Board of Trustees to facilitate the Board of Trustees' oversight duties.

We value our portfolio investments at fair value based upon the principles and methods of valuation set forth in the Valuation Designee's policies and procedures adopted for the Fund by the Valuation Designee. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. Market participants are buyers and sellers in the principal (or most advantageous) market for the asset that (i) are independent of us, (ii) are knowledgeable, having a reasonable understanding about the asset based on all available information (including information that might be obtained through due diligence efforts that are usual and customary), (iii) are able to transact for the asset, and (iv) are willing to transact for the asset or liability (that is, they are motivated but not forced or otherwise compelled to do so).

When market quotations are not readily available or are believed by the Valuation Designee to be inaccurate or unreliable, the Fund’s investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by the Valuation Designee in accordance with documented valuation policies and procedures reviewed and approved by a committee established by the Valuation Designee (the "Valuation Committee"). The Valuation Designee may conclude that a market quotation is not readily available, inaccurate or unreliable if a security or other asset or liability does not have a price source due to its complete lack of trading, if the Valuation Designee believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation.

For this purpose, a “significant event subsequent to the most recent market quotation” is deemed to occur if the Valuation Designee determines, in its business judgment prior to or at the time of pricing the Fund’s assets or liabilities, that it is likely that the event will cause a material change to the last exchange closing price or closing market price of one or more assets or liabilities held by the Fund. Examples of these events could include cases where a security trades infrequently causing a quoted purchase or sale price to become stale, where markets quotations vary substantially among market makers, or where there is a wide bid-ask spread or significant increase in the bid-ask spread. On any date the New York Stock Exchange is open and the primary exchange on which a foreign asset or liability is traded is closed, such asset or liability will be valued using the prior day’s price, provided that the Valuation Designee is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset or liability, in which case such asset or liability would be treated as a Fair Value Asset. For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the Fund’s pricing time.

A substantial portion of the Fund’s assets are expected to consist of securities of private companies for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Fund monthly at fair value as determined pursuant to the principles and methods of valuation set forth in the Valuation Designee's policies and procedures adopted for the Fund by the Valuation Designee and approved by the Board of Trustees. In determining fair value each month, the Valuation Designee is required to consider all appropriate factors relevant to value and all indicators of value available to the Fund. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. The most relevant information may often be that information which is provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated. Because the Fund will value all of its assets monthly, the Fund is subject to greater risk that the information available to determine fair value on any given day is uncertain, incomplete and potentially unreliable and, as a result, that the prices assigned to fair valued securities may not in fact represent approximately the price that the Fund could receive upon their current sale.

Certain investments for which market quotations are not readily available or for which market quotations are deemed not to represent fair value are valued on a monthly basis utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in determining the fair value of our investments include, as relevant and among other factors: available current market data (e.g., information available through regulatory filings, press releases, news feeds and financial press), including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, information provided by the company (e.g., letters to investors, financials, information provided pursuant to financial document reporting obligations), security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, merger and acquisition comparables and enterprise values.

With respect to the Fund’s investments for which market quotations are not readily available or for which market quotations are deemed not to represent fair value, the Valuation Designee has approved a valuation process that takes into account a variety of inputs.

When determining the price for a Fair Value Asset, the Valuation Committee shall seek to determine the price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction. The price generally may not be determined based on what the Fund might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations shall be based upon all available factors that the Valuation Committee deems relevant at the time of the determination, and may be based on analytical values determined by the Valuation Designee using proprietary or third party valuation models.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund’s NAV, and the differences between the fair value of the assets and the prices at which those assets are ultimately sold may be significant. As a result, the Fund’s sale or repurchase of its shares at NAV, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders. Information that becomes known to the Fund or its agents after the NAV has been calculated in a particular month will not be used to retroactively adjust the price of a security or the NAV determined earlier that month.

The Fund’s annual audited financial statements, which are prepared in accordance with GAAP, follow the requirements for valuation set forth in ASC 820, which defines and establishes a hierarchical disclosure framework for measuring fair value under GAAP and expands financial statement disclosure requirements relating to fair value measurements.

The three-level hierarchy for fair value measurement is defined as follows:

Level 1: Quoted prices in active markets for identical assets

Level 2: Other direct and indirect observable market inputs (for example, quoted prices in inactive markets or quotes for comparable investments)

Level 3: Independent third-party valuation sources that employ significant unobservable inputs

As of March 31, 2026, none of our investments were categorized as Level 1, 25.4% were categorized as Level 2 and 74.6% were Level 3 investments valued based on valuations by independent third party sources.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Valuation Designee's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the investment.

Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on the consolidated financial statements.

Revenue recognition

Interest and dividend income, including income paid in kind, is recorded on an accrual basis, when such amounts are considered collectible. Origination, structuring, closing, commitment and other upfront fees, including original issue discounts, earned with respect to capital commitments are generally amortized or accreted into interest income over the life of the respective debt investment, as are end-of-term or exit fees receivable upon repayment of a debt investment. Other fees, including certain amendment fees, prepayment fees and commitment fees on broken deals, are recognized as earned. Prepayment fees and similar income due upon the early repayment of a loan or debt security are recognized when earned and are included in interest income.

Certain of our debt investments are purchased at a discount to par as a result of the underlying credit risks and financial results of the issuer, as well as general market factors that influence the financial markets as a whole. Discounts on the acquisition of corporate bonds are generally amortized using the effective-interest or constant-yield method assuming there are no questions as to collectability. When principal payments on a loan are received in an amount in excess of the loan’s amortized cost, the excess principal payments are recorded as interest income.

Debt investments are generally placed on non-accrual status when it is probable that principal or interest will not be collected according to the contractual terms. When a debt investment is placed on non-accrual status, accrued and unpaid interest (including any accrued PIK interest) is generally reversed, and discount accretion or premium amortization is discontinued. The Fund does not reverse previously capitalized PIK income. Payments received on non-accrual investments may be recognized as income or applied to principal depending upon the Fund's judgment regarding collectability of the outstanding principal and interest. Non-accrual investments are restored to accrual status if past due principal and interest are paid or, in the Fund's judgement, the repayment of the remaining contractual principal and interest is expected. The Fund may opt not to place a distressed debt investment on non-accrual status if principal and interest are secured through sufficient collateral value and are in the process of collection through legal actions or other efforts that are expected to result in repayment of principal and interest.

Net realized gains or losses and net change in unrealized appreciation or depreciation

We measure realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized. Realized gains and losses are computed using the specific identification method. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.

Portfolio and investment activity

During the three months ended March 31, 2026, we invested approximately $232.6 million, comprised of new investments in 28 new portfolio companies, as well as draws made on existing commitments and payment in kind ("PIK") received on prior investments, all of which were in senior secured loans. Additionally, we received approximately $94.7 million in proceeds from sales or repayments during the three months ended March 31, 2026.

During the three months ended March 31, 2025, we invested approximately $381.1 million, comprised of new investments in 49 new portfolio companies, as well as draws made on existing commitments and payment in kind ("PIK") received on prior investments, all of which were in senior secured loans. Additionally, we received approximately $73.6 million in proceeds from sales or repayments during the three months ended March 31, 2025.

At March 31, 2026, our investment portfolio of $2,354.5 million (at fair value) consisted of 284 portfolio companies and was invested 100.0% in senior secured loans and 0.0% in equity investments. Our average portfolio company investment at fair value was approximately $8.3 million. Our largest portfolio company investment by fair value was approximately 2.0% of our portfolio and our five largest portfolio company investments by fair value comprised approximately 9.7% of our portfolio at March 31, 2026.

At December 31, 2025, our investment portfolio of $2,244.7 million (at fair value) consisted of 268 portfolio companies and was invested 100.0% in senior secured loans and 0.0% in equity investments. Our average portfolio company investment at fair value was approximately $8.4 million. Our largest portfolio company investment by fair value was approximately 2.1% of our portfolio and our five largest portfolio company investments by fair value comprised approximately 10.2% of our portfolio at December 31, 2025.

The industry composition of our portfolio at fair value at March 31, 2026 was as follows:

Industry	March 31, 2026
Software	18.2%
Professional Services	9.9%
Diversified Financial Services	7.7%
Construction and Engineering	7.8%
Capital Markets	5.5%
Insurance	4.9%
Health Care Technology	4.0%
Healthcare Providers and Services	3.8%
Hotels, Restaurants and Leisure	3.2%
Aerospace and Defense	3.4%
IT Services	3.1%
Commercial Services and Supplies	2.9%
Internet Software and Services	2.6%
Automobiles	2.1%
Road and Rail	1.9%
Wireless Telecommunication Services	1.8%
Media	1.6%
Electrical Equipment	1.7%
Communications Equipment	1.4%
Machinery	1.3%
Internet and Catalog Retail	1.3%
Diversified Consumer Services	1.3%
Textiles, Apparel and Luxury Goods	1.1%
Chemicals	1.0%
Other	6.5%
Totals	100.0%

The weighted average effective yield of our debt and total portfolio was 8.7% at March 31, 2026 and 8.8% at December 31, 2025. At March 31, 2026, 100.0% of debt investments in our portfolio bore interest based on floating rates, such as the Secured Overnight Financing Rate ("SOFR"), the Federal Funds Rate or Prime Rate, and 0.0% of the debt investments bore interest at fixed rates. The percentage of floating rate debt investments in our portfolio that were subject to an interest rate floor was 79.7% at March 31, 2026. At December 31, 2025, 100.0% of debt investments in our portfolio bore interest based on floating rates, such as SOFR, the Federal Funds Rate or Prime Rate, and 0.0% of the debt investments bore interest at fixed rates. The percentage of floating rate debt investments in our portfolio that were subject to an interest rate floor was 80.0% at December 31, 2025. Debt investments in two portfolio companies were on non-accrual status as of March 31, 2026, representing 0.0% of the portfolio at fair value and 0.1% at cost. Debt investments in two portfolio companies were on non-accrual status as of December 31, 2025, representing 0.1% of the portfolio at fair value and 0.3% at cost.

Results of operations

Investment income

Investment income totaled $54.4 million and $28.9 million, respectively, for the three months ended March 31, 2026 and March 31, 2025, all of which was attributable to interest and fees on our debt investments. The increase in investment income in the three months ended March 31, 2026 compared to the three months ended March 31, 2025 reflects the significant increase in portfolio size as the Fund continues to ramp up.

Expenses

Total net operating expenses for the three months ended March 31, 2026 and March 31, 2025 were $14.8 million and $12.8 million, respectively, comprised of $14.0 million and $7.0 million in interest and other debt expenses, $5.5 million and $2.2 million in incentive fees, $5.0 million and $2.2 million in management fees, $0.5 million and $0.3 million in administrative expenses, $0.2 million and $0.3 million in professional fees, $0.1 million and $0.6 million in amortization of offering costs, $0.0 million and $(0.5) million in incentive fees on capital gains, $1.0 million and $0.7 million in other operating expenses, offset by $(10.2) million and $0.0 million in expense support and $(1.3) million and $0.0 million in incentive fee waivers, respectively. The increase in expenses in the three months ended March 31, 2026 compared to the three months ended March 31, 2025, primarily reflects the significant increase in portfolio size, amount of debt outstanding, and other Fund activities as the Fund continues to ramp up.

Net investment income (loss)

Net investment income was $39.6 million and $16.1 million, respectively, for the three months ended March 31, 2026 and March 31, 2025. The increase in net investment income reflects the higher investment income, partially offset by the higher operating expenses in the three months ended March 31, 2026 compared to the three months ended March 31, 2025.

Net realized and unrealized gain or loss

Net realized gain (loss) for the three months ended March 31, 2026 and March 31, 2025 were $(3.0) million and $(1.5) million, respectively. Net realized losses for the three months ended March 31, 2026 was comprised primarily of $(2.9) million in losses from the restructuring of our investments in Alpine Acquisition Corp II. Net realized losses for the three months ended March 31, 2025 was comprised primarily of $(1.3) million in losses from the restructuring of our investments in Streamland Media Holdings LLC ("Streamland Media Midco").

For the three months ended March 31, 2026 and March 31, 2025 the change in net unrealized appreciation (depreciation) was $(26.1) million and $(5.6) million, respectively. The change in net unrealized appreciation (depreciation) for the three months ended March 31, 2026 was primarily driven by $(2.7) million change in unrealized depreciation in GI Consilio Parent LLC, $(1.6) million on our investment in DTI Holdco, Inc., $(1.2) million on our investment in Ensono Holdings, Inc., $(1.0) million on our investment in Syndigo, LLC, as well as change in unrealized losses across the portfolio, partially offset by $2.9 million reversal of previously recognized unrealized depreciation from the restructuring of our investment in Alpine Acquisition Corp II. The change in net unrealized appreciation (depreciation) for the three months ended March 31, 2025 was primarily driven by $(0.4) million change in unrealized depreciation in our investment in Touch Tunes Interactive Networks and $(0.4) million on our investment in Alpine Acquisition Corp II, as well as change in unrealized losses across the portfolio, offset by $1.4 million in reversal of previously recognized unrealized depreciation from the restructuring of our investment in Streamland Media Midco.

Incentive compensation

The income component of the incentive fee will be the amount, if positive, equal to 12.5% of the aggregate net investment income before incentive compensation earned for the most recent calendar quarter and the preceding eleven calendar quarters (or if shorter, the number of calendar quarters that have occurred since commencement of the fund), less aggregate income incentive compensation previously paid in with respect to the first eleven calendar quarters (or the portion thereof) included in the relevant trailing twelve quarters. The income component of the incentive fee is subject to a 5.0% total return hurdle on daily weighted average unreturned capital contributions (the “Hurdle Rate”). The capital gains component of the incentive fee will be the amount, if positive, equal to the lesser of (i) 12.5% of the aggregate realized capital gains (computed net of realized losses and net of unrealized capital depreciation, if any) for the most recent calendar quarter and the preceding eleven calendar quarters (or if shorter, the number of calendar quarters that have occurred since commencement of the fund), less capital gains incentive compensation previously paid or distributed in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant trailing twelve quarters or (ii) 12.5% of cumulative aggregate realized capital gains (computed net of realized losses and net of unrealized capital depreciation, if any) since commencement of the Fund, less capital gains incentive compensation previously paid or distributed since commencement of the Fund. The capital gains component will be paid in full prior to payment of the income component. In any case, incentive compensation (including both the income and capital gains components) will only be paid to the extent the trailing twelve quarter (or if shorter, the number of calendar quarters that have occurred since commencement of the fund) total return of the Fund after incentive compensation and including such payment would equal or exceed a 5% annual total return on daily weighted average unreturned contributed capital contributions for such period. For the three months ended March 31, 2026, $5.5 million in incentive fees were earned, compared to $2.2 million earned for the three months ended March 31, 2025. For the three months ended March 31, 2026, the Fund did not accrue any incentive fees on capital gains on a liquidation basis (but not payable) under GAAP. For the three months ended March 31, 2025, we reversed the accrual of $0.5 million as a reserve for incentive fees on capital gains accrued on a liquidation basis (but not payable) under GAAP on a cumulative basis. The Investment Adviser has waived any portion of the income component of the Incentive Fee attributable to the inclusion of Expense Payments in the calculation of (i) aggregate net investment income before incentive compensation or (ii) total return. For the three months ended March 31, 2026 and March 31, 2025, the Advisor waived incentive fees in an amount of $(1.3) million and $0.0 million, respectively.

Income tax expense, including excise tax

The Fund has elected to be treated as a RIC under Subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. To qualify as a RIC, the Fund must, among other things, timely distribute to its shareholders generally at least 90% of its investment company taxable income, as defined by the Code, for each year. The Fund has made and intends to continue to make the requisite distributions to its shareholders which will generally relieve the Fund from U.S. federal income taxes.

Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year dividend distributions from such current year taxable income into the next tax year and pay a 4% excise tax on such income. Any excise tax expense is recorded at year end as such amounts are known. No excise tax expense was incurred in the three months ended March 31, 2026.

Net increase (decrease) in net assets resulting from operations

The net increase in net assets applicable to common shareholders resulting from operations was $10.5 million and $9.0 million, respectively, for the years ended March 31, 2026 and March 31, 2025.

Liquidity and capital resources

Our liquidity and capital resources are expected to be generated primarily through the offerings of the Fund's common shares, borrowings under the Credit Facility, Revolving Credit Facility, SG Revolving Facility, BMO Revolving Facility, and cash flows from operations, including investment sales and repayments and income earned from investments and cash equivalents. The primary uses of cash have been investments in portfolio companies and other general corporate purposes.

Our primary uses of cash are expected to be for investments in portfolio companies and other investments, for operational costs such as paying the Investment Adviser and Administrator, for costs related to our credit facility and for distributions to our shareholders.

The Investment Adviser has agreed to pay all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of our participating brokers, reasonable bona fide due diligence expenses of participating brokers supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating brokers and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, brokers, registered investment advisors or financial or other advisors, but excluding the shareholder servicing and/or distribution fee) through the commencement of the Fund’s operations.

Pursuant to the Expense Support Agreement we entered into with the Investment Adviser, we were obligated to reimburse the Investment Adviser for expenses during the 36 months following the commencement of the Fund’s operations (the "Reimbursement Period"), to the extent that the Fund’s annual Operating Expenses do not exceed 1.25% of the value of the Fund’s net assets, calculated monthly based on month-end net assets of the Fund. The Reimbursement Period expired on March 18, 2025. From inception of the Fund through the expiration of the Reimbursement Period, the Fund reimbursed the Investment Adviser for $0.8 million related to organizational and offering expenses of the Fund pursuant to the Expense Support Agreement.

Pursuant to Expense Support and Conditional Reimbursement Agreement, the Investment Adviser may also elect to pay certain expenses on the Fund’s behalf, provided that no portion of an Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Fund. For the three months ended March 31, 2026, the Fund received $10.2 million in expense support from the Investment Adviser.

On June 3, 2022, BlackRock Private Credit Fund Leverage I, LLC (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of the Fund, established a $200 million combined revolving credit and term loan facility with PNC Bank, National Association as facility agent (the “Credit Facility”). The Credit Facility matures on June 3, 2032 and generally bears interest at three-month Term SOFR, plus (a) 1.55% if the aggregate balance of Middle Market Loans is less than or equal to 25%, (b) 1.65% if the aggregate balance of Middle Market Loans is above 25% and less than or equal to 50%, (c) 1.80% if the aggregate balance of Middle Market Loans is above 50% and less than or equal to 75%, or (d) 1.90% if the aggregate balance of Middle Market Loans is above 75%. The Credit Facility also accrues commitment fees on any undrawn amounts at an annual rate of 0.50%, or 0.35% for the period from the closing date of the Credit Facility to the three-month anniversary of the closing date. The Credit Facility is secured by all of the assets held by the Borrower. Under the Credit Facility, the Borrower has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.

On September 8, 2023, the Borrower entered into Amendment No. 1 to the Credit Facility (the “Amendment”). The Amendment extended the term commitment termination date under the Credit Facility with respect to term commitments entered into on the closing date to December 8, 2023. On December 15, 2023, the Borrower entered into Amendment No. 2 to the Credit Facility (the "Second Amendment"). The Second Amendment increased the total revolving commitments from $50.0 million to $75.0 million, increased total term commitments from $150.0 million to $225.0 million, and increased the facility margin level applicable to the borrower.

On November 27, 2024, the Borrower entered into Amendment No. 3 to the Credit Facility (the "First Amended and Restated Credit and Security Agreement"). The amendment increased the total revolving commitments from $75.0 million to $125.0 million, increased total term commitments from $225.0 million to $325.0 million, and modified certain other terms of the Credit Facility, including (i) extending the final maturity date to June 3, 2033, (ii) extending the reinvestment period to June 3, 2026, and (iii) extending the delayed draw term loan commitment termination date until December 15, 2025. The credit facility commitment fees accrual rate was amended at a rate equal to 0.35% per annum, if as of such date the outstanding principal amount of the Revolving Advances is greater than 50% of the Revolving Commitment otherwise the rate is 0.50% per annum. The rate for Term Commitment was amended at 0.35% per annum for the first three months following any Incremental Commitment Effective Date, and thereafter 0.50% per annum. The Credit Facility includes usual and customary events of default for credit facilities of this nature. Borrowings under the Credit Facility are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

On May 2, 2025, the Fund entered into Amendment No. 1 to the First Amended and Restated Credit and Security Agreement (the “Credit Facility Amendment”). Pursuant to the Credit Facility Amendment, under the Credit Facility, the total revolving commitments increased from $125.0 million to $150.0 million, and the total term commitments increased from $325.0 million to $500.0 million. The Credit Facility Amendment modified certain other terms of the Credit Facility, including extending the prepayment lockout period until the first anniversary of the closing date of the Credit Facility Amendment.

On December 12, 2025, the Fund entered into Amendment No. 2 to First Amended and Restated Credit and Security Agreement (the “Second Amendment”) to extend the commitment period for certain undrawn term loan commitments to May 2, 2026. As of March 31, 2026, there was $260.0 million drawn on the Credit Facility.

On April 19, 2024, the Fund entered into a Senior Secured Credit Agreement for a $75 million revolving credit facility (the “Revolving Credit Facility”) with Sumitomo Mitsui Banking Corporation, as administrative agent, and the lenders and issuing banks from time to time parties thereto. The Revolving Credit Facility matures on April 19, 2029 and generally bears interest at either (i) term SOFR plus a credit spread adjustment plus margin of 2.00% or 1.875% per annum or (ii) the prime rate plus a margin of 2.00% or 1.875% per annum, in each case subject to certain conditions. The Fund may elect either the term SOFR or prime rate at the time of drawdown. The Revolving Credit Facility will be guaranteed by certain domestic subsidiaries of the Fund that are formed or acquired by the Fund in the future (collectively, the “Guarantors”). The Revolving Credit Facility is secured by substantially all of the portfolio investments held by the Fund and each Guarantor, subject to certain exceptions. On November 4, 2024, the Fund increased the commitment on the Revolving Credit Facility from $75 million to $150 million.

On August 7, 2025, the Fund entered into the First Amendment to the Revolving Credit Facility (the “First Amendment”), which, among other things, (i) extends the revolver availability period from April 2028 to August 2029, (ii) extends the scheduled maturity date from April 2029 to August 2030, (iii) increases the accordion provision to permit increases to a total facility amount of up to $600.0 million, (iv) increases the total facility amount from $150.0 million to $315.0 million, and (v) resets the minimum shareholders’ equity test.

On December 5, 2025, the Fund entered into a joinder agreement (“Joinder Agreement”) which increased the aggregate amount of outstanding total revolving commitments under the Revolving Credit Facility to $365.0 million. The other material terms of the Revolving Credit Facility remain unchanged. As of March 31, 2026, there was $88.4 million drawn on the Revolving Credit Facility.

On November 18, 2024, the Fund entered into a Master Note Purchase Agreement (the “Master Note Purchase Agreement”), governing the issuance (a) on November 18, 2024, of $70.0 million aggregate principal amount of its 7.14% Series 2024A Senior Notes, Tranche A, due November 18, 2027 (the “Tranche A Notes”), and (b) on January 22, 2025 (subject to customary closing conditions), of $55.0 million aggregate principal amount of its 7.33% Series 2024A Senior Notes, Tranche B, due January 22, 2030 (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”), to qualified institutional investors in a private placement. The Tranche A Notes bear interest at a rate equal to 7.14% per annum that is payable semi-annually on May 18 and November 18 of each year, beginning on May 18, 2025. The Tranche B Notes bear interest at a rate equal to 7.33% per annum that is payable semi-annually on January 22 and July 22 of each year, beginning on July 22, 2025. The Notes will be guaranteed by certain domestic subsidiaries of the Fund that are formed or acquired by the Fund in the future (collectively, the “Guarantors”). The Tranche A Notes were issued at a closing on November 18, 2024, and the Tranche B Notes were issued at a closing which occurred on January 22, 2025. As of March 31, 2026, there was $70.0 million and $55.0 million, respectively, outstanding on the Tranche A Notes and Tranche B Notes.

On May 28, 2025, BlackRock Private Credit Fund Leverage II, LLC (the “SG Borrower”), a Delaware limited liability company and wholly-owned subsidiary of the Fund, established the SG Revolving Credit Facility, a $200.0 million revolving credit facility with Societe Generale as Administrative agent (the "SG Revolving Credit Facility”). The SG Revolving Credit Facility matures on May 29, 2027 and generally bears interest at term SOFR plus, for a period of 1 year from the date of entry into the SG Revolving Credit Facility, 1.15% and, thereafter, 1.25%. The proceeds of the SG Revolving Credit Facility were used to acquire a portfolio of broadly syndicated leveraged loans (the “SG Portfolio Assets”). Pursuant to a collateral management agreement between the SG Borrower and the Fund, the Fund was responsible for the selection, management and reporting of the SG Portfolio Assets. The SG Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the SG Borrower of additional indebtedness and on the SG Borrower’s ability to make distributions, as well as customary events of default. As of September 30, 2025, the SG Borrower was in full compliance with such covenants. As of March 31, 2026, there was $200.0 million drawn on the SG Revolving Credit Facility.

On October 1, 2025, the Fund closed on an offering 110 promissory notes due October 1, 2055 (the “Promissory Notes”) in a private offering, with each Promissory Note being issued in connection with the issuance of one common share of the Fund (the “Promissory Notes Offering”) to accredited investors (as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”). The aggregate principal amount of the Promissory Notes is $110,000 less the net asset value, as of October 1, 2025, of the common shares issued in the Promissory Notes Offering. The Fund will pay an interest totaling $120 per year on each outstanding Promissory Note, with such interest to be paid semi-annually on or before June 30 and December 31 each year, beginning on December 31, 2025.

On October 8, 2025, the Fund entered into the First Supplement (the “First Supplement”) to the Master Note Purchase Agreement, dated November 18, 2024, as supplemented by the First Supplement, the “Purchase Agreement”), governing the issuance (a) on October 8, 2025, of $150.0 million aggregate principal amount of its 6.14% Series 2025A Senior Notes, Tranche B, due October 8, 2030 (the “2025A Tranche B Notes”), and (b) on December 17, 2025 (subject to customary closing conditions), of $50.0 million aggregate principal amount of its 5.78% Series 2025A Senior Notes, Tranche A, due December 17, 2028 (the “2025A Tranche A Notes” and, together with the 2025A Tranche B Notes, the “2025A Notes”), to qualified institutional investors in a private placement. The 2025A Tranche B Notes were issued on October 8, 2025 and the 2025A Tranche A Notes were issued on December 17, 2025, subject to customary closing conditions.

The 2025A Tranche B Notes bear an interest rate of 6.14% per year and are payable semi-annually on April 8 and October 8, beginning April 8, 2026. The 2025A Tranche A Notes bear an interest rate of 5.78% per year payable semi-annually on June 17 and December 17 of each year, beginning on June 17, 2026. The 2025A Notes may be redeemed in whole or in part at any time or from time to time at the Fund’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Fund is obligated to offer to prepay the 2025A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The 2025A Notes are general unsecured obligations of the Fund that rank pari passu with all outstanding and future unsecured and unsubordinated indebtedness issued by the Fund.

On March 13, 2026, BlackRock Private Credit Fund Leverage III, LLC (“PCFL III”), a subsidiary of the Fund, entered into a Loan and Security Agreement (the “Loan Agreement”). The parties to the Loan Agreement include PCFL III as borrower, Bank of Montreal, the lenders party thereto from time to time (each a “Lender” and collectively, the “Lenders”), the Fund as collateral manager and as equity holder and State Street Bank and Trust Company, as collateral custodian. The proceeds of the Loan Agreement are to be used to acquire a portfolio of middle market leveraged loans (the “Portfolio Assets”) in the manner described in the Loan Agreement. PCFL III has acquired these Portfolio Assets through a sale and purchase agreement, dated as of March 13, 2026, executed between the Fund, as seller, and PCFL III, as buyer and a master participation agreement, dated as of March 13, 2026, executed between BlackRock Private Credit Fund Leverage I, LLC, as seller, and PCFL III, as buyer. Pursuant to the Loan Agreement, PCFL III has appointed the Fund to act as the collateral manager in the selection, management, and reporting of the Portfolio Assets in accordance with the Loan Agreement. The maximum amount of commitments under the Loan Agreement that can be drawn by PCFL III is (a) for a period of 3 years from the date of the Loan Agreement, $200 million; and (b) thereafter, an amount equal to the outstanding principal amount of the loans. The applicable interest rate on the loans drawn under the Loan Agreement is the benchmark rate (Daily Simple SOFR rate) plus (a) for a period of 3 years from the date of the Loan Agreement, 1.50%, and (b) thereafter, 1.75%. As of March 31, 2026, there was $50.0 million drawn on the BMO Revolving Credit Facility.

Under Section 61(a) of the 1940 Act, prior to March 23, 2018, a BDC was generally not permitted to issue senior securities unless after giving effect thereto the BDC met a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities, to total senior securities, which includes all borrowings of the BDC, of at least 200%. On March 23, 2018, the Small Business Credit Availability Act (“SBCAA”) was signed into law, which among other things, amended Section 61(a) of the 1940 Act to add a new Section 61(a)(2) that reduces the asset coverage requirement applicable to BDCs from 200% to 150% so long as the BDC meets certain disclosure requirements and obtains certain approvals. After obtaining shareholder approval by written consent on March 16, 2022, the Fund’s asset coverage requirement was reduced from 200% to 150%, as set forth in Section 61(a)(2) of the 1940 Act, as amended by the SBCAA. As of March 31, 2026, the Fund's asset coverage ratio was 276%.

Net cash used in operating activities for the three months ended March 31, 2026 was $97.6 million, consisting primarily of the settlement of acquisitions of investments (net of dispositions) of $141.5 million and net investment income (net of non-cash income and expenses) of approximately $43.9 million.

Net cash provided by financing activities was $153.8 million for the three months ended March 31, 2026, consisting primarily of $122.4 million in proceeds from share issuances, $87.4 million in credit facility draws (net of repayments), offset by $24.6 million dividends paid in cash to shareholders, $29.1 million payments of repurchased shares and $2.3 million payments of debt issuance costs.

At March 31, 2026, we had $277.4 million in cash and cash equivalents.

Share Transactions

The following table summarizes transactions in Common Shares for the three months ended March 31, 2026 and March 31, 2025:

	For the Three Months Ended March 31,
	2026		2025
	Shares	Amount	Shares	Amount
Institutional Class
Subscriptions	4,789,526	$113,922,821	3,896,779	$96,387,448
Share transfers between classes	2,067	49,059	—	—
Distributions reinvested	579,964	13,798,918	468,209	11,580,885
Share Repurchases	(1,092,055)	(26,155,701)	(53,212)	(1,317,216)
Net Increase (Decrease)	4,279,502	$101,615,097	4,311,776	$106,651,117

Class S
Subscriptions	352,947	$8,409,300	795,280	$19,665,500
Distributions reinvested	21,636	514,730	4,161	102,864
Share Repurchases	(123,884)	(2,960,789)	(3,084)	(76,445)
Net Increase (Decrease)	250,699	$5,963,241	796,357	$19,691,919

Class D
Subscriptions	3,427	$81,500	20,572	$508,750
Distributions reinvested	1,786	42,486	129	3,186
Share Repurchases	—	—	—	—
Share transfers between classes	(2,067)	(49,059)	—	—
Net Increase (Decrease)	3,146	$74,927	20,701	$511,936

The following table presents information with respect to the Fund's repurchases for the three months ended March 31, 2026 and March 31, 2025:

Repurchase Offer Commencement Date	Repurchase request deadline	Number of Shares Repurchased (All Classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (All Classes)(2)	Maximum number of shares that may yet be repurchased(3)
January 30, 2026	February 27, 2026	2,957,174	4.2%	$23.52	March 31, 2026	$69,530,707	—

______________________

(1)
Percentage is based on total shares as of the close of the previous calendar quarter.
(2)
Net of Early Repurchase Deduction (if any).
(3)
All repurchase requests were satisfied in full.

Repurchase Offer Commencement Date	Repurchase request deadline	Number of Shares Repurchased (All Classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (All Classes)(2)	Maximum number of shares that may yet be repurchased(3)
January 31, 2025	February 28, 2025	139,189	0.5%	$24.42	March 31, 2025	$3,398,946	—

______________________

(1) Percentage is based on total shares as of the close of the previous calendar quarter.

(2) Net of Early Repurchase Deduction (if any).

(3) All repurchase requests were satisfied in full.

Contractual obligations

We have entered into several contracts under which we have future commitments. Pursuant to the Advisory Agreement, the Investment Adviser manages our day-to-day operations and provides investment advisory services to us. Payments under the Advisory Agreement are equal to a percentage of the value of our total assets (excluding cash and cash equivalents) and an incentive fee, plus reimbursement of certain expenses incurred by the Investment Adviser. Under our Administration Agreement, the Administrator provides us with administrative services, facilities and personnel. Payments under the Administration Agreement are equal to an allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us, and may include rent and our allocable portion of the cost of certain of our officers and their respective staffs. We are responsible for reimbursing the Investment Adviser for due diligence and negotiation expenses, fees and expenses of custodians, administrators, transfer and distribution agents, counsel and directors, insurance, filings and registrations, proxy expenses, expenses of communications to investors, compliance expenses, interest, taxes, portfolio transaction expenses, costs of responding to regulatory inquiries and reporting to regulatory authorities, costs and expenses of preparing and maintaining our books and records, indemnification, litigation and other extraordinary expenses and such other expenses as are approved by the directors as being reasonably related to our organization, offering, capitalization, operation or administration and any portfolio investments, as applicable. The Investment Adviser is not responsible for any of the foregoing expenses. The Fund may terminate each of the Advisory Agreement and Administration Agreement without penalty upon not less than 60 days’ written notice to the other party and the Investment Adviser and the Administrator may terminate the Advisory Agreement or Administration Agreement, as applicable, without penalty upon not less than 120 days’ written notice to the other party. The Sub-Advisory Agreement may be terminated as a whole at any time by the Fund without the payment of any penalty, upon the vote of a majority of the Board of Trustees or a majority of the outstanding voting securities of the Fund or by the Investment Adviser or the Sub-Adviser, on 60 days’ written notice by either party to the other.

On June 3, 2022, the Fund entered into the Credit Facility, a $200 million revolving credit facility that matures on June 3, 2032 and generally bears interest at a floating rate. On September 8, 2023, the Borrower entered into Amendment No. 1 to the Credit Facility. The Amendment extended the term commitment termination date under the Credit Facility with respect to term commitments entered into on the closing date to December 8, 2023. On December 15, 2023, the Borrower entered into Amendment No. 2 to the Credit Facility. The Second Amendment increased the total revolving commitments from $50.0 million to $75.0 million, increased total term commitments from $150.0 million to $225.0 million, and increased the facility margin level applicable to the borrower. On November 27, 2024, the Fund entered into the First Amended and Restated Credit and Security Agreement to the Credit Facility, which, among other things, increased the total revolving commitments from $75.0 million to $125.0 million and increased total term commitments from $225.0 million to $325.0 million. On May 2, 2025, the Fund entered into the Amendment No. 1 to First Amended and Restated Credit and Security Agreement to the Credit Facility, which, among other things, increased the total revolving commitments from $125.0 million to $150.0 million and increased total term commitments from $325.0 million to $500.0 million.

On December 12, 2025, the Fund entered into Amendment No. 2 to First Amended and Restated Credit and Security Agreement (the “Second Amendment”) to extend the commitment period for certain undrawn term loan commitments to May 2, 2026. As of March 31, 2026, there was $260.0 million drawn on the Credit Facility.

On April 19, 2024, the Fund entered into the Revolving Credit Facility that matures on April 19, 2029 and generally bears interest at either (i) term SOFR plus a credit spread adjustment plus margin of 2.00% or 1.875% per annum or (ii) the prime rate plus a margin of 2.00% or 1.875% per annum, in each case subject to certain conditions. The Fund may elect either the term SOFR or prime rate at the time of drawdown. The Revolving Credit Facility includes usual and customary events of default for credit facilities of this nature. On November 4, 2024, the Fund increased the commitment on the Revolving Credit Facility from $75 million to $150 million.

On August 7, 2025, the Fund (i) extended the revolver availability period from April 2028 to August 2029, (ii) extended the scheduled maturity date from April 19, 2029 to August 19, 2030, (iii) increased the accordion provision to permit increases to a total facility amount of up to $600 million, (iv) increased the total facility amount from $150 million to $315 million and (v) reset the minimum shareholders’ equity test.

On December 5, 2025, the Fund entered into a joinder agreement (“Joinder Agreement”) which increased the aggregate amount of outstanding total revolving commitments under the Revolving Credit Facility to $365.0 million. The other material terms of the Revolving Credit Facility remain unchanged. As of March 31, 2026, there was $88.4 million drawn on the Revolving Credit Facility.

On November 18, 2024, the Fund entered into the Master Note Purchase Agreement, governing the issuance (a) on November 18, 2024, of $70,000,000 aggregate principal amount of its 7.14% Tranche A Notes, due November 18, 2027, and (b) on January 22, 2025, of $55,000,000 aggregate principal amount of its 7.33% Tranche B Notes, due January 22, 2030. As of March 31, 2026, there was $70.0 million and $55.0 million, respectively outstanding on the Tranche A Notes and Tranche B Notes.

On May 28, 2025, SG Borrower entered into the SG Revolving Credit Facility, a $200.0 million revolving credit facility with Societe Generale as Administrative agent. The SG Revolving Credit Facility matures on May 29, 2027 and generally bears interest at term SOFR plus, for a period of 1 year from the date of entry into the SG Revolving Credit Facility, 1.15% and, thereafter, 1.25%. The SG Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the SG Borrower of additional indebtedness and on the SG Borrower’s ability to make distributions, as well as customary events of default. As of March 31, 2026, there was $200.0 million drawn on the SG Revolving Credit Facility.

On October 1, 2025, the Fund closed on an offering 110 promissory notes due October 1, 2055 (the “Promissory Notes”) in a private offering, with each Promissory Note being issued in connection with the issuance of one common share of the Fund (the “Promissory Notes Offering”) to accredited investors (as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”). The aggregate principal amount of the Promissory Notes is $110,000 less the net asset value, as of October 1, 2025, of the common shares issued in the Promissory Notes Offering. The Fund will pay an interest totaling $120 per year on each outstanding Promissory Note, with such interest to be paid semi-annually on or before June 30 and December 31 each year, beginning on December 31, 2025.

On October 8, 2025, the Fund entered into the First Supplement to the Master Note Purchase Agreement, dated November 18, 2024, governing the issuance of $150.0 million in aggregate principal amount of its 6.14% Series 2025A Senior Notes, Tranche B (the “2025A Tranche B Notes”), and $50.0 million aggregate principal amount of its 5.78% Series 2025A Senior Notes, Tranche A (the “2025A Tranche A Notes” and, together with the 2025A Tranche B Notes, the “2025A Notes”), to qualified institutional investors in a private placement. The 2025A Tranche B Notes were issued on October 8, 2025 and the 2025A Tranche A Notes will be issued on December 17, 2025, subject to customary closing conditions. The 2025A Tranche B Notes bear an interest rate of 6.14% per year and are due on October 8, 2030, unless redeemed, purchased, or prepaid prior to such date by the Fund or its affiliates in accordance with their terms. The 2025A Tranche A Notes will bear an interest rate of 5.78% per year and will be due on December 17, 2028, unless redeemed, purchased, or prepaid prior to such date by the Fund or its affiliates in accordance with their terms. Interest on the 2025A Tranche B Notes will be due semiannually, beginning April 8, 2026. Interest on the 2025A Tranche A Notes will be due semiannually, beginning June 17, 2026. The Fund is obligated to offer to prepay the 2025A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The 2025A Notes are general unsecured obligations of the Fund that rank pari passu with all outstanding and future unsecured and unsubordinated indebtedness issued by the Fund. In addition, in the event that a Below Investment Grade Event occurs, the 2025A Notes will bear interest at the rate per annum which is 1.00% above the interest rate then in effect on the applicable 2025A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which such Below Investment Grade Event is no longer continuing. As of December 31, 2025, there was $150.0 million and $50.0 million, respectively, outstanding on the 2025A Tranche B Notes and 2025A Tranche A Notes.

On March 13, 2026, BlackRock Private Credit Fund Leverage III, LLC (“PCFL III”), a subsidiary of the Fund, entered into a Loan and Security Agreement (the “Loan Agreement”). The parties to the Loan Agreement include PCFL III as borrower, Bank of Montreal, the lenders party thereto from time to time (each a “Lender” and collectively, the “Lenders”), the Fund as collateral manager and as equity holder and State Street Bank and Trust Company, as collateral custodian. The proceeds of the Loan Agreement are to be used to acquire a portfolio of middle market leveraged loans (the “Portfolio Assets”) in the manner described in the Loan Agreement. PCFL III has acquired these Portfolio Assets through a sale and purchase agreement, dated as of March 13, 2026, executed between the Fund, as seller, and PCFL III, as buyer and a master participation agreement, dated as of March 13, 2026, executed between BlackRock Private Credit Fund Leverage I, LLC, as seller, and PCFL III, as buyer. Pursuant to the Loan Agreement, PCFL III has appointed the Fund to act as the collateral manager in the selection, management, and reporting of the Portfolio Assets in accordance with the Loan Agreement. The maximum amount of commitments under the Loan Agreement that can be drawn by PCFL III is (a) for a period of 3 years from the date of the Loan Agreement, $200 million; and (b) thereafter, an amount equal to the outstanding principal amount of the loans. The applicable interest rate on the loans drawn under the Loan Agreement is the benchmark rate (Daily Simple SOFR rate) plus (a) for a period of 3 years from the date of the Loan Agreement, 1.50%, and (b) thereafter, 1.75%. As of March 31, 2026, there was $50.0 million drawn on the BMO Revolving Credit Facility.

We cannot assure shareholders that we will be able to enter into any other credit facilities on favorable terms or at all. In connection with any other credit facilities or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. Borrowings under the Credit Facility, the Revolving Credit Facility, the SG Revolving Credit Facility, and the BMO Revolving Credit Facility are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

Distributions

Our dividends and distributions to shareholders, if any, are determined and declared by our Board of Trustees and are recorded on the ex-dividend date. Distributions are declared considering our estimate of annual taxable income available for distribution to shareholders and the amount of taxable income carried over from the prior year for distribution in the current year. We do not have a policy to pay distributions at a specific level and expect to continue to distribute substantially all of our taxable income. We cannot assure shareholders that they will receive any distributions or distributions at a particular level.

Institutional Class Shares

The following tables summarize the Fund’s dividends declared and paid for the Institutional Class shares for the three months ended March 31, 2026 and March 31, 2025:

Date Declared	Record Date	Payment Date	Type	Amount Per Share	Total Amount
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.2300	$5,923,347
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.2300	6,249,265
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.2300	6,588,559
				$0.6900	$18,761,171
January 26, 2026	January 29, 2026	February 25, 2026	Regular	$0.1956	$12,008,822
February 24, 2026	February 26, 2026	March 27, 2026	Regular	0.1951	12,384,535
March 25, 2026	March 30, 2026	April 28, 2026	Regular	0.1922	12,554,379
				$0.5829	$36,947,736

Class S Shares

The following table summarizes the Fund's dividends declared for the Class S shares for the three months ended March 31, 2026 and March 31, 2025:

Date Declared	Record Date	Payment Date	Type	Gross Amount Per Share	Amount Per Share Net of Shareholder Servicing and/or Distribution Fees	Gross Amount	Net Amount
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.2300	$0.2124	$472,537	$436,377
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.2300	0.2125	527,138	487,029
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.2300	0.2125	599,042	553,463
.				$0.6900	$0.6374	$1,598,717	$1,476,870
January 26, 2026	January 29, 2026	February 25, 2026	Regular	$0.1956	$0.1786	$937,564	$856,245
February 24, 2026	February 26, 2026	March 27, 2026	Regular	0.1951	0.1782	963,373	879,794
March 25, 2026	March 30, 2026	April 28, 2026	Regular	0.1922	0.1755	967,310	883,414
				$0.5829	$0.5323	$2,868,248	$2,619,454

Class D Shares

The following table summarizes the Fund's dividends declared for the Class D shares for the three months ended March 31, 2026 and March 31, 2025:

Date Declared	Record Date	Payment Date	Type	Gross Amount Per Share	Amount Per Share Net of Shareholder Servicing and/or Distribution Fees	Gross Amount	Net Amount
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.2300	$0.2248	$30,170	$29,488
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.2300	0.2248	32,328	31,597
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.2300	0.2249	34,059	33,304
.				$0.6900	$0.6745	$96,557	$94,389
January 26, 2026	January 29, 2026	February 25, 2026	Regular	$0.1956	$0.1906	$18,544	$18,071
February 24, 2026	February 26, 2026	March 27, 2026	Regular	0.1951	0.1901	18,656	18,180
March 25, 2026	March 30, 2026	April 28, 2026	Regular	0.1922	0.1873	18,546	18,073
				$0.5829	$0.5680	$55,747	$54,325

Tax characteristics of any distributions are reported to shareholders on Form 1099-DIV or Form 1042-S after the end of the calendar year.

We have elected to be taxed as a RIC under Subchapter M of the Code. In order to maintain favorable RIC tax treatment, we must distribute annually to our shareholders at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of the assets legally available for distribution. In order to avoid certain excise taxes imposed on RICs, we must distribute during each calendar year an amount at least equal to the sum of:

•
98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

•
98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for the one-year period generally ending on October 31 of the calendar year; and
•
certain undistributed amounts from previous years on which we paid no U.S. federal income tax.

We may, at our discretion, carry forward taxable income in excess of calendar year distributions and pay a 4% excise tax on this income. If we choose to do so, all other things being equal, this would increase expenses and reduce the amounts available to be distributed to our shareholders. We will accrue excise tax on estimated taxable income as required. In addition, although we currently intend to distribute realized net capital gains (i.e., net long-term capital gains in excess of short-term capital losses), if any, at least annually, out of the assets legally available for such distributions, we may in the future decide to retain such capital gains for investment.

We may not be able to achieve operating results that will allow us to make dividends and distributions at a specific level or to increase the amount of these dividends and distributions from time to time. Also, we may be limited in our ability to make dividends and distributions due to the asset coverage test applicable to us as a BDC under the 1940 Act and due to provisions in our existing and future credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of favorable RIC tax treatment. In addition, in accordance with GAAP and tax regulations, we include in income certain amounts that we have not yet received in cash, such as PIK interest, which represents contractual interest added to the loan balance that becomes due at the end of the loan term, or the accrual of original issue or market discount. Since we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirement to distribute at least 90% of our investment company taxable income to obtain tax benefits as a RIC and may be subject to an excise tax.

In order to satisfy the annual distribution requirement applicable to RICs, we have the ability to pay a large portion of a dividend in our common Shares instead of in cash. As long as a sufficient portion of such dividend is paid in cash (which portion can generally be as low as 20%) and certain requirements are met, the entire distribution would be treated as a dividend for U.S. federal income tax purposes.

Related Parties

We have entered into a number of business relationships with affiliated or related parties, including the following:

•
The Fund has entered into an Advisory Agreement with the Investment Adviser.
•
The Fund and the Investment Adviser have entered into the Sub-Advisory Agreement with the Sub-Adviser.
•
The Fund has entered into the Administration Agreement with the Administrator.
•
The Fund has entered into a royalty-free license agreement with BlackRock and the Investment Adviser, pursuant to which each of BlackRock and the Investment Adviser has agreed to grant us a non-exclusive, royalty-free license to use the name "BlackRock".
•
The Fund and the Distributor have entered into the Distribution Agreement.
•
The Fund has entered into the Expense Support and Conditional Reimbursement Agreement with the Investment Adviser.

The Advisers and their affiliates, employees and associates currently do and, in the future, may manage other funds and accounts. The Advisers and their affiliates may determine that an investment is appropriate for us and for one or more of those other funds or accounts. Accordingly, conflicts may arise regarding the allocation of investments or opportunities among us and those accounts. In general, the Advisers will allocate investment opportunities pro rata among us and the other funds and accounts (assuming the investment satisfies the objectives of each) based on the amount of committed capital each then has available. The allocation of certain investment opportunities in private placements is subject to independent director approval pursuant to the terms of the co-investment exemptive order applicable to us. In certain cases, investment opportunities may be made other than on a pro rata basis. For example, we may desire to retain an asset at the same time that one or more other funds or accounts desire to sell it or we may not have additional capital to invest at a time the other funds or accounts do. If the Advisers are unable to manage our investments effectively, we may be unable to achieve our investment objective. In addition, the Advisers may face conflicts in allocating investment opportunities between us and certain other entities that could impact our investment returns. While our ability to enter into transactions with our affiliates is restricted under the 1940 Act, we have received an exemptive order from the SEC permitting certain affiliated investments subject to certain conditions. As a result, we may face conflicts of interests and investments made pursuant to the exemptive order conditions which could in certain circumstances affect adversely the price paid or received by us or the availability or size of the position purchased or sold by us.

Recent Developments

On April 1, 2026, the Fund accepted $23.9 million of additional subscriptions, to purchase $22.0 million of additional Institutional shares and $1.9 million of additional Class S shares, par value $0.001 per share. On April 20, 2026, the number of shares being purchased was fixed when the purchase price of $23.52 per Institutional and Class S shares were determined by the Fund. As a result, the Fund issued 0.9 million Institutional shares and 0.1 million Class S shares and received $23.9 million in proceeds.

On April 29, 2026, the Fund declared a regular distribution as follows:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Institutional Shares	$0.1921	$—	$0.1921
Class S Shares	0.1921	0.0167	0.1754
Class D Shares	0.1921	0.0049	0.1872

The distribution will be payable to shareholders of record at the close of business on April 29, 2026 and will be paid on May 27, 2026. The distribution will be paid in cash or reinvested in Fund shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. At March 31, 2026, 100.0% of debt investments in our portfolio bore interest based on floating rates, such as SOFR, or the Prime Rate. The interest rates on such investments generally reset by reference to the current market index after one to six months. At March 31, 2026, the percentage of floating rate debt investments in our portfolio that were subject to an interest rate floor was 79.7%. Floating rate investments subject to a floor generally reset by reference to the current market index after one to six months only if the index exceeds the floor.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. Because we fund a portion of our investments with borrowings, our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. We assess our portfolio companies periodically to determine whether such companies will be able to continue making interest payments in the event that interest rates increase. There can be no assurances that the portfolio companies will be able to meet their contractual obligations at any or all levels of increases in interest rates.

Based on our Consolidated Statement of Assets and Liabilities as of March 31, 2026, the following table shows the annual impact on net investment income (excluding the related incentive fee impact) of base rate changes in interest rates (considering interest rate floors for variable rate instruments and the fact that our assets and liabilities may not have the same base rate period as assumed in this table) assuming no changes in our investment and borrowing structure:

Basis Point Change	Net Investment Income	Net Investment Income Per Share
Up 300 basis points	$55,020,797	$0.78
Up 200 basis points	36,667,636	0.52
Up 100 basis points	18,314,474	0.26
Down 100 basis points	(18,201,074)	(0.26)
Down 200 basis points	(35,893,603)	(0.51)
Down 300 basis points	(50,527,611)	(0.72)

Item 4. Controls and Procedures

Disclosure Controls and Procedures

As of the end of the period covered by this report, we, including our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). Based on our evaluation, our management, including the chief executive officer and chief financial officer, concluded that our disclosure controls and procedures were effective in timely alerting management, including the chief executive officer and chief financial officer, of material information about us required to be included in our periodic SEC filings. However, in evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, are based upon certain assumptions about the likelihood of future events and can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Internal Control Over Financial Reporting

There has not been any change in our internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Part II – Other Information

Item 1. Legal Proceedings

Although we may, from time to time, be involved in litigation arising out of our operations in the normal course of business or otherwise, we are currently not a party to any pending material legal proceedings.

Item 1A. Risk Factors

There have been no material changes to the risk factors discussed in our Annual Report. In addition to the other information set forth in this report, you should carefully consider the risk factors discussed in our Annual Report, which could materially affect our business, financial condition and/or operating results. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Refer to our Current Reports on Form 8-K filed with the SEC on January 26, 2026, February 25, 2026, March 25, 2026 and April 24, 2026 for information about unregistered sales of our equity securities during the quarter.

The following table presents information with respect to the Fund's repurchases for the three months ended March 31, 2026:

Repurchase Offer Commencement Date	Repurchase request deadline	Number of Shares Repurchased (All Classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (All Classes)(2)	Maximum number of shares that may yet be repurchased(3)
January 30, 2026	February 27, 2026	2,957,174	4.2%	$23.52	March 31, 2026	$69,530,707	—

_____________________

(1)
Percentage is based on total shares as of the close of the previous calendar quarter.
(2)
Net of Early Repurchase Deduction (if any).
(3)
All repurchase requests were satisfied in full.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information

Section 13(r) Disclosure

Pursuant to Section 219 of the Iran Threat Reduction and Syria Human Rights Act of 2012, which added Section 13(r) of the Exchange Act, we hereby incorporate by reference herein Exhibit 99.1 of this report, which includes disclosures regarding activities at Malaysia Airport Holdings Berhad, in which certain funds and entities affiliated with Global Infrastructure Management, LLC, a consolidated subsidiary of BlackRock, Inc., obtained a minority non-controlling interest.

Item 6. Exhibits

The following exhibits are filed as part of this report or hereby incorporated by reference to exhibits previously filed with the SEC:

Number	Description
3.1	Certificate of Trust of the Registrant(1)
3.2	Fourth Amended and Restated Agreement and Declaration of Trust of the Registrant(2)
3.3	Amendment No. 1 to the Fourth Amended and Restated Agreement and Declaration of Trust of the Registrant(3)
3.4	Second Amended and Restated Bylaws of the Registrant(4)
3.5	Amendment No. 1 to the Second Amended and Restated Bylaws of the Registrant(5)
10.1

Loan and Security Agreement, dated as of March 13, 2026, by and among BlackRock Private Credit Fund Leverage III, LLC as borrower, Bank of Montreal, the lenders party thereto from time to time, the Registrant as collateral manager and as equityholder, and State Street Bank and Trust Company as collateral custodian(6)

10.2	Sale and Purchase Agreement, dated as of March 13, 2026, between the Registrant, as seller, and BlackRock Private Credit Fund Leverage III, LLC, as buyer(7)
10.3	Master Participation Agreement, dated as of March 13, 2026, between BlackRock Private Credit Fund Leverage I, LLC, as seller, and BlackRock Private Credit Fund Leverage III, LLC, as buyer(8)
31.1	Certification of Chief Executive Officer Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934*
31.2	Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934*
32.1	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U. S. C. 1350)*
99.1	Disclosure Pursuant to Section 13(r) of the Exchange Act*
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

(1)
Previously filed as Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-262035) filed on April 14, 2022 and incorporated herein by reference.
(2)
Previously filed as Exhibit 3.1 to the Registrant’s Form 8-K dated as of November 2, 2022 and incorporated herein by reference.
(3)
Previously filed as Exhibit 3.1 to the Registrant’s Form 8-K dated as of August 1, 2025 and incorporated herein by reference.
(4)
Previously filed as Exhibit 99.1 to the Registrant’s Form 8-K dated as of August 2, 2024 and incorporated herein by reference.
(5)
Previously filed as Exhibit 3.2 to the Registrant’s Form 8-K dated as of August 1, 2025 and incorporated herein by reference.
(6)
Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K dated as of March 19, 2026 and incorporated herein by reference.
(7)
Previously filed as Exhibit 10.2 to the Registrant’s Form 8-K dated as of March 19, 2026 and incorporated herein by reference.
(8)
Previously filed as Exhibit 10.3 to the Registrant’s Form 8-K dated as of March 19, 2026 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

BlackRock Private Credit Fund

Date: May 7, 2026	By:	/s/ Philip Tseng
	Name:	Philip Tseng
	Title:	Trustee and Chief Executive Officer (Principal Executive Officer)

Date: May 7, 2026	By:	/s/ Erik L. Cuellar
	Name:	Erik L. Cuellar
	Title:	Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)